Exhibit 4.46

EXECUTION COPY

INDENTURE

Dated as of May 9, 2003

Among

HMP EQUITY HOLDINGS CORPORATION, as Issuer,

ICI ALTA INC. (to be renamed ALTA ONE INC.),
as Guarantor,

and

WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION,
as Trustee

15% Senior Secured Discount Notes due 2008

i

Note:                                           This Table of Contents shall not, for any purpose, be deemed to be part of this Indenture.

v

INDENTURE, dated as of May 9, 2003, among HMP EQUITY HOLDINGS CORPORATION, a Delaware corporation (the “Company”), ICI ALTA INC. (to be renamed ALTA ONE INC.), a Delaware corporation (“Guarantor”), and WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, a national banking association, as trustee (the “Trustee”).

The Company has duly authorized the creation of an issue of Senior Secured Discount Notes due 2008 in the form of $875,000,000 aggregate principal amount at maturity of Initial Notes (as defined below) pursuant to this Indenture, and, to provide therefor, the Company has duly authorized the execution and delivery of this Indenture.

Each party hereto agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Company’s Notes:

ARTICLE ONE

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.                                              Definitions.

“A Notes” means the $945,048,000 principal amount at maturity of 13.375% Senior Discount Notes due 2009 of HIH.

“Acceleration Notice” has the meaning provided in Section 6.02.

“Accreted Value” means, as of any date prior to May 15, 2008, an amount per $1,000 principal amount at maturity of Notes that is equal to the sum of (a) the initial accreted value of $484.03 per $1,000 principal amount at maturity of Notes and (b) the portion of the excess of the principal amount of Notes over such initial accreted value which shall have been amortized through such date, such amount to be so amortized on a daily basis and compounded semiannually on each May 15 and November 15, commencing November 15, 2003, at the Applicable Rate from the Issue Date of the Notes through the date of determination computed on the basis of a 360-day year of twelve 30-day months, and as of any date after May 15, 2008, the principal amount at maturity of the Notes.

“Acquired Indebtedness” means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary or at the time it merges or consolidates with or into the Company or any of its Restricted Subsidiaries or assumed in connection with the acquisition of assets from such Person and in each case not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary or such acquisition, merger or consolidation, except for

Indebtedness of a Person or any of its Subsidiaries that is repaid at the time such Person becomes a Restricted Subsidiary or at the time it merges or consolidates with or into the Company or any of its Restricted Subsidiaries.

“Additional Pledged Shares” shall have the meaning assigned to such term in the Pledge Agreement.

“Affiliate” means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person.  The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative of the foregoing; provided, however, that none of the Initial Purchasers or their Affiliates shall be deemed to be an Affiliate of the Company.

“Affiliate Transaction” has the meaning provided in Section 4.16.

“Agent” means any Registrar, Paying Agent or Co-Registrar.

“Agent Member” means, with respect to the Depository, any member of, or participant in, the Depository.

“Applicable Procedures” has the meaning provided in Section 2.16(a)(ii).

“Applicable Rate” means 15% per annum, subject to increase as required by Section 2.12 and the Registration Rights Agreement.

“Asset Acquisition” means, with respect to any Person:

(a)                                  an Investment by a Person or any of its Restricted Subsidiaries in any other Person pursuant to which such Person shall become a Restricted Subsidiary of such Person or any Restricted Subsidiary of such Person, or shall be merged with or into such Person or of any Restricted Subsidiary of such Person; or

(b)                                 the acquisition by such Person or any Restricted Subsidiary of such Person of the assets of any Person (other than a Restricted Subsidiary of such Person) which constitute all or substantially all the assets of such Person or comprise any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

“Asset Sale” means any direct or indirect sale, issuance, conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business), assignment or other transfer for value by the Company or any of its Restricted Subsidiaries (including any

Sale and Leaseback Transaction) to any Person other than the Company or its Restricted Subsidiaries of (a) any Capital Stock of any Restricted Subsidiary of the Company that does not constitute Pledged Collateral (as defined in the Pledge Agreement); or (b) any other property or assets of the Company or any of its Restricted Subsidiaries that does not constitute Pledged Collateral other than in the ordinary course of business; provided, however, that Asset Sales shall not include:

(i)                                     a transaction or series of related transactions for which the Company or its Restricted Subsidiaries receive aggregate consideration of less than $2.5 million;

(ii)                                  sales of accounts receivable and related assets (including contract rights) of the type specified in the definition of “Qualified Securitization Transaction” to a Securitization Entity for the fair market value thereof;

(iii)                               sales or grants of licenses to use the patents, trade secrets, know-how and other intellectual property of the Company or any of its Restricted Subsidiaries to the extent that such license does not prohibit the Company or any of its Restricted Subsidiaries from using the patent, trade secret, know-how or technology licensed or require the Company or any of its Restricted Subsidiaries to pay any fees for any such use;

(iv)                              the sale, lease, conveyance, disposition or other transfer:

(a)                                  of all or substantially all the assets of the Company as permitted by Section 5.01;

(b)                                 of any Capital Stock or other ownership interest in or assets or property of an Unrestricted Subsidiary or a Person which is not a Subsidiary;

(c)                                  involving only Cash Equivalents, Foreign Cash Equivalents or inventory in the ordinary course of business or obsolete equipment in the ordinary course of business consistent with past practices of the Company;

(d)                                 pursuant to any foreclosure of assets or other remedy provided by applicable law to a creditor of the Company or any of its Subsidiaries with a Lien on such assets, which Lien is permitted under this Indenture; provided that such foreclosure or other remedy is conducted in a commercially reasonable manner or in accordance with any bankruptcy law; or

(e)                                  including only the lease or sublease of any real or personal property in the ordinary course of business;

(v)                                 the consummation of any transaction in accordance with Section 4.03;

(vi)                              the making of Permitted Investments; and

(vii)                           any merger or consolidation consummated in compliance with Section 5.01.

“Australian Unrestricted Subsidiaries” means the Unrestricted Subsidiaries referred to in clause (iii) of the definition of “Unrestricted Subsidiaries.”

“B Notes” means the 8% Senior Subordinated Discount Reset Notes due 2009 of HIH.

“B Notes Indenture” means the Amended and Restated Indenture dated as of December 20, 2001 between HIH and Wells Fargo Bank Minnesota, National Association, as successor in interest to Bank One, N.A., as trustee, as amended.

“Bankruptcy Law” means Title 11, United States Code or any similar federal, state or foreign law for the relief of debtors.

“BASF Note” means that certain $75 million 7% subordinated note payable to BASF Capital Corporation by Huntsman Specialty Chemicals Corporation.

“Board of Directors” means, as to any Person, the board of managers, the board of directors or other similar body of such Person or any duly authorized committee thereof.

“Board Resolution” means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means a day that is not a Saturday or Sunday or a day on which banking institutions in New York, New York are not required to be open.

“Capital Stock” means (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person; and (ii) with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests of such Person.

“Capitalized Lease” means a lease that is required to be classified and accounted for as a capitalized lease under GAAP.

“Capitalized Lease Obligations” means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

“Cash Equivalents” means:

(i)                                     a marketable obligation, maturing within two years after issuance thereof, issued or guaranteed by the United States of America or an instrumentality or agency thereof;

(ii)                                  a certificate of deposit or banker’s acceptance, maturing within one year after issuance thereof, issued by any lender under the Credit Facilities, or a national or state bank or trust company or a European, Canadian or Japanese bank, in each case having capital, surplus and undivided profits of at least $100,000,000 and whose long-term unsecured debt has a rating of “A” or better by S&P or A2 or better by Moody’s or the equivalent rating by any other nationally recognized rating agency (provided that the aggregate face amount of all Investments in certificates of deposit or bankers’ acceptances issued by the principal offices or branches of such European or Japanese banks located outside the United States shall not at any time exceed 33% of all Investments described in this definition);

(iii)                               open market commercial paper, maturing within 270 days after issuance thereof, which has a rating of A1 or better by S&P or P1 or better by Moody’s or the equivalent rating by any other nationally recognized rating agency;

(iv)                              repurchase agreements and reverse repurchase agreements with a term not in excess of one year with any financial institution which has been elected primary government securities dealers by the Federal Reserve Board or whose securities are rated AA- or better by S&P or Aa3 or better by Moody’s or the equivalent rating by any other nationally recognized rating agency relating to marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency or instrumentality thereof and backed by the full faith and credit of the United States of America;

(v)                                 “Money Market” preferred stock maturing within six months after issuance thereof or municipal bonds issued by a corporation organized under the laws of any state of the United States, which has a rating of “A” or better by S&P or Moody’s or the equivalent rating by any other nationally recognized rating agency;

(vi)                              tax exempt floating rate option tender bonds backed by letters of credit issued by a national or state bank whose long-term unsecured debt has a rating of AA or better by S&P or Aa2 or better by Moody’s or the equivalent rating by any other nationally recognized rating agency; and

(vii)                           shares of any money market mutual fund rated at least AAA or the equivalent thereof by S&P or at least Aaa or the equivalent thereof by Moody’s or any other mutual fund holding assets consisting (except for de minimis amounts) of the type specified in clauses (i) through (vi) above.

“Change of Control” means:

(i)                                     prior to the initial public equity offering of Parent or the Company, the failure by Mr. Jon M. Huntsman, his spouse, direct descendants, an entity controlled by any of the foregoing and/or by a trust of the type described hereafter, and/or a trust for the benefit of any of the foregoing (the “Huntsman Group”), collectively to have the power, directly or indirectly, to vote or direct the voting of securities having at least a majority of the ordinary voting power for the election of directors of the Company, Huntsman LLC, HIH or HI;

(ii)                                  after the initial public equity offering, the occurrence of the following:

(a)                                  any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more members of the Huntsman Group or any MatlinPatterson Person, is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have “beneficial ownership” of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 35% or more of the then outstanding voting capital stock of the Company other than in a transaction having the approval of the board of directors of the Company at least a majority of which are Continuing Directors; or

(b)                                 Continuing Directors shall cease to constitute at least a majority of the managers constituting the Board of Directors of the Company;

(iii)                               HMP or HIH consolidates with, or merges with or into, another Person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets (determined on a consolidated basis) to any Person (other than a disposition of such assets as an entirety or substantially as an entirety to a Wholly Owned Restricted Subsidiary), or the holders of Voting Stock of HMP or HIH approve any plan for the liquidation or dissolution of HMP or HIH, as applicable, or any Person consolidates with, or merges with or into, HMP or HIH, in any such event pursuant to a transaction in which the outstanding Voting Stock of HMP or HIH, as applicable, is converted into or exchanged for cash, securities or other property, other than any such transaction where (x) the outstanding Voting Stock of HMP or HIH, as applicable, is converted into or exchanged for Voting Stock (other than Disqualified Capital Stock) of the surviving or transferee corporation and (y) the “beneficial owner” (as defined in clause (ii)(a) above) of the Voting Stock of HMP or HIH, as applicable, immediately prior to such transaction owns, directly or indirectly, not less than a majority of the Voting Stock of the surviving or transferee corporation immediately after such transaction; or

(iv)                              at any time, the sale of all or substantially all the assets of either the Company and its Subsidiaries taken as a whole or HI and its Subsidiaries taken as a whole.

“Change of Control Date” has the meaning provided in Section 4.21(b).

“Change of Control Offer” has the meaning provided in Section 4.21(b).

“Change of Control Payment Date” has the meaning provided in Section 4.21(b).

“Clearstream” means Clearstream Banking, Luxembourg, société anonyme, formerly Cedelbank.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means all of the Pledged Collateral (as defined in the Pledge Agreement) and other collateral, if any, under any other Security Document, which shall include the HMP Equity Interests, HIH Equity Interests and Huntsman LLC Equity Interests.

“Commission” or “SEC” means the Securities and Exchange Commission.

“Commodity Agreement” means any commodity futures contract, commodity option or other similar agreement or arrangement entered into by the Company or any of its Restricted Subsidiaries designed to protect the Company or any of its Restricted Subsidiaries against fluctuations in the price of commodities actually at that time used in the ordinary course of the Company or any of its Restricted Subsidiaries.

“Common Stock” of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of, such Person’s common stock, whether outstanding on the Issue Date or issued thereafter, and includes, without limitation, all series and classes of such common stock.

“Company” means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture and thereafter means such successor and also includes for the purposes of any provision contained herein and required by the TIA any other obligor on the Notes.

“Company Unrestricted Subsidiary” has the meaning assigned to such term in Section 4.18.

“consolidated” or “consolidation” when used herein with respect to a Person and its Restricted Subsidiaries means the consolidation of the accounts of such Person and its Restricted Subsidiaries as required under GAAP; provided that for purposes of this Indenture and any financial statements required by Section 4.09, HI and its Restricted Subsidiaries shall not be deemed consolidated Restricted Subsidiaries of Huntsman LLC.

“Consolidated Assets” means, with respect to any Person, the total assets of such Person and its consolidated Restricted Subsidiaries which would be properly classified as assets on a consolidated balance sheet of such Person and its consolidated Restricted Subsidiaries in accordance with GAAP.

“Consolidated EBITDA” means, with respect to any Person, for any period, the sum (without duplication) of:

(i)                                     Consolidated Net Income; and

(ii)                                  to the extent Consolidated Net Income has been reduced thereby,

(a)                                  all income taxes of such Person and its Restricted Subsidiaries paid or accrued in accordance with GAAP for such period (other than income taxes attributable to extraordinary, unusual or nonrecurring gains or losses or taxes attributable to sales or dispositions outside the ordinary course of business) and any payments made in compliance with Section 4.03(b)(v) paid during such period;

(b)                                 Consolidated Interest Expense; and

(c)                                  Consolidated Non-cash Charges less any non-cash items increasing Consolidated Net Income for such period;

as determined on a consolidated basis for such Person and its Restricted Subsidiaries.

“Consolidated Fixed Charge Coverage Ratio” means, with respect to any Person, the ratio of Consolidated EBITDA of such Person during the four full fiscal quarters for which financial statements are available under Section 4.09 (the “Four Quarter Period”) ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (the “Transaction Date”) to Consolidated Fixed Charges of such Person for the Four Quarter Period.

In addition to the foregoing, for purposes of this definition, “Consolidated EBITDA” and “Consolidated Fixed Charges” shall be calculated after giving effect on a pro forma basis (on a basis consistent with Regulation S-X under the Securities Act) for the period of such calculation to:

(i)                                     the incurrence or repayment of any Indebtedness of such Person or any of its Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period; and

(ii)                                  any asset sales or Asset Acquisitions (including any Asset Acquisition giving rise to the need to make such calculation) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such asset sale or Asset Acquisition (including the incurrence, assumption or liability for any such Acquired Indebtedness) occurred on the first day of the Four Quarter Period.

If such Person or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a Person other than the Company or a Restricted Subsidiary, the preceding paragraph will give effect to the incurrence of such guaranteed Indebtedness as if such Person or any Restricted Subsidiary of such Person had directly incurred or otherwise assumed such guaranteed Indebtedness.  Furthermore, in calculating “Consolidated Fixed Charges” for purposes of determining the denominator (but not the numerator) of this “Consolidated Fixed Charge Coverage Ratio,”

(i)                                     interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date;

(ii)                                  if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four Quarter Period; and

(iii)                               notwithstanding clause (i) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to

Interest Swap Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

“Consolidated Fixed Charges” means, with respect to any Person for any period, the sum, without duplication, of:

(i)                                     Consolidated Interest Expense, plus

(ii)                                  the product of:

(a)                                  the amount of all dividend payments on any series of Preferred Stock of such Person and its Restricted Subsidiaries (other than dividends paid in Qualified Capital Stock and other than dividends paid to such Person or to a Restricted Subsidiary of such Person) paid, accrued or scheduled to be paid or accrued during such period times; and

(b)                                 a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local tax rate of such Person, expressed as a decimal.

“Consolidated Interest Expense” means, with respect to any Person for any period, the sum of, without duplication:

(i)                                     the aggregate of the interest expense of such Person and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, including without limitation;

(a)                                  any amortization of debt discount and amortization or write-off of deferred financing costs; provided that the amortization of debt discount with respect to the issuance of the Notes shall not include any amortization of the value attributed by the Company in good faith to the warrants issued with the Notes;

(b)                                 the net costs under Interest Swap Obligations;

(c)                                  all capitalized interest; and

(d)                                 the interest portion of any deferred payment obligation; and

(ii)                                  the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP.

“Consolidated Leverage Ratio” means the ratio of (a) Net Debt to (b) Consolidated EBITDA of the Company and its Subsidiaries during the Four Quarter Period ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Leverage Ratio.

For purposes of this definition, “Consolidated EBITDA” shall be calculated after giving effect on a pro forma basis (on a basis consistent with Regulation S-X under the Securities Act) for the period of such calculation to any Asset Sales or Asset Acquisitions (including any Asset Acquisition giving rise to the need to make such calculation) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or Asset Acquisition (including the incurrence, assumption or liability for any such Acquired Indebtedness) occurred on the first day of the Four Quarter Period.

“Consolidated Net Income” means, with respect to any Person, for any period, the sum of:

(i)                                     aggregate net income (or loss) of such Person and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; plus

(ii)                                  cash dividends or distributions paid to such Person by any other Person (the “Payor”) other than a Restricted Subsidiary of the referent Person, to the extent not otherwise included in Consolidated Net Income, which have been derived from operating cash flow of the Payor; provided that there shall be excluded therefrom:

(a)                                  after-tax gains from Asset Sales or abandonments or reserves relating thereto;

(b)                                 after-tax items classified as extraordinary or nonrecurring gains;

(c)                                  the net income (but not loss) of any Restricted Subsidiary of the Person to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is restricted; provided, however, that (x) solely for the purpose of calculating the Consolidated Fixed Charge Ratio of the Company, any determination as to the exclusion of Consolidated Net Income of a Restricted Subsidiary pursuant to this clause (c) shall not give effect to any restrictions on the declaration or payment of dividends or other distributions which are permitted pursuant to clause (iii), (iv), (v) or (xvii) under Section 4.13 and (y) the net income of Foreign Subsidiaries of HI shall only be excluded in any calculation of Consolidated Net Income of HI as a result of application of this clause (c) if the restriction on dividends or similar distributions results from consensual restrictions;

(d)                                 the net income or loss of any Person, other than a Restricted Subsidiary of the Person, except to the extent of cash dividends or distributions paid to the Person or to a wholly owned Restricted Subsidiary of the Person by such Person;

(e)                                  any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued at any time following the Issue Date;

(f)                                    income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued);

(g)                                 in the case of a successor to the Person by consolidation or merger or as a transferee of the referent Person’s assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets;

(h)                                 all gains or losses from the cumulative effect of any change in accounting principles; and

(i)                                     the net amount of any payments made in compliance with Section 4.03(b)(v) made during such period.

“Consolidated Non-cash Charges” means, with respect to any Person, for any period, the aggregate depreciation, amortization and other non-cash charges (including, without limitation, non-cash restructuring charges) of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charges constituting an extraordinary item or loss or any such charge which requires an accrual of or a reserve for cash charges for any future period).

“Continuing Directors” means, as of any date, the collective reference to (a) all members of the Board of Directors of the Company who have held office continuously since a date no later than twelve months prior to the Company’s initial public equity offering; and (b) all members of the Board of Directors of the Company who assumed office after such date and whose appointment or nomination for election by the Company’s shareholders was approved by a vote of at least 50% of the Continuing Directors in office immediately prior to such appointment or nomination.

“Contribution Agreement” means the Contribution Agreement, dated April 15, 1999, among Huntsman Specialty, Imperial Chemical Industries PLC, HIH and HI, as such agreement is in effect on the Issue Date, or as amended from time to time.

“Corporate Trust Office” means the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at Sixth Street and Marquette Avenue, MAC N9303-120, Minneapolis, MN 55479, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as a successor Trustee may designate from time to time by notice to the Holders and the Company).

“Covenant Defeasance” has the meaning set forth in Section 8.01.

“Credit Facilities” means collectively (1) the Huntsman LLC Credit Facilities and (2) the HI Credit Facilities.

“Currency Agreement” means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any of its Restricted Subsidiaries against fluctuations in currency values.

“Custodian” means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

“Default” means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

“Default Amount” means with respect to the Notes as of a particular date, the Accreted Value of Notes as of such date.

“Depositary” means DTC.

“Discharged” means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by, and obligations under, the Notes and to have satisfied all the obligations under this Indenture relating to the Notes (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same upon compliance by the Company with the provisions of Article Eight), except (i) the rights of the Holders of the Notes to receive, from the trust fund described in Article Eight, payment of the principal of and the interest on the Notes when such payments are due, (ii) the Company’s obligations with respect to the Notes under Sections 2.03 through 2.07, 7.07 and 7.08 and (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder.

“Disqualified Capital Stock” means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof on or prior to the Maturity Date.

Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Capital Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Capital Stock if the asset sale or change of control provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in Sections 4.12 and 4.21 and such Capital Stock specifically provides that such Person will not repurchase or redeem any such stock pursuant to such provision prior to the repurchase of the Notes as are required to be repurchased pursuant to Section 4.12 or 4.21.  Notwithstanding the foregoing, Capital Stock shall not be deemed to be Disqualified Capital Stock if it may only be so redeemed solely in consideration of Qualified Capital Stock.

“Dollar” or “$” means the lawful currency of the United States of America.

“Domestic Subsidiary” means any subsidiary other than a Foreign Subsidiary.

“DTC” means The Depository Trust Company, its nominees and successors.

“Equity Transaction” means the conveyance by the holders of the Minority HIH Equity Interests of such interests to the initial purchasers for consideration of $90 million in cash and the subsequent transfer of such interests by the initial purchasers to HMP, in satisfaction of an equivalent amount of the purchase price for the units.

“Euroclear” means Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear System.

“Event of Default” has the meaning provided in Section 6.01.

“Excess Cash Flow” for any fiscal year of the Company and its Restricted Subsidiaries means, without duplication, the excess of:

(i)                                     the sum, without duplication, of:

(a)                                  Consolidated EBITDA of the Company and its Restricted Subsidiaries for such fiscal year;

(b)                                 decreases in consolidated working capital for such fiscal year; and

(c)                                  the amount equal to the aggregate net non-cash loss on the disposition of property by the Company and its Restricted Subsidiaries during such fiscal year (other than sales of inventory in the ordinary course of business), to the extent deducted in arriving at Consolidated EBITDA of the Company; minus

(ii)                                  the sum, without duplication, of

(a)                                  the aggregate amount actually paid by the Company or any of its Restricted Subsidiaries in cash during such fiscal year on account of capital expenditures (other than capital expenditures funded with the proceeds of the incurrence of Indebtedness, the issuance of capital stock or asset sales);

(b)                                 the aggregate amount of payments of principal in respect of any Indebtedness during such fiscal year (other than any repayment of Indebtedness with the net proceeds of Refinancing Indebtedness);

(c)                                  cash interest expense of the Company or any of its Restricted Subsidiaries (including fees paid in connection with letters of credit, surety bonds, commitment fees and other periodic bank charges and net cash costs for interest rate agreements);

(d)                                 the amount of taxes actually paid in cash by the Company or any of its Restricted Subsidiaries for such fiscal year;

(e)                                  increases in consolidated working capital of the Company for such fiscal year; and

(f)                                    an amount equal to the aggregate net non-cash gain on the disposition of property by the Company or any of its Restricted Subsidiaries during such fiscal year (other than sales of inventory in the ordinary course of business), to the extent included in arriving at Consolidated Net Income.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

“Exchange Notes” means notes issued in exchange for the Initial Notes pursuant to the terms of the Registration Rights Agreement.

“fair market value” means, with respect to any asset or property, the price which could be negotiated in an arm’s-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction.  Fair market value shall be determined by the Board of Directors of the Company acting reasonably and in good faith and shall be evidenced by a Board Resolution of the Board of Directors of the Company delivered to the trustee.

“Foreign Cash Equivalents” means:

(i)                                     debt securities with a maturity of 365 days or less issued by any member nation of the European Union, Switzerland or any other country whose debt securities are rated by S&P and Moody’s A-1 or P-1 or the equivalent thereof (if a short-term debt rating is provided by either) or at least AA or AA2 or the equivalent thereof (if a long-term unsecured debt rating is provided by either) (each such jurisdiction, an “Approved Jurisdiction”) or any agency or instrumentality of an Approved Jurisdiction, provided that the full faith and credit of the Approved Jurisdiction is pledged in support of such debt securities or such debt securities constitute a general obligation of the Approved Jurisdiction; and

(ii)                                  debt securities in an aggregate principal amount not to exceed $25 million with a maturity of 365 days or less issued by any nation in which the Company or its Restricted Subsidiaries have cash which is the subject of restrictions on export or any agency or instrumentality of such nation, provided that the full faith and credit of such nation is pledged in support of such debt securities or such debt securities constitute a general obligation of such nation.

“Foreign Subsidiary” means any subsidiary of the Company organized under the laws of, and conducting a substantial portion of its business in, any jurisdiction other than the United States of America or any state thereof or the District of Columbia.

“Funds” means the aggregate amount of U.S. Legal Tender and/or U.S. Government Obligations deposited with the Trustee pursuant to Article Eight.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which were in effect as of the Issue Date.

“Global Security” means a Regulation S Global Security (or Unrestricted Global Security) or a Restricted Global Security.

“Guarantee” means the guarantee of the Guarantor of the obligations of the Company under the Indenture and the Notes.

“Guarantor” means ICI Alta Inc. (to be renamed Alta One Inc).

“HI Credit Facilities” means collectively (i) that certain senior secured credit agreement dated as of June 30, 1999 (as amended on December 21, 2000, March 5, 2001, November 30, 2001, March 15, 2002 and February 7, 2003), by and among HI and the financial institutions from time to time party thereto, together with the related documents (including any guarantee agreements and security documents) and/or (ii) one or more debt facilities, indentures or other agreements that refinance, replace or otherwise restructure, including increasing the amount of available borrowings thereunder in accordance with Section 4.11 or making Restricted Subsidiaries of any Person a borrower or guarantor thereunder, all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether including any additional obligors or with the same or any other agent, lender or group of lenders or with other financial institutions or lenders.

“HI High Yield Notes” means (i) the 9 7/8% Senior Notes due 2009 of HI and (ii) the 10 1/8% Senior Subordinated Notes due 2009 of HI, in each case, as in effect on the Issue Date.

“HIH Equity Interests” means (i) 11.111 units of HIH owned by the Company on the Issue Date, the Minority HIH Equity Interests and any other equity interests of HIH thereafter acquired by HMP (other than any equity interests of HIH that are required by any provision in effect on the Issue Date of the Huntsman LLC Credit Facilities or the Holding Company Agreement to be contributed to Huntsman LLC and pledged for the benefit of the Lenders under the Huntsman LLC Credit Facilities), (ii) all the Common Stock of ICI Alta Inc. (to be renamed Alta One Inc.), a former Subsidiary of Imperial Chemical Industries PLC, acquired by the Company on the Issue Date and any other Common Stock of ICI Alta Inc. (to be renamed Alta One Inc.) thereafter acquired by HMP or its Affiliates, and (iii) 300 units of HIH owned by ICI Alta Inc. (to be renamed Alta One Inc.) on the Issue Date and any other equity interests of HIH thereafter acquired by ICI Alta Inc. (to be renamed Alta One Inc.).

“HMP Equity Interests” means all of the outstanding Common Stock of the Company owned by Parent on the Issue Date and any other Common Stock of HMP thereafter acquired by Parent or its Affiliates.

“Holder” or “Noteholder” means the Person in whose name a Note is registered on the Registrar’s books.

“Holding Company Agreement” means the Amended and Restated Holding Company Agreement, dated April 25, 2003, by and among Huntsman Holdings LLC, the Issuer, and Huntsman Specialty Chemicals Corporation, and Deutsche Bank Trust Company Americas as such agreement is amended from time to time.

“Holdings U.K.” means Huntsman (Holdings) U.K., a private unlimited company incorporated under the laws of England and Wales.

“Huntsman LLC Credit Facilities” means collectively (i) that certain $275 million senior secured revolving credit agreement dated as of September 30, 2002 by and among Huntsman LLC, the other borrowers named therein, Deutsche Bank Trust Company Americas, as administrative agent and the financial institutions from time to time party thereto, together with the related documents (including any guarantee agreements and security documents), (ii) that certain amended and restated credit agreement dated as of September 30,

2002, by and among Huntsman LLC, Deutsche Bank Trust Company Americas (f/k/a Bankers Trust Company), as administrative agent and the financial institutions party thereto and/or (iii) one or more debt facilities, indentures or other agreements that refinance, replace or otherwise restructure, including increasing the amount of available borrowings thereunder in accordance with Section 4.11 or making Restricted Subsidiaries of any Person a borrower or guarantor thereunder, all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether including any additional obligors or with the same or any other agent, lender or group of lenders or with other financial institutions or lenders.

“Huntsman LLC Equity Interests” means all of the outstanding Equity Interests of Huntsman LLC owned by the Company or any of its Restricted Subsidiaries on the Issue Date and any other equity interests of Huntsman LLC thereafter acquired by HMP or its Affiliates.

“Huntsman LLC High Yield Notes” means (i) the 9 1/2% Senior Subordinated Notes due 2007 of Huntsman LLC, and (ii) the Senior Subordinated Floating Rate Notes due 2007 of Huntsman LLC, in each case, as in effect on the Issue Date.

“Incumbency Certificate” means a certificate in the form attached hereto as Exhibit G.

“Indebtedness” means with respect to any Person, without duplication:

(i)                                     all Obligations of such Person for borrowed money;

(ii)                                  all Obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(iii)                               all Capitalized Lease Obligations of such Person;

(iv)                              all Obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all Obligations under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business that are not overdue by 90 days or more or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted);

(v)                                 all Obligations for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction;

(vi)                              guarantees in respect of Indebtedness referred to in clauses (i) through (v) above and clause (viii) below;

(vii)                           all Obligations of any other Person of the type referred to in clauses (i) through (vi) which are secured by any lien on any property or asset of such Person, the amount of such Obligation being deemed to be the lesser of the fair market value of such property or asset or the amount of the Obligation so secured;

(viii)                        all Obligations under commodity agreements, currency agreements and interest swap agreements of such Person; and

(ix)                                all Disqualified Capital Stock issued by such Person or its Restricted Subsidiaries with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any.

For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Capital Stock.  Notwithstanding the foregoing, “Indebtedness” shall not include:

(a)                                  advances paid by customers in the ordinary course of business for services or products to be provided or delivered in the future;

(b)                                 deferred taxes; or

(c)                                  unsecured indebtedness of the Company and its Restricted Subsidiaries incurred to finance insurance premiums in a principal amount not in excess of the insurance premiums to be paid by the Company and its Restricted Subsidiaries for a three year period beginning on the date of any incurrence of such indebtedness.

“Indenture” means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

“Independent Financial Advisor” means a firm (a) which does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect financial interest in the Company or any of its Subsidiaries; and (b) which, in the judgment of the Board of Directors of the Company or any of its Subsidiaries, is otherwise independent and qualified to perform the task for which it is to be engaged.

“Initial Notes” means the $875,000,000 in aggregate principal amount at maturity of 15% Senior Discount Notes due 2008 of the Company issued on the Issue Date.

“Initial Purchasers” means Credit Suisse First Boston LLC and CIBC World Markets Corp.

“Institutional Accredited Investor” means an accredited investor within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

“Interest Swap Obligations” means the obligations of any Person pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

“Investment” means, with respect to any Person, any direct or indirect loan or other extension of credit (including, without limitation, a guarantee) or capital contribution to (by means of any transfer of cash or other property to another Person or any payment for property or services for the account or use of another Person), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any Person.

“Investment” excludes extensions of trade credit by the Company and its Restricted Subsidiaries on commercially reasonable terms in accordance with normal trade practices of the Company or such Restricted Subsidiary, as the case may be.  For the purposes of Section 4.03:

(i)                                     “Investment” shall include and be valued at the fair market value of the net assets of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary and shall exclude the fair market value of the net assets of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary; and

(ii)                                  the amount of any Investment is the original cost of such Investment plus the cost of all additional Investments by the Company or any of its Restricted Subsidiaries, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment, reduced by the payment of dividends or distributions in connection with such Investment or any other amounts received in respect of such Investment;

provided that no such payment of dividends or distributions or receipt of any such other amounts shall reduce the amount of any Investment if such payment of dividends or distributions or receipt of any such amounts would be included in Consolidated Net Income.

If the Company or any of its Restricted Subsidiaries sells or otherwise disposes of any Capital Stock of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, the Company no longer owns, directly or indirectly, greater than 50% of the outstanding Capital Stock of such Restricted Subsidiary, the Company will be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Capital Stock of such Restricted Subsidiary not sold or disposed of.

“Issue Date” means the date of original issuance of the Notes.

“Legal Holiday” has the meaning provided in Section 12.07.

“Leverage Condition” means the condition that for the periods set forth below, the Consolidated Leverage Ratio is less than:

Period	Ratio
For the fiscal years ended December 31, 2003 and 2004	7.0 to 1.0
For the fiscal year ended December 31, 2005	6.5 to 1.0
For the fiscal year ended December 31, 2006	6.0 to 1.0
For the fiscal year ended December 31, 2007	5.5 to 1.0
For the fiscal year ended December 31, 2008	5.0 to 1.0

“Lien” means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest), but not including any interest in accounts receivable and related assets conveyed to the Company or any of its Subsidiaries in connection with any Qualified Securitization Transaction.

“Legal Defeasance” has the meaning given to such term in Section 8.01.

“MatlinPatterson Person” means MatlinPatterson Global Opportunities Partners, L.P. and any Affiliate thereof.

“Maturity Date” means May 15, 2008.

“Minority HIH Equity Interests” means the 88.889 units of HIH owned by the Private Institutional Investors on the Issue Date.

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Net Cash Proceeds” means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (other than the portion of any such deferred payment constituting interest) received by the Company or any of its Restricted Subsidiaries from such Asset Sale net of:

(i)                                     all out-of-pocket expenses and fees relating to such Asset Sale (including legal, accounting and investment banking fees and sales commissions);

(ii)                                  taxes paid or payable after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements;

(iii)                               repayment of Indebtedness that is secured by the property or assets being sold and is required to be repaid in connection with such Asset Sale;

(iv)                              the decrease in proceeds from Qualified Securitization Transactions which results from such Asset Sale; and

(v)                                 appropriate amounts to be provided by the Company or any Restricted Subsidiary as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary after such Asset Sale, including pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale.

“Net Debt” means (a) consolidated Indebtedness of the Company and its Restricted Subsidiaries as shown on the latest consolidated balance sheet in accordance with GAAP less (b) cash and Cash Equivalents of the Company and its Restricted Subsidiaries as shown on the latest consolidated balance sheet in accordance with GAAP.

“Net Proceeds Offer” has the meaning provided in Section 4.12.

“Net Proceeds Offer Amount” has the meaning provided in Section 4.12.

“Net Proceeds Offer Payment Date” has the meaning provided in Section 4.12.

“Net Proceeds Offer Trigger Date” has the meaning provided in Section 4.12.

“Non-U.S. Person” has the meaning assigned to such term in Regulation S.

“Notes” means, collectively, the Initial Notes and the Exchange Notes, treated as a single class of securities under this Indenture, except as set forth herein.

“Obligations” means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Treasurer, the Financial Director, or the Secretary of such Person, or any other officer designated by the Board of Managers serving in a similar capacity.

“Officers’ Certificate” means, with respect to any Person, a certificate signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of such Person and otherwise complying with the requirements of Sections 12.04 and 12.05, as they relate to the making of an Officers’ Certificate, and delivered to the Trustee.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee complying with the requirements of Sections 12.04 and 12.05, as they relate to the giving of an Opinion of Counsel, and delivered to the Trustee.

“Organizational Documents” means, with respect to any Person, such Person’s memorandum, articles or certificate of incorporation, bylaws, partnership agreement, joint venture agreement, limited liability company agreement or other similar governing documents and any document setting forth the designation, amount and/or relative rights, limitations and preferences of any class or series of such Person’s Capital Stock.

“Parent” means Huntsman Holdings, LLC, Huntsman Group Inc. or any other Subsidiary of Huntsman Holdings, LLC that owns directly 100% of the outstanding Equity Interest of HMP.

“Participants” means institutions that have accounts with DTC or its nominee.

“Paying Agent” means an office or agency located in the United States maintained by the Company, where notes may be presented or surrendered for payment.  The Paying Agent shall not be the Company or an Affiliate.

“Permitted Indebtedness of HI” means, without duplication, each of the following:

(i)                                     Indebtedness incurred pursuant to the HI Credit Facilities in an aggregate principal amount not exceeding $1.8 billion at any one time outstanding less the amount of any payments made by HI under the HI Credit Facilities with the Net Cash Proceeds of any Asset Sale (which are accompanied by a corresponding permanent commitment reduction) pursuant to Section 4.12(a)(iii)(A);

(ii)                                  other Indebtedness of HI and its Restricted Subsidiaries outstanding on the Issue Date (including $1.3 billion and $200 million principal amount of outstanding HI High Yield Notes), reduced by the amount of any prepayments with Net

Cash Proceeds of any Asset Sale (which are accompanied by a corresponding permanent commitment reduction) pursuant to Section 4.12(a)(iii)(A);

(iii)                               Interest Swap Obligations of HI relating to:

(a)                                  Indebtedness of HI or any of its Restricted Subsidiaries or;

(b)                                 Indebtedness that HI or any of its Restricted Subsidiaries reasonably intends to incur within six months; and

(c)                                  Interest Swap Obligations of any Restricted Subsidiary of HI relating to Indebtedness of such Restricted Subsidiary or Indebtedness that such Restricted Subsidiary reasonably intends to incur within six months;

provided that any such Interest Swap Obligations will constitute “Permitted Indebtedness of HI” only if they are entered into to protect HI and its Restricted Subsidiaries from fluctuations in interest rates on Indebtedness permitted under the indenture to the extent the notional principal amount of such Interest Swap Obligations, when incurred, do not exceed the principal amount of the Indebtedness to which such Interest Swap Obligations relate;

(iv)                              Indebtedness under Commodity Agreements and Currency Agreements; provided that in the case of Currency Agreements which relate to Indebtedness, such Currency Agreements do not increase the Indebtedness of HI and its Restricted Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

(v)                                 Indebtedness of a Restricted Subsidiary of HI to HI or to any of its Restricted Subsidiaries for so long as such Indebtedness is held by HI or any of its Restricted Subsidiaries, in each case subject to no Lien held by a Person other than HI or any of its Restricted Subsidiaries (other than the pledge of intercompany notes under the HI Credit Facilities); provided that if as of any date any Person other than HI or any of its Restricted Subsidiaries owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness (other than the pledge of intercompany notes under the HI Credit Facilities), such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness of HI by the issuer of such Indebtedness;

(vi)                              Indebtedness of HI to any of its Restricted Subsidiaries for so long as such Indebtedness is held by any of its Restricted Subsidiaries, in each case subject to no Lien (other than Liens securing intercompany notes pledged under the HI Credit Facilities); provided that if as of any date any Person other than a Restricted Subsidiary of HI owns or holds any such Indebtedness or any Person holds a Lien in respect of such Indebtedness (other than pledges securing the HI Credit Facilities), such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness of HI;

(vii)                           Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within two business days of incurrence;

(viii)                        Indebtedness of HI or any of its Restricted Subsidiaries represented by letters of credit for the account of HI or such Restricted Subsidiary, as the case may be, in order to provide security for workers’ compensation claims, payment obligations in connection with self-insurance or other requirements in the ordinary course of business;

(ix)                                Refinancing Indebtedness of HI or any of its Restricted Subsidiaries of Indebtedness incurred pursuant to Section 4.11(c) or clauses (ii) or (ix) under this definition;

(x)                                   Indebtedness arising from agreements of HI or a Subsidiary of HI providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred in connection with the disposition of any business, assets or subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or subsidiary for the purpose of financing such acquisition; provided that the maximum aggregate liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by HI and the Subsidiary in connection with such disposition;

(xi)                                Obligations in respect of performance bonds and completion, guarantee, surety and similar bonds provided by HI or any of its Subsidiaries in the ordinary course of business;

(xii)                             Guarantees by HI or any of its Restricted Subsidiaries of Indebtedness incurred by HI or any of its Restricted Subsidiaries so long as the incurrence of such Indebtedness by HI or any such Restricted Subsidiary is otherwise permitted by the terms of the indenture;

(xiii)                          Indebtedness of HI or any of its Restricted Subsidiaries incurred in the ordinary course of business not to exceed $35 million at any time outstanding:

(a)                                  representing Capitalized Lease Obligations; or

(b)                                 constituting purchase money Indebtedness incurred to finance property or assets of HI or any of its Restricted Subsidiaries acquired in the ordinary course of business;

provided, however, that such purchase money Indebtedness shall not exceed the cost of such property or assets and shall not be secured by any property or assets of HI or any of its Restricted Subsidiaries other than the property and assets so acquired;

(xiv)                         Indebtedness of Foreign Subsidiaries of HI that are Restricted Subsidiaries of HI to the extent that the aggregate outstanding amount of Indebtedness incurred by such Foreign Subsidiaries under this clause (xiv) does not exceed at any one time an amount equal to the sum of:

(a)                                  80% of the consolidated book value of the accounts receivable of all Foreign Subsidiaries, and

(b)                                 60% of the consolidated book value of the inventory of all Foreign Subsidiaries;

provided, however, that notwithstanding the foregoing limitation, Foreign Subsidiaries may incur in the aggregate up to $50 million of Indebtedness outstanding at any one time;

(xv)                            the incurrence by a Securitization Entity of Indebtedness in a Qualified Securitization Transaction that is not recourse to HI or any Subsidiary of HI (other than for Standard Securitization Undertakings);

(xvi)                         Indebtedness of HI and its Domestic Subsidiaries pursuant to overdraft lines or other extensions of credit in an aggregate amount not to exceed $20 million at any one time outstanding and Indebtedness of its Foreign Subsidiaries pursuant to overdraft lines or similar extensions of credit in an aggregate principal amount not to exceed $60 million at any one time outstanding;

(xvii)                      so long as no default or Event of Default exists, Indebtedness of HI to BASF or its Affiliates in an aggregate outstanding amount not in excess of $50 million for the purpose of financing up to 50% of the cost of installation, construction or improvement of property relating to the manufacture of PO/MTBE;

(xviii)                   Indebtedness consisting of take-or-pay obligations contained in supply agreements entered into in the ordinary course of business;

(xix)                           Indebtedness of HI to any of its Subsidiaries incurred in connection with the purchase of accounts receivable and related assets by HI from any such

Subsidiary which assets are subsequently conveyed by HI to a Securitization Entity in a Qualified Securitization Transaction otherwise permitted under this Indenture; and

(xx)                              additional Indebtedness of HI and its Restricted Subsidiaries in an aggregate principal amount not to exceed $25.0 million at any one time outstanding.

“Permitted Indebtedness of HIH” means, without duplication, (i) the A Notes and the B Notes and (ii) any Refinancing Indebtedness of HIH incurred to refinance (x) the A Notes having terms and conditions no more onerous to HIH taken as a whole than those governing the A Notes on the Issue Date and/or (y) the B Notes on or after November 15, 2004 so long as the net proceeds thereof shall immediately be applied to redeem all (but not less than all) of the Notes pursuant to Article III of this Indenture.

“Permitted Indebtedness of the Company” means, without duplication, (i) Indebtedness under the Initial Notes and any Exchange Notes; (ii) Refinancing Indebtedness of the Company of Indebtedness incurred pursuant to clause (i) or (ii) of this definition; and (iii) additional Indebtedness of the Company and its Restricted Subsidiaries in an aggregate principal amount not to exceed $25.0 million at any one time outstanding.

“Permitted Indebtedness of Huntsman LLC” means, without duplication, each of the following:

(i)                                     Indebtedness incurred pursuant to the Huntsman LLC Credit Facilities or in an aggregate principal amount not exceeding $2.0 billion at any one time outstanding less the amount of any payments made by Huntsman LLC under the Huntsman LLC Credit Facilities with the Net Cash Proceeds of any Asset Sale (which are accompanied by a corresponding permanent commitment reduction) pursuant to Section 4.12(a)(iii)(A);

(ii)                                  other Indebtedness of Huntsman LLC and its Restricted Subsidiaries outstanding on the Issue Date (including $59.0 principal amount of Huntsman LLC High Yield Notes) reduced by the amount of any prepayments with Net Cash Proceeds of any Asset Sale (which are accompanied by a corresponding permanent commitment reduction) pursuant to Section 4.12(a)(iii)(A);

(iii)                               Interest Swap Obligations of Huntsman LLC relating to:

(a)                                  Indebtedness of Huntsman LLC or any of its Restricted Subsidiaries or

(b)                                 Indebtedness that Huntsman LLC or any of its Restricted Subsidiaries reasonably intends to incur within six months; and

(c)                                  Interest Swap Obligations of any Restricted Subsidiary of Huntsman LLC relating to Indebtedness of such Restricted Subsidiary or Indebtedness that such Restricted Subsidiary reasonably intends to incur within six months;

provided that such Interest Swap Obligations will constitute “Permitted Indebtedness of Huntsman LLC” only if they are entered into to protect Huntsman LLC and its Restricted Subsidiaries from fluctuations in interest rates on Indebtedness permitted under this Indenture to the extent the notional principal amount of such Interest Swap Obligations, when incurred, do not exceed the principal amount of the Indebtedness to which such Interest Swap Obligations relate;

(iv)                              Indebtedness under Commodity Agreements and Currency Agreements; provided that in the case of Currency Agreements which relate to Indebtedness, such Currency Agreements do not increase the Indebtedness of Huntsman LLC and its Restricted Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

(v)                                 Indebtedness of a Restricted Subsidiary of Huntsman LLC to Huntsman LLC or to any of its Restricted Subsidiaries for so long as such Indebtedness is held by Huntsman LLC or any of its Restricted Subsidiaries, in each case subject to no Lien held by a Person other than Huntsman LLC or any of its Restricted Subsidiaries (other than the pledge of intercompany notes under the Huntsman LLC Credit Facilities); provided that if as of any date any Person other than Huntsman LLC or any of its Restricted Subsidiaries owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness (other than the pledge of intercompany notes under the Huntsman LLC Credit Facilities), such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness of Huntsman LLC by the issuer of such Indebtedness;

(vi)                              Indebtedness of Huntsman LLC to any of its Restricted Subsidiaries for so long as such Indebtedness is held by any of its Restricted Subsidiaries, in each case subject to no Lien (other than Liens securing intercompany notes pledged under the Huntsman LLC Credit Facilities); provided that if as of any date any Person other than any of its Restricted Subsidiaries owns or holds any such Indebtedness or any Person holds a Lien in respect of such Indebtedness (other than pledges securing the Huntsman LLC Credit Facilities), such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness of Huntsman LLC;

(vii)                           Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within two business days of incurrence;

(viii)                        Indebtedness of Huntsman LLC or any of its Restricted Subsidiaries represented by letters of credit for the account of Huntsman LLC or such Restricted Subsidiary, as the case may be, in order to provide security for workers’ compensation claims, payment obligations in connection with self-insurance or other requirements in the ordinary course of business;

(ix)                                Refinancing Indebtedness of Huntsman LLC or its Restricted Subsidiaries incurred pursuant to Section 4.11(b) or clause (ii) or (ix) of this definition;

(x)                                   Indebtedness arising from agreements of Huntsman LLC or a Subsidiary of Huntsman LLC providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred in connection with the disposition of any business, assets or subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or subsidiary for the purpose of financing such acquisition; provided that the maximum aggregate liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by Huntsman LLC and the Subsidiary in connection with such disposition;

(xi)                                Obligations in respect of performance bonds and completion, guarantee, surety and similar bonds provided by Huntsman LLC or any of its Subsidiaries in the ordinary course of business;

(xii)                             Guarantees by Huntsman LLC or any of its Restricted Subsidiaries of Indebtedness incurred by Huntsman LLC or any of its Restricted Subsidiaries so long as the incurrence of such Indebtedness by Huntsman LLC or any such Restricted Subsidiary is otherwise permitted by the terms of this Indenture;

(xiii)                          Indebtedness of Huntsman LLC or any of its Restricted Subsidiaries incurred in the ordinary course of business not to exceed $25.0 million at any time outstanding:

(a)                                  representing Capitalized Lease Obligations; or

(b)                                 constituting purchase money Indebtedness incurred to finance property or assets of Huntsman LLC or any of its Restricted Subsidiaries acquired in the ordinary course of business;

provided, however, that such purchase money Indebtedness shall not exceed the cost of such property or assets and shall not be secured by any property or assets of

Huntsman LLC or any of its Restricted Subsidiaries other than the property and assets so acquired;

(xiv)                         Indebtedness of Foreign Subsidiaries of Huntsman LLC that are Restricted Subsidiaries of Huntsman LLC to the extent that the aggregate outstanding amount of Indebtedness incurred by such Foreign Subsidiaries under this clause (xiv) does not exceed at any one time an amount equal to the sum of:

(a)                                  80% of the consolidated book value of the accounts receivable of all Foreign Subsidiaries, and

(b)                                 60% of the consolidated book value of the inventory of all Foreign Subsidiaries;

provided, however, that notwithstanding the foregoing limitation, Foreign Subsidiaries may incur in the aggregate up to $50.0 million of Indebtedness outstanding at any one time;

(xv)                            the incurrence by a Securitization Entity of Indebtedness in a Qualified Securitization Transaction that is not recourse to Huntsman LLC or any Subsidiary of Huntsman LLC (other than for Standard Securitization Undertakings);

(xvi)                         Indebtedness of Huntsman LLC and its Domestic Subsidiaries pursuant to overdraft lines or similar extensions of credit in an aggregate amount not to exceed $20.0 million at any one time outstanding;

(xvii)                      Indebtedness consisting of take-or-pay obligations contained in supply agreements entered into in the ordinary course of business;

(xviii)                   Indebtedness of Huntsman LLC to any of its Subsidiaries incurred in connection with the purchase of accounts receivable and related assets by Huntsman LLC from any such Subsidiary which assets are subsequently conveyed by Huntsman LLC to a Securitization Entity in a Qualified Securitization Transaction otherwise permitted under this Indenture;

(xix)                           additional Indebtedness of Huntsman LLC and its Restricted Subsidiaries in an aggregate principal amount not to exceed $25.0 million at any one time outstanding; and

(xx)                              Indebtedness of Huntsman LLC not to exceed an aggregate principal amount of $75.0 million at any one time outstanding to the extent incurred to Refinance Indebtedness of any Australian Unrestricted Subsidiary.

“Permitted Investments” means:

(i)                                     Investments by the Company or any of its Restricted Subsidiaries in any Person that is or will become immediately after such Investment a Restricted Subsidiary of the Company or such Restricted Subsidiary or that will merge or consolidate into the Company or such Restricted Subsidiary; provided that (a) any Investment by HIH or its Restricted Subsidiaries, directly or indirectly, in Huntsman LLC or its Restricted Subsidiaries, or by Huntsman LLC or its Restricted Subsidiaries, directly or indirectly, in HIH or its Restricted Subsidiaries, after the date hereof may not be consummated unless, after giving effect thereto, (x) the Leverage Condition has been satisfied, (y) no Default or Event of Default shall have occurred or be continuing or would result therefrom, and (z) such Investment(s) shall comply with the terms of Section 4.16(b) and (b) this clause (i) shall not permit any Investment by the Company or a Domestic Subsidiary that is a Restricted Subsidiary in a Foreign Subsidiary consisting of a capital contribution by means of a transfer of property other than cash, Cash Equivalents or Foreign Cash Equivalents other than transfers of property of nominal value in the ordinary course of business;

(ii)                                  Investments in the Company by any Restricted Subsidiary of the Company; provided that any Indebtedness evidencing such Investment is unsecured and subordinated, pursuant to a written agreement, to the Company’s obligations under the Notes and this Indenture;

(iii)                               Investments in cash and Cash Equivalents;

(iv)                              loans and advances to employees and officers of the Company and its Restricted Subsidiaries in the ordinary course of business for travel, relocation and related expenses;

(v)                                 Investments by HI and its Restricted Subsidiaries in Unrestricted Subsidiaries or joint ventures of HI not to exceed $75.0 million, plus:

(a)                                  the aggregate net after-tax amount returned in cash on or with respect to any Investments made in Unrestricted Subsidiaries and joint ventures of HI whether through interest payments, principal payments, dividends or other distributions or payments;

(b)                                 the net after-tax cash proceeds received by HI or any of its Restricted Subsidiaries from the disposition of all or any portion of such Investments (other than to its Restricted Subsidiaries);

(c)                                  upon redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, the fair market value of such Subsidiary; and

(d)                                 $25.0 million;

(vi)                              Investments by Huntsman LLC and its Restricted Subsidiaries in Unrestricted Subsidiaries or joint ventures of Huntsman LLC not to exceed $25.0 million, plus:

(a)                                  the aggregate net after-tax amount returned in cash on or with respect to any Investments made in Unrestricted Subsidiaries designated as such after the Issue Date and joint ventures of Huntsman LLC whether through interest payments, principal payments, dividends or other distributions or payments;

(b)                                 the net after-tax cash proceeds received by Huntsman LLC or any of its Restricted Subsidiaries from the disposition of all or any portion of such Investments (other than to a Restricted Subsidiary of Huntsman LLC); and

(c)                                  upon redesignation of an Unrestricted Subsidiary designated as such after the Issue Date of Huntsman LLC as a Restricted Subsidiary, the fair market value of such Subsidiary;

(vii)                           Investments in Huntsman Specialty Chemicals Holdings or Huntsman Specialty Chemicals Corporation when and as interest and principal payments become due and payable under the BASF Note according to its terms;

(viii)                        Investments in securities received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any debtors of the Company or its Restricted Subsidiaries;

(ix)                                Investments made by the Company or its Restricted Subsidiaries as a result of consideration received in connection with an Asset Sale made in compliance with Section 4.12;

(x)                                   Investments existing on the Issue Date;

(xi)                                any Investment by HI or a wholly owned Subsidiary of HI, or by Tioxide Group or Holdings U.K., or by Huntsman LLC or a wholly owned Subsidiary of Huntsman LLC, in a Securitization Entity or any Investment by a Securitization Entity in any other Person in connection with a Qualified Securitization Transaction otherwise permitted by this Indenture; provided that any Investment in a Securitization Entity is in the form of a purchase money note or an equity interest;

(xii)                             Investments by HI in Rubicon, Inc. and Louisiana Pigment Company (each a “Joint Venture”), so long as:

(a)                                  such Joint Venture does not have any Indebtedness for borrowed money at any time on or after the date of such Investment (other than Indebtedness owing to the equity holders of such Joint Venture);

(b)                                 the documentation governing such Joint Venture does not contain a restriction on distributions to HI; and

(c)                                  such Joint Venture is engaged only in the business of manufacturing product used or marketed by HI and its Restricted Subsidiaries and/or the joint venture partner, and businesses reasonably related thereto;

(xiii)                          Investments by Foreign Subsidiaries in Foreign Cash Equivalents;

(xiv)                         loans to Parent for the purposes described in Section 4.03(b)(vi) which, when aggregated with the payment made under such clause, will not exceed $3.0 million in any fiscal year;

(xv)                            any Indebtedness of Huntsman LLC or HI to any of its Subsidiaries incurred in connection with the purchase of accounts receivable and related assets by Huntsman LLC HI, as the case may be, from any such Subsidiary which assets are subsequently conveyed by Huntsman LLC or HI, as the case may be, to a Securitization Entity in a Qualified Securitization Transaction; and

(xvi)                         additional Investments in an aggregate amount not exceeding $25.0 million at any one time outstanding.

“Permitted Liens” means the following types of Liens:

(i)                                     Liens on the Collateral securing the Notes;

(ii)                                  Liens for taxes, assessments or governmental charges or claims either (a) not delinquent or (b) contested in good faith by appropriate proceedings and as to which the Company shall have set aside on its books such reserves as may be required pursuant to GAAP; and

(iii)                               judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired.

“Person” means any individual, partnership, corporation, limited liability company, joint venture, incorporated or unincorporated association, joint stock company, trust or a government or other agency or political subdivision thereof or other entity of any kind.

“Physical Notes” shall have the meaning provided in Section 2.01.

“Pledge Agreement” means the Pledge Agreement dated as of May 9, 2003 among the Company, the Guarantor, Huntsman Holdings, LLC, Huntsman Group Inc. and the Trustee.

“Pledgor” shall have the meaning given to such term in the Pledge Agreement.

“Preferred Stock” of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

“principal” of any Indebtedness means the principal amount of such Indebtedness, which in the case of the Notes at any given date is the Accreted Value of the Notes as of such date, plus the premium, if any, on such Indebtedness.

“Private Institutional Investors” means (i) J.P. Morgan Partners (BHCA), L.P. and (ii) MidOcean Capital Investors, L.P.

“Private Placement Legend” means the legend initially set forth on the Notes in the form set forth on Exhibit A-1.

“Qualified Capital Stock” means any Capital Stock that is not Disqualified Capital Stock.

“Qualified Institutional Buyer” or “QIB” has the meaning specified in Rule 144A.

“Qualified Securitization Transaction” means any transaction or series of transactions that may be entered into by HI or any of its Subsidiaries or Huntsman LLC or any of its Subsidiaries pursuant to which HI or any of its Subsidiaries or Huntsman LLC of any of its Subsidiaries, as applicable, may sell, convey or otherwise transfer pursuant to customary terms to:

(i)                                     a Securitization Entity or to HI or Huntsman LLC, which subsequently transfers to a Securitization Entity (in the case of a transfer by HI or any of its Subsidiaries or Huntsman LLC or any of its Subsidiaries, as applicable); and

(ii)                                  any other Person (in the case of transfer by a Securitization Entity), or may grant a security interest in any accounts receivable (whether now existing or arising or acquired in the future) by HI or any of its Subsidiaries or Huntsman LLC or any of its Subsidiaries, and any assets related thereto including, without limitation, all Pledged Collateral securing such accounts receivable, all contracts and contract rights and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets (including contract rights) which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable.

“Record Date” has the meaning provided in Section 2.05.

“Redemption Date” means, with respect to any Notes, the Maturity Date of such Note or the earlier date on which such Note is to be redeemed by the Company pursuant to paragraph 5 of the Notes.

“Redemption Price” has the meaning provided in Section 3.03.

“Refinance” means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part.  “Refinanced” and “Refinancing” shall have correlative meanings.

“Refinancing Indebtedness” means any Refinancing by any Person or any of its Restricted Subsidiaries of Indebtedness, in each case that does not:

(i)                                     result in an increase in the aggregate principal amount of Indebtedness of such Person as of the date of such proposed Refinancing (plus the amount of any premium required to be paid under the terms of the instrument governing such Indebtedness and plus the amount of reasonable expenses incurred by such Person or its Restricted Subsidiaries in connection with such Refinancing); or

(ii)                                  create Indebtedness with:

(a)                                  a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced, or

(b)                                 a final maturity earlier than the final maturity of the Indebtedness being Refinanced.

“Registrar” has the meaning provided in Section 2.03.

“Registration Rights Agreement” means the Registration Rights Agreement dated as of the date of this Indenture among the Company, the Guarantor and the Initial Purchasers.

“Regulation S” means Regulation S under the Securities Act.

“Regulation S Global Security” has the meaning specified in Section 2.01.

“Replacement Assets” has the meaning provided in Section 4.12.

“Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Restricted Global Security” means a Restricted Global Security representing Notes.

“Restricted Global Security” has the meaning specified in Section 2.01.

“Restricted Payment” means to:

(i)                                     declare or pay any dividend or make any distribution, other than dividends or distributions payable in Qualified Capital Stock of the Company, on or in respect of shares of the Company’s Capital Stock to holders of such Capital Stock;

(ii)                                  purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock;

(iii)                               make any principal payment on, purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, any Indebtedness of the Company that is subordinate or junior in right of payment to the Notes; or

(iv)                              make any Investment other than Permitted Investments.

“Restricted Period” means the period of 40 days commencing on the Issue Date of the Notes.

“Restricted Security” means a Note that constitutes a “restricted security” within the meaning of Rule 144(a)(3) under the Securities Act; provided, however, that the Trustee shall be entitled to request and conclusively rely on an Opinion of Counsel with respect to whether any Note constitutes a Restricted Security.

“Restricted Subsidiary” of any Person means any Subsidiary of such Person which at the time of determination is not an Unrestricted Subsidiary; provided that (i) HIH and its Restricted Subsidiaries shall be deemed not to be Restricted Subsidiaries of Huntsman

LLC and (ii) Huntsman LLC and its Restricted Subsidiaries shall be deemed not to be Restricted Subsidiaries of HIH.

“Sale and Leaseback Transaction” means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to the Company or a Restricted Subsidiary of any property, whether owned by the Company or any Restricted Subsidiary on the Issue Date or later acquired, which has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such Property.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Securitization Entity” means a wholly owned Subsidiary of (i) HI (or Tioxide Group, Holdings U.K. or another Person that is a Subsidiary of HI in which HI or any of its Subsidiaries makes an Investment and to which HI or any of its Subsidiaries transfers accounts receivable or equipment and related assets) or (ii) Huntsman LLC (or another Person that is a Subsidiary of Huntsman LLC in which Huntsman LLC or any of its Subsidiaries makes an Investment and to which Huntsman LLC or any of its Subsidiaries transfers accounts receivable or equipment and related assets), in each case, which engages in no activities other than in connection with the financing of accounts receivable or equipment and which is designated by the board of HI or Huntsman LLC, as applicable (as provided below) as a Securitization Entity:

(a)                                  no portion of the Indebtedness or any other Obligations (contingent or otherwise) of which:

(A)                              is guaranteed by HI or any of its Subsidiaries or Huntsman LLC or any of its Subsidiaries, as applicable (other than the Securitization Entity) (excluding guarantees of Obligations (other than the principal of, and interest on, Indebtedness)) pursuant to Standard Securitization Undertakings;

(B)                                is recourse to or obligates HI or any of its Subsidiaries or Huntsman LLC or any of its Subsidiaries, as applicable (other than the Securitization Entity) in any way other than pursuant to Standard Securitization Undertakings; or

(C)                                subjects any property or asset of HI or any of its Subsidiaries or Huntsman LLC or any of its Subsidiaries, as applicable (other than the Securitization Entity), directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings and other than any interest in the accounts receivable or equipment and related assets being financed (whether in the form of an equity interest in such assets or subordinated indebtedness payable primarily from such financed assets) retained or acquired by HI or any of its Subsidiaries or Huntsman LLC or any of its Subsidiaries, as applicable,

(b)                                 with which neither (x) HI nor any of its Subsidiaries nor (y) Huntsman LLC nor any of its Subsidiaries, as applicable, has any material contract, agreement, arrangement or understanding other than on terms no less favorable to HI or such Subsidiary or Huntsman LLC or such Subsidiary, as applicable, than those that might be obtained at the time from Persons that are not Affiliates of HI or Huntsman LLC, as applicable, other than fees payable in the ordinary course of business in connection with servicing receivables of such entity, and

(c)                                  to which neither (x) HI nor any of its Subsidiaries nor (y) Huntsman LLC nor any of its Subsidiaries, as applicable, has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.

“Security Documents” means (i) the Pledge Agreement and (ii) any cash collateral agreement as required by Section 4.19.

“Significant Subsidiary” means any Restricted Subsidiary of the Company, which, at the date of determination, is a “Significant Subsidiary” as such term is defined in Regulation S-X under the Exchange Act.

“S&P” means Standard & Poor’s Corporation and its successors.

“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by HI or any of its Subsidiaries or Huntsman LLC or any of its Subsidiaries, as applicable, which are reasonably customary in an accounts receivable securitization transaction.

“Subordinated Indebtedness” means Indebtedness of the Company which is expressly subordinated in right of payment to the Notes.

“Subsidiary” with respect to any Person, means (i) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of managers or directors, as applicable, under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person or (ii) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

“Tax Sharing Agreement” means the Tax Sharing Agreement, dated as of the Issue Date, among the Company, Huntsman LLC and Parent.

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb), as amended, as in effect on the date hereof, except as otherwise provided in Section 9.03.

“Trustee” means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

“Unrestricted Global Security” has the meaning set forth in Section 2.01.

“Unrestricted Notes” means one or more Notes that do not and are not required to bear the Private Placement Legend in the form set forth in Exhibit A-2, including, without limitation, the Exchange Notes.

“Unrestricted Subsidiary” of any Person means:

(i)                                     any Subsidiary of such Person that at the time of determination will be or continue to be designated an Unrestricted Subsidiary;

(ii)                                  any Subsidiary of an Unrestricted Subsidiary; and

(iii)                               until such time as they are designated as a Restricted Subsidiary in the manner provided below, Huntsman Specialty Chemicals Holding Corporation, Huntsman Specialty, and Huntsman Australia Holdings Corporation.

The Board of Directors of the Company may designate any Subsidiary (including any newly acquired or newly formed Subsidiary, but excluding HIH, HI or Huntsman LLC) to be an Unrestricted Subsidiary if:

(a)                                  such Subsidiary does not own any Capital Stock of, or does not own or hold any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated;

(b)                                 the Company certifies to the Trustee that such designation complies with Section 4.03; and

(c)                                  each Subsidiary to be designated as an Unrestricted Subsidiary and each of its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness under which the lender has recourse to any of the assets of the Company or any of its Restricted Subsidiaries.

The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary only if:

(A)                              immediately after giving effect to such designation, (x) in the case of a Subsidiary of HI, HI is able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness of HI) in compliance with Section 4.11(c); and (y) in the case of a Subsidiary of Huntsman LLC, Huntsman LLC is able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness of Huntsman LLC) in compliance with Section 4.11(b); provided that this clause (y) shall not apply to the redesignation of an Australian Unrestricted Subsidiary; and

(B)                                immediately before and immediately after giving effect to such designation, no default or Event of Default will have occurred and be continuing.

Any such designation by the Board of Directors of the Company will be evidenced to the trustee by promptly filing with the trustee a copy of the Board Resolution approving the designation and an Officers’ Certificate certifying that the designation complied with this Indenture.

“U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer’s option.

“U.S. Legal Tender” means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person or other similar governing body of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(i)                                     the then outstanding aggregate principal amount or accreted value (if issued with original issue discount) of such Indebtedness into

(ii)                                  the sum of the total of the products obtained by multiplying

(a)                                  the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by

(b)                                 the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment.

“Wholly Owned Restricted Subsidiary” of any Person means a Restricted Subsidiary of such Person where all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) shall at the time be owned by such Person and/or by one or more Wholly Owned Restricted Subsidiaries of such Person.

SECTION 1.02.                                              Incorporation by Reference of TIA.

Whenever this Indenture refers to a provision of the TIA, that portion of such provision that is required to be incorporated for this Indenture to be qualified under the TIA is incorporated by reference in, and made a part of, this Indenture.  The following TIA terms used in this Indenture have the following meanings:

“Commission” means the SEC.

“indenture securities” means the Notes.

“indenture security holder” means a Holder or a Noteholder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor” on the indenture securities means the Company or any other obligor on the Notes.

All other TIA terms used in this Indenture that are defined by the TIA, defined by the TIA by reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them therein.

SECTION 1.03.                                              Rules of Construction.

Unless the context otherwise requires:

(1)                                  a term has the meaning assigned to it;

(2)                                  an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP as in effect on the Issue Date;

(3)                                  “or” is not exclusive;

(4)                                  words in the singular include the plural, and words in the plural include the singular; and

(5)                                  “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

ARTICLE TWO

THE NOTES

SECTION 2.01.                                              Form and Dating.

The Initial Notes and the Trustee’s certificate of authentication relating thereto shall be substantially in the form of Exhibit A-1.  The Exchange Notes and the Trustee’s certificate of authentication relating thereto shall be substantially in the form of Exhibit A-2.  The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage.  The Company shall approve the form of the Notes and any notation, legend or endorsement thereon.  Each Note shall be dated the date of issuance and shall show the date of its authentication.  Each Note shall have an executed Guarantee from the Guarantor endorsed thereon substantially in the form of Exhibit E hereto.

The terms and provisions contained in the Notes annexed hereto shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company, the Guarantor and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

Restricted Global Securities.  (i)  The Notes shall be issued in the form of one or more Global Securities (the “Restricted Global Security”) in definitive, fully registered form without interest coupons, with the legend provided for in Exhibit B hereto, except as otherwise permitted herein.

(ii)                                  Each Restricted Global Security shall be registered in the name of DTC or its nominee and deposited with the Trustee, at its Corporate Trust Office, as custodian for DTC, duly executed by the Company and authenticated by the Trustee as hereinafter provided.  The aggregate principal amount at maturity of a Restricted Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for DTC, in connection with a corresponding decrease or increase in the aggregate principal amount at maturity of a Regulation S Global Security or an Unrestricted Global Security, as hereinafter provided.

Regulation S Global Securities.  (i)  Notes offered and sold in reliance on Regulation S shall be initially issued in the form of one or more Global Securities in definitive, fully registered form without interest coupons, with such applicable legends as are provided for in Exhibit B hereto, except as otherwise permitted herein.  Until such time as the Restricted Period shall have terminated, such Global Securities shall be referred to herein as the “Regulation S Global Securities.”  After such time as the Restricted Period shall have terminated, such Regulation S Global Securities shall be referred to herein, as the “Unrestricted Global Securities.”

(ii)                                  Each Regulation S Global Security and Unrestricted Global Security shall be registered in the name of DTC or its nominee and deposited with the Trustee, at its Corporate Trust Office, as custodian for DTC, duly executed by the Company and authenticated by the Trustee as hereinafter provided, for credit to the respective accounts at DTC of the depositaries.  The aggregate principal amount at maturity of each Regulation S Global Security (or Unrestricted Global Security) may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for DTC, in connection with a corresponding decrease or increase in the aggregate principal amount at maturity of a Restricted Global Security, as hereinafter provided.

Notes issued in exchange for interests in a Global Note pursuant to Section 2.16 may be issued in the form of permanent certificated Notes in registered form in substantially the form set forth in Exhibits A-1 and A-2 (the “Physical Notes”).

SECTION 2.02.                                              Execution and Authentication; Aggregate Principal Amount.

An Officer who shall have been duly authorized by all requisite corporate actions shall execute the Notes for the Company, and one officer shall sign the Guarantee for the Guarantor by manual or facsimile signature.

If an Officer whose signature is on a Note or a Guarantee, as the case may be, was an Officer at the time of such execution but no longer holds that office or position at the time the Trustee authenticates the Note, the Note shall nevertheless be valid.

A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note.  The signature of such representative of the Trustee shall be conclusive evidence that the Note has been authenticated under this Indenture.

On the Issue Date, upon Company order the Trustee shall authenticate and deliver $875,000,000 principal amount at maturity of 15% Senior Secured Discount Notes due 2008 in the form of Initial Notes.  In addition, at any time, from time to time, the Trustee shall authenticate and deliver Unrestricted Notes in the form of Exchange Initial Notes upon a written notice of the Company, for original issuance in the aggregate principal amount at maturity specified in such order, provided that Unrestricted Notes shall be issuable only upon the valid surrender for cancellation of Global Securities or other Notes of a like aggregate principal amount at maturity.  Any such order shall specify the amount of the Notes to be authenticated and the date on which the original issue of Notes is to be authenticated, whether the Notes are Unrestricted Notes and whether (subject to Section 2.01) the Notes are to be issued as Physical Notes or Global Notes and such other information as the Trustee may reasonably request.

Notwithstanding the foregoing, except as provided in Section 9.02, all Initial Notes and Unrestricted Notes issued under this Indenture shall vote and consent together on all matters (as to which any of such Notes may vote or consent) as one class.

The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate Notes.  Unless otherwise provided in the appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.  An authenticating agent has the same rights as an Agent to deal with the Company and Affiliates of the Company.

The Notes shall be issuable in fully registered form only, without coupons, in denominations of $1,000 in aggregate principal amount at maturity and any integral multiple thereof.

SECTION 2.03.                                              Registrar and Paying Agent.

The Company shall maintain an office or agency (which shall be located in New York where (a) Notes may be presented or surrendered for registration of transfer or for exchange (“Registrar”), (b) Notes may be presented or surrendered for payment (“Paying Agent”) and (c) notices and demands to or upon the Company in respect of the Notes and this Indenture may be served.  The Registrar shall keep a register of the Notes and of their transfer and exchange.  The Company, upon notice to the Trustee, may have one or more co-Registrars and one or more additional Paying Agents reasonably acceptable to the Trustee.  The term “Paying Agent” includes any additional paying agent.  The Company may change the Paying Agent or Registrar without notice to any Holder.

The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which agreement shall incorporate the provisions of the TIA and implement the provisions of this Indenture that relate to such Agent.  The Company shall notify the Trustee, in advance, of the name and address of any such Agent.  If the Company fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such.

The Company initially appoints the Trustee as Registrar and Paying Agent until such time as the Trustee has resigned or a successor has been appointed.  Any of the Registrar, the Paying Agent or any other agent may resign upon 30 days’ notice to the Company.

SECTION 2.04.                                              Paying Agent To Hold Assets in Trust.

The Company shall require each Paying Agent other than the Trustee to agree in writing that each Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, premium, if any, or interest on, the Notes (whether such assets have been distributed to it by the Company or any other obligor on the Notes), and shall notify the Trustee of any default by the Company (or any other obligor on the Notes) in making any such payment.  The Company at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed.  Upon distribution to the Trustee of all assets that shall have been delivered by the Company to the Paying Agent and the completion of any accounting required to be made hereunder, the Paying Agent shall have no further liability for such assets.

SECTION 2.05.                                              Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Holders and shall otherwise comply with TIA § 312(a).  If the Trustee is not the Registrar, the Company shall furnish to the Trustee at such times as the Trustee may request in writing a list as of the applicable accretion dates (as set forth in the Notes) and in such form as the Trustee may reasonably require of the names and addresses of the Holders, which list may be conclusively relied upon by the Trustee.

SECTION 2.06.                                              Transfer and Exchange.

Subject to Sections 2.15 and 2.16, when Notes are presented to the Registrar or a co-Registrar with a request to register the transfer of such Notes or to exchange such Notes for an equal principal amount of Notes of other authorized denominations, the Registrar or co-Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; provided, however, that the Notes presented or surrendered for transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.  To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Notes at the Registrar’s or co-Registrar’s written request.  No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith.  The Registrar or co-Registrar shall not be required to register the transfer of or exchange of any Note (i) during a period beginning at the opening of business 15 days before the mailing of a notice of redemption pursuant to Section 3.03 and paragraph 5 of the Notes and ending at the close of business on the day of such mailing and (ii) selected for redemption in whole or in part pursuant to Article Three, except the unredeemed portion of any Note being redeemed in part.

Any Holder of a beneficial interest in a Global Note shall, by acceptance of such beneficial interest, agree that transfers of beneficial interests in such Global Notes may be effected only through a book entry system maintained by the Holder of such Global Note (or its agent), and that ownership of a beneficial interest in the Note shall be required to be reflected in a book entry system.

SECTION 2.07.                                              Replacement Notes.

If a mutilated Note is surrendered to the Trustee or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Note and the Guarantor shall execute a Guarantee thereon if the Trustee’s requirements are met.  If required by the Trustee or the Company, such Holder must provide an indemnity bond or other indemnity, sufficient in the reasonable judgment of the Company, the Guarantor and the Trustee, to protect the Company, the Guarantor, the Trustee or any Agent from any loss which any of them may suffer if a Note is replaced.  The Company and the Trustee may charge such Holder for its reasonable out-of-pocket expenses in replacing a Note, including reasonable fees and expenses of counsel.  Every replacement Note shall constitute an additional obligation of the Company and every replacement Guarantee shall constitute an additional obligation of the Guarantor.

SECTION 2.08.                                              Outstanding Notes.

Notes outstanding at any time are all the Notes that have been authenticated by the Trustee except those cancelled by it, those delivered to it for cancellation and those described in this Section as not outstanding.  Subject to Section 2.09, a Note does not cease to be outstanding because the Company or any of its Affiliates holds the Note.

If a Note is replaced pursuant to Section 2.07 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.  A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.07.

If on a Redemption Date or the Maturity Date the Paying Agent holds U.S. Legal Tender, U.S. Government Obligations, or a combination thereof sufficient to pay all of the

Accreted Value and any premium due on the Notes payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Notes cease to be outstanding.

If on any date which is no earlier than 60 days prior to a Redemption Date, the Company has irrevocably deposited in trust with the Trustee U.S. Legal Tender, U.S. Government Obligations or a combination thereof in an amount sufficient to pay all of the Accreted Value and any premium due on the Notes payable on such Redemption Date, together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof on such Redemption Date pursuant to the terms of this Indenture, then and after the date of such deposit such Notes shall be deemed to be not outstanding for purposes of determining whether the Holders of the required aggregate principal amount at maturity of Notes have concurred in any direction, waiver, consent or notice which requires the consent of at least a majority in Accreted Value at maturity of Notes then outstanding.

SECTION 2.09.                                              Treasury Notes.

In determining whether the Holders of the required Accreted Value of Notes have concurred in any direction, waiver, consent or notice, Notes owned by the Company or an Affiliate shall be considered as though they are not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which the Trustee actually knows are so owned shall be so considered.  The Company shall notify the Trustee, in writing, when it or any of its Affiliates repurchases or otherwise acquires Notes, of the Accreted Value of such Notes so repurchased or otherwise acquired.

SECTION 2.10.                                              [intentionally omitted]

SECTION 2.11.                                              Cancellation.

The Company at any time may deliver Notes to the Trustee for cancellation.  The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange or payment.  The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent, and no one else, shall cancel and, at the written direction of the Company, shall dispose all cancelled Notes in accordance with its customary procedures.  Subject to Section 2.07, the Company may not issue new Notes to replace Notes that the Company has paid or delivered to the Trustee for cancellation.  If the Company shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.11.

SECTION 2.12.                                              Defaulted Interest; Increase of Applicable Rate.

The Company will pay interest on overdue Accreted Value from time to time on demand at a rate equal to the Applicable Rate borne by the Notes, plus 2.00% per annum.  Interest on the Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months, and, in the case of a partial month, the actual number of days elapsed.

Upon the occurrence and during the continuance of an Event of Default, the Applicable Rate shall increase by 2.0% per annum; provided that such increase in the Applicable Rate shall cease in the case of (i) any Event of Default pursuant to Section 6.01(iv)(A), immediately upon the discharge in full of the unpaid principal amount of the Indebtedness giving rise to such Event of Default, and (ii) any Event of Default pursuant to Section 6.01(iv)(B), immediately upon the rescission or annulment of the acceleration of Indebtedness giving rise to such Event of Default.

SECTION 2.13.                                              CUSIP Numbers.

The Company in issuing the Notes may use one or more “CUSIP” and/or “ISIN” numbers, and if so, the Trustee shall use the CUSIP and/or “ISIN” numbers in notices of redemption or exchange as a convenience to Holders; provided, however, that no representation is hereby deemed to be made by the Trustee as to the correctness or accuracy of the CUSIP numbers printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes.  The Company shall promptly notify the Trustee of any change in the CUSIP or “ISIN” number.

SECTION 2.14.                                              Deposit of Moneys.

Prior to 11:00 a.m. New York time on each Maturity Date, Redemption Date, Change of Control Payment Date, and Net Proceeds Offer Payment Date, the Company shall have deposited with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Maturity Date, Redemption Date, Change of Control Payment Date, and Net Proceeds Offer Payment Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such Maturity Date, Redemption Date, Change of Control Payment Date, and Net Proceeds Offer Payment Date, as the case may be.

SECTION 2.15.                                              Book-Entry Provisions for Global Securities.

Except as indicated below in this Section 2.15, the Notes shall be represented only by Global Securities.  The Global Securities shall be deposited with a Depositary or its custodian for such Notes (and shall be registered in the name of such Depositary or its nominee).  The Depositary for the Notes shall be DTC unless the Company appoints a successor

Depositary by delivery of a Company Order to the Trustee specifying such successor Depositary.

All payments on a Global Security will be made to DTC or its nominee, as the case may be, as the registered owner and Holder of such Global Security.  In each case, the Company will be fully discharged by payment to or to the order of such Depositary from any responsibility or liability in respect of each amount so paid.  Upon receipt of any such payment in respect of a Global Security, DTC will credit Participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount at maturity of such Global Security as shown on the records of DTC.

Unless and until it is exchanged in whole or in part for Physical Notes, a Global Security may not be transferred except as a whole by the relevant Depositary or nominee thereof to another nominee of the Depositary or to a successor of Depositary or a nominee of such successor.

Owners of beneficial interests in Global Securities shall be entitled or required, as the case may be, but only under the circumstances described in this Section 2.15, to receive physical delivery of Physical Notes.

Interests in a Global Security shall be exchangeable or transferable, as the case may be, for Physical Notes if (i) DTC notifies the Company that it is unwilling or unable to continue as Depositary for such Global Security, or DTC ceases to be a “Clearing Agency” registered under the Exchange Act, and a successor depositary is not appointed by the Company within 120 days, (ii) the Company at its option notifies the Trustee in writing that it elects to cause the issuance of Physical Notes, or (iii) an Event of Default has occurred and is continuing with respect thereto and the owner of a beneficial interest therein requests such exchange or transfer.  Upon the occurrence of any of the events described in the preceding sentence, the Company shall cause the appropriate Physical Notes to be delivered to the owners of beneficial interests in the Global Securities or the Participants in DTC through which such owners hold their beneficial interest.  Physical Notes shall be exchangeable or transferable for interests in other Physical Notes as described herein.

SECTION 2.16.                                              Transfer and Exchange of Securities.

(a)                                  Transfer and Exchange of Global Securities.  Notwithstanding any provisions of this Indenture or the Notes, transfers of a Global Security, in whole or in part, transfers and exchanges of interests therein of the kinds described in clauses (ii), (iii) and (iv) below and exchange of interests in Global Securities or of other Securities as described in clause (v) below, shall be made only in accordance with this Section 2.16(a).  Transfers and exchanges subject to this Section 2.16 shall also be subject to the other provisions of the Indenture that are not inconsistent with this Section 2.16.

(i)                                     General.  A Global Security may not be transferred, in whole or in part, to any Person other than DTC or a nominee thereof or a successor to DTC or its nominee, and no such transfer to any such other Person may be registered; provided that this clause (i) shall not prohibit any transfer of a Security that is issued in exchange for a Global Security but is not itself a Global Security.  No transfer of a Note of any series to any Person shall be effective under this Indenture or the Notes of such series unless and until such Note has been registered in the name of such Person.  Nothing in this Section 2.16(a)(i) shall prohibit or render ineffective any transfer of a beneficial interest in a Global Security effected in accordance with the other provisions of this Section 2.16(a).

(ii)                                  Restricted Global Security to Regulation S Global Security.  If the Holder of a beneficial interest in a Restricted Global Security of any series wishes at any time to transfer such interest to a Person who wishes to take delivery thereof in the form of a beneficial interest in a Regulation S Global Security of such series, such transfer may be effected, subject to the rules and procedures of DTC to the extent applicable (the “Applicable Procedures”), only in accordance with the provisions of this Section 2.16(a)(ii).  Upon receipt by the Registrar of (A) written instructions given in accordance with the Applicable Procedures from an Agent Member directing the Registrar, to credit or cause to be credited to a specified Agent Member’s account a beneficial interest in a Regulation S Global Security in a principal amount at maturity equal to that of the beneficial interest in a Restricted Global Security to be so transferred; (B) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Agent Member to be credited with, and the account of the Agent Member to be debited for, such beneficial interest and (C) a certificate in substantially the form set forth in Exhibit C-1 given by the Holder of such beneficial interest, the principal amount at maturity of a Restricted Global Security shall be reduced, and the principal amount at maturity of a Regulation S Global Security shall be increased, by the principal amount at maturity of the beneficial interest in a Restricted Global Security to be so transferred, in each case by means of an appropriate adjustment on the records of the Registrar, and the Registrar shall instruct DTC or its authorized representative to make a corresponding adjustment to its records and to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in a Regulation S Global Security having a principal amount at maturity equal to the amount so transferred.

(iii)                               Restricted Global Security to Unrestricted Global Security.  If the Holder of a beneficial interest in a Restricted Global Security of any series wishes at any time to transfer such interest to a Person who wishes to take delivery thereof in the form of a beneficial interest in an Unrestricted Global Security of such series, such transfer may be effected, subject to the Applicable Procedures, only in accordance with this Section 2.16(a)(iii).  Upon receipt by the Registrar, of (A) written instructions given in accordance with the Applicable Procedures from an Agent Member directing the Registrar to credit or cause to be credited to a specified Agent Member’s account a beneficial interest in an Unrestricted Global Security in a principal amount at maturity equal to that of the beneficial interest in a Restricted Global Security to be so transferred, (B) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Agent Member to be credited with, and the account of the Agent Member to be debited for, such beneficial interest and (C) a certificate in substantially the form set forth in Exhibit C-2 given by the Holder of such beneficial interest, the principal amount at maturity of the Restricted Global Security shall be reduced, and the principal amount at maturity of an Unrestricted Global Security shall be increased, by the principal amount at maturity of the beneficial interest in a Restricted Global Security to be so transferred, in each case by means of an appropriate adjustment on the records of the Registrar and the Registrar shall instruct DTC or its authorized representative to make a corresponding adjustment to its records and to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in an Unrestricted Global Security having a principal amount at maturity equal to the amount so transferred.

(iv)                              Regulation S Global Security or Unrestricted Global Security to Restricted Global Security.  If the Holder of a beneficial interest in a Regulation S Global Security of any series or an Unrestricted Global Security of any series wishes at any time to transfer such interest to a Person who wishes to take delivery thereof in the form of a beneficial interest in a Restricted Global Security of such series, such transfer may be effected, subject to the Applicable Procedures, only in accordance with this Section 2.16(a)(iv).  Upon receipt by the Registrar of (A) written instructions given in accordance with the Applicable Procedures from an Agent Member directing the Registrar to credit or cause to be credited to a specified Agent Member’s account a beneficial interest in a Restricted Global Security in a principal amount at maturity equal to that of the beneficial interest in a Regulation S Global Security or an Unrestricted Global Security to be so transferred, (B) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Agent Member to be credited with, and the account of the Agent Member to be debited for, such beneficial interest and (C) with respect to a transfer of a beneficial interest in a Regulation S Global Security (but not an Unrestricted Global Security) to a Person whom the transferor reasonably believes is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act, a certificate in substantially the form set forth in Exhibit C-3 given by the Holder of such beneficial interest, the principal amount at maturity of a Restricted Global Security shall be increased, and the principal amount at maturity of a Regulation S Global Security or an Unrestricted Global Security shall be reduced, by the principal amount at maturity of the beneficial interest in a Restricted Global Security to be so transferred, in each case by means of an appropriate adjustment on the records of the Registrar and the Registrar shall instruct

DTC or its authorized representative to make a corresponding adjustment to its records and to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Restricted Global Security having a principal amount at maturity equal to the amount so transferred.

(v)                                 Exchanges of Global Security for Non-Global Security.  In the event that a Global Security or any portion thereof is exchanged for Securities other than Global Securities, such other Securities may in turn be exchanged (on transfer or otherwise) for Notes that are not Global Securities or for beneficial interests in a Global Security (if any is then Outstanding) only in accordance with such procedures, which shall be substantially consistent with the provisions of clauses (i) through (iv) above and (vi) below (including the certification requirements intended to insure that transfers and exchanges of beneficial interests in a Global Security comply with Rule 144A, Rule 144 or Regulation S, as the case may be) and any Applicable Procedures, as may be from time to time adopted by the Company and the Trustee.

(vi)                              Beneficial Interest in Regulation S Global Security to Be Held Through Euroclear or Clearstream.  Until the termination of the Restricted Period with respect thereto, interests in a Regulation S Global Security may be held only through Agent Members acting for and on behalf of Euroclear and Clearstream, provided that this clause (vi) shall not prohibit any transfer in accordance with Section 2.16(a)(iv) hereof.

(b)                                 Global Securities.  The provisions of clauses (i), (ii), (iii), and (iv) below shall apply only to Global Securities:

(i)                                     General.  Each Global Security authenticated under the Indenture shall be registered in the name of the appropriate Depositary or a nominee thereof and delivered to such Depositary or a nominee thereof or custodian therefor.

(ii)                                  Transfer to Persons Other than Depositary.  Notwithstanding any other provision in the Indenture or the Securities, no Global Security may be exchanged in whole or in part for Securities registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any person other than the appropriate Depositary or a nominee thereof unless (A) in the case of a Global Security, DTC notifies the Company that it is unwilling or unable to continue as Depositary for such Global Security, or DTC ceases to be a “Clearing Agency” registered under the Exchange Act, and a successor to DTC is not appointed by the Company within ninety (90) days, or (B) an Event of Default has occurred and is continuing with respect thereto and the owner of a beneficial interest therein requests such exchange or transfer.  Any Global Security exchanged pursuant to clause (A), (B) or (C) above shall be so exchanged in whole and not in part and any Global Security exchanged pursuant to clause (D) above may be exchanged in whole or from time to time in part as directed by DTC.  Any

Security issued in exchange for a Global Security or any portion thereof shall be a Global Security, provided that any such Security so issued that is registered in the name of a Person other than the appropriate Depositary or a nominee thereof shall not be a Global Security.

(iii)                               Global Security to Physical Note.  Notes in exchange for a Global Security or any portion thereof pursuant to clause (ii) above shall be issued in definitive, fully registered form without interest coupons, shall have an aggregate principal amount at maturity equal to that of such Global Security or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the appropriate Depositary shall designate and shall bear any legends required hereunder.  Any Global Security to be exchanged in whole shall be surrendered by the appropriate Depositary to the appropriate Registrar.  With regard to any Global Security to be exchanged in part, either such Global Security shall be so surrendered for exchange or, in the case of a Global Security, if the Trustee is acting as custodian for DTC or its nominee with respect to such Global Security, the principal amount at maturity thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee, as Authenticating Agent, or of the Common Depositary.  Upon any such surrender or adjustment, the Trustee shall authenticate and deliver the Security issuable on such exchange to or upon the order of the appropriate Depositary or an authorized representative thereof.

(iv)                              In the event of the occurrence of any of the events specified in clause (ii) above, the Company will promptly make available to the Trustee a reasonable supply of Physical Notes in definitive, fully registered form, without interest coupons.

(v)                                 No Rights of Agent Members in Global Security.  No Agent Member of any Depositary nor any other Persons on whose behalf Agent Members may act shall have any rights under the Indenture with respect to any Global Security, or under any Global Security, and each Depositary or its nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Security for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the applicable Depositary or such nominee, as the case may be, or impair, as between DTC, their respective Agent Members and any other person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a Holder of any Note.

SECTION 2.17.                                              Special Transfer Provisions.

(a)                                  Transfers to Institutional Accredited Investors.  If Securities are being transferred to an Institutional Accredited Investor, the Securities shall be accompanied by delivery of a transferee certificate for Institutional Accredited Investors substantially in the form of Exhibit D hereto and an opinion of counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act.

(b)                                 Other Transfers.  If a Holder proposes to transfer an Initial Security pursuant to any exemption from the registration requirements of the Securities Act other than as provided for above, the Registrar shall only register such transfer or exchange if such transferor delivers to the Registrar and the Trustee an Opinion of Counsel satisfactory to the Company and the Registrar that such transfer is in compliance with the Securities Act and the terms of this Indenture; provided that the Company may, based upon the opinion of its counsel, instruct the Registrar by a Company Order not to register such transfer in any case where the proposed transferee is not a QIB, an Institutional Accredited Investor or a non-U.S. Person.

(c)                                  General.  By its acceptance of any Security bearing Legends, each Holder of such a Security acknowledges the restrictions on transfer of such Security set forth in this Indenture and in the Legends and agrees that it will transfer such Security only as provided in this Indenture.

The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.15, 2.16 or this Section 2.17 for a period of two years, after which time such letters, notices and other written communications shall at the written request of the Company be delivered to the Company.  The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable prior written notice to the Registrar.

ARTICLE THREE

REDEMPTION

SECTION 3.01.                                              Notices to Trustee.

If the Company elects to redeem Notes pursuant to paragraph 5 of the Notes, it shall notify the Trustee and the Paying Agent in writing of the Redemption Date and the aggregate Accreted Value of the Notes to be redeemed.  Such notice must be given at least 45 days prior to the Redemption Date (unless a shorter notice shall be satisfactory to the Trustee), but shall not be given more than 60 days before the Redemption Date.  Any such notice may be cancelled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect.

SECTION 3.02.                                              Selection and Notice.

If less than all the Notes are to be redeemed at any time in connection with a redemption pursuant to paragraph 5 of the Notes, the Trustee will select Notes for redemption as follows:

(1)                                  if the Notes are listed, in compliance with the requirements of the principal national securities exchange on which the Notes are listed; or

(2)                                  if the Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate.

No Notes of $1,000 principal amount at maturity or less shall be redeemed in part.

SECTION 3.03.                                              Notice of Redemption.

At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail or cause to be mailed a notice of redemption by first-class mail to each Holder whose Notes are to be redeemed at its registered address, with a copy to the Trustee.  At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at the Company’s expense.  Each notice for redemption shall identify the Notes to be redeemed and shall state:

(1)                                  the Redemption Date;

(2)                                  the redemption price (the “Redemption Price”);

(3)                                  the paragraph and subparagraph of the Notes pursuant to which the Notes are being redeemed;

(4)                                  the name and address of the Paying Agent;

(5)                                  that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

(6)                                  that, unless the Company defaults in making the redemption payment, Notes called for redemption shall cease to accrete on and after the Redemption Date, and the only remaining right of the Holders of such Notes is to receive payment of the Redemption Price upon surrender to the Paying Agent of the Notes redeemed;

(7)                                  that, if any Note is being redeemed in part, the portion of the principal amount at maturity of such Note to be redeemed and that, after the Redemption Date, and upon cancellation of such Note, a new Note or Notes in the aggregate principal amount at maturity equal to the unredeemed portion thereof will be issued in the name of the Holder;

(8)                                  that, if less than all the Notes are to be redeemed, the identification of the particular Notes (or portion thereof) to be redeemed, as well as the aggregate principal amount at maturity of Notes to be redeemed and the aggregate principal amount at maturity of Notes to be outstanding after such partial redemption; and

(9)                                  whether the redemption is conditioned on any events and what such conditions are.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such rule, laws and regulations are applicable in connection with the purchase of Notes.

SECTION 3.04.                                              Effect of Notice of Redemption.

Once notice of redemption is mailed in accordance with Section 3.03, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price.  Upon surrender to the Trustee or Paying Agent, such Notes called for redemption shall be paid at the Redemption Price.  Interest shall accrue on or after the Redemption Date and shall be payable only if the Company defaults in payment of the Redemption Price in accordance with Section 2.12.

SECTION 3.05.                                              Deposit of Redemption Price.

On or before the Redemption Date, the Company shall deposit with the Paying Agent U.S. Legal Tender sufficient to pay the Redemption Price of all Notes to be redeemed on that date.  The Paying Agent shall promptly return to the Company any U.S. Legal Tender so deposited that is not required for that purpose, except with respect to monies owed as obligations to the Trustee pursuant to Article Seven.

Unless the Company fails to comply with the preceding paragraph and defaults in the payment of such Redemption Price, Notes to be redeemed will cease to accrete on and after the applicable Redemption Date, whether or not such Notes are presented for payment.

SECTION 3.06.                                              Notes Redeemed in Part.

Upon surrender of a Note that is to be redeemed in part, the Trustee shall authenticate for the Holder a new Note or Notes equal in principal amount at maturity to the unredeemed portion of the Note surrendered.

ARTICLE FOUR

COVENANTS

SECTION 4.01.                                              Payment of the Notes.

The Company shall pay the principal on the Notes on the dates and in the manner provided in the Notes.  An installment of principal on the Notes shall be considered paid on the date it is due if the Trustee or Paying Agent holds on that date U.S. Legal Tender designated for and sufficient to pay the installment.

SECTION 4.02.                                              Maintenance of Office or Agency.

The Company shall maintain the office or agency required under Section 2.03.  The Company shall give prior notice to the Trustee of the location, and any change in the location, of such office or agency.  If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 12.02.

SECTION 4.03.                                              Limitation on Restricted Payments.

(a)                                  The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, make any Restricted Payment if at the time of such Restricted Payment or immediately after giving effect thereto:

(i)                                     a Default or an Event of Default shall have occurred and be continuing; or

(ii)                                  the aggregate amount of Restricted Payments made after the Issue Date, including the fair market value as determined reasonably and in good faith by the Board of Directors of the Company of non-cash amounts constituting Restricted Payments, shall exceed the sum of:

(A)                              100% of the aggregate net cash proceeds received by the Company from any Person (other than a Subsidiary of the Company) from the issuance and sale subsequent to the Issue Date and on or prior to the date the Restricted Payment occurs of Qualified Capital Stock of the Company; plus

(B)                                without duplication of any amounts included in clause (A) above, 100% of the aggregate net cash proceeds of any equity contribution received by the Company from a holder of the Company’s Capital Stock.

(b)                                 Notwithstanding the foregoing, the provisions set forth in the immediately preceding paragraph do not prohibit:

(i)                                     the payment of any dividend within 60 days after the date of declaration of such dividend if the dividend would have been permitted on the date of declaration;

(ii)                                  the acquisition of any shares of Capital Stock of the Company, either (A) solely in exchange for shares of Qualified Capital Stock of the Company or (B) if no Default or Event of Default shall have occurred and be continuing, through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of shares of Qualified Capital Stock of the Company;

(iii)                               the acquisition of any Indebtedness of the Company that is subordinate or junior in right of payment to the Notes either (A) solely in exchange for shares of Qualified Capital Stock of the Company, or (B) if no Default or Event of Default shall have occurred and be continuing, through the application of net proceeds of a substantially concurrent sale or incurrence for cash (other than to a Subsidiary of the Company) of (x) shares of Qualified Capital Stock of the Company or (y) Refinancing Indebtedness;

(iv)                              so long as no Default or Event of Default shall have occurred and be continuing, repurchases by the Company of, or dividends to Parent to permit repurchases by Parent of, Common Stock of the Company or Parent from employees of Parent, the Company or any of its Subsidiaries or their authorized representatives upon the death, disability or termination of employment of such employees, in an aggregate amount not to exceed $4.0 million in any fiscal year;

(v)                                 payments by the Company to Parent pursuant to the Tax Sharing Agreement;

(vi)                              payments to Parent for legal, audit, and other expenses directly relating to the administration of Parent which, when aggregated with loans made to Parent in accordance with clause (xiv) under the definition of “Permitted Investments,” will not exceed $3.0 million in any fiscal year;

(vii)                           payments of dividends on Disqualified Capital Stock issued in accordance with Section 4.11;

(viii)                        Investments by Huntsman LLC or any of its Restricted Subsidiaries so long as at the time of such Investment or immediately after giving effect thereto:

(A)                              no Default or an Event of Default shall have occurred and be continuing;

(B)                                Huntsman LLC is able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness of Huntsman LLC) in compliance with Section 4.11(b); and

(C)                                the aggregate amount of Investments made after the Issue Date under this clause (viii), including the fair market value as determined reasonably and in good faith by the board of managers of Huntsman LLC of non-cash amounts constituting Investments, shall not exceed 50% of the cumulative Consolidated Net Income (or if cumulative Consolidated Net Income shall be a loss, minus 100% of such loss) of Huntsman LLC and its Restricted Subsidiaries earned from the Issue Date through the last day of the last full fiscal quarter immediately preceding the date the Investment occurs (treating such period as a single accounting period);

(ix)                                Investments by HI or any of its Restricted Subsidiaries so long as at the time of such Investment or immediately after giving effect thereto:

(A)                              no Default or an Event of Default shall have occurred and be continuing;

(B)                                HI is able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness of HI) in compliance with Section 4.11(c); and

(C)                                the aggregate amount of Investments made after June 30, 1999, including the fair market value as determined reasonably and in good faith by the board of managers of HI of non-cash amounts constituting Investments, shall not exceed 50% of the cumulative Consolidated Net Income (or if cumulative Consolidated Net Income shall be a loss, minus 100% of such loss) of HI earned from June 30, 1999 through the last day of the last full fiscal quarter immediately preceding the date the Restricted Payment occurs (treating such period as a single accounting period);

(x)                                   Investments by the Company in Capital Stock of the Company’s Unrestricted Subsidiaries to the extent such Capital Stock was contemporaneously contributed to the Company from holders of the Company’s Capital Stock; and

(xi)                                payments to Parent in connection with any initial public offering or a sale of all or substantially all the assets of Parent in an aggregate amount not to exceed $10.0 million.

In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date in accordance with clause (ii) of paragraph (a) of this Section 4.03, cash amounts expended pursuant to clauses (i), (ii) and (iv) of this paragraph (b) shall be included in such calculation.

(c)                                  For purposes of determining compliance with this Section 4.03, if a Restricted Payment would be permitted to be made by one or more of the provisions of paragraphs (a) or (b) above, the Company may classify, on the date of making such Restricted Payment, which provision such Restricted Payment shall be made pursuant to, and the Company may change such classification, at its sole discretion, at any time thereafter.

(d)                                 Not later than the date of making any Restricted Payment pursuant to clause (ii) of paragraph (a) of this Section 4.03, the Company shall deliver to the Trustee an Officers’ Certificate stating that such Restricted Payment complies with this Indenture and setting forth in reasonable detail the basis upon which the required calculations were computed, which calculations may be based upon the Company’s quarterly financial statements last provided to the Trustee pursuant to Section 4.09.

SECTION 4.04.                                              Corporate Existence.

Except as otherwise permitted by Article Five, the Company shall do or cause to be done all things reasonably necessary to preserve and keep in full force and effect its corporate or other existence and the corporate or other existence of each of its Restricted Subsidiaries in accordance with the respective organizational documents of each such Restricted Subsidiary and the material rights (charter and statutory) and franchises of the Company and each such Restricted Subsidiary; except for such noncompliances as are not in the aggregate reasonably likely to have a material adverse effect on the financial condition or results of operations of the Company and its Restricted Subsidiaries taken as a whole.

SECTION 4.05.                                              Payment of Taxes and Other Claims.

The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all material taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon it or any of its Restricted Subsidiaries or properties of it or any of its

Restricted Subsidiaries and (ii) all material lawful claims for labor, materials, supplies and services that, if unpaid, might by law become a Lien upon the property of it or any of its Restricted Subsidiaries; except for such noncompliances as are not in the aggregate reasonably likely to have a material adverse effect on the financial condition or results of operations of the Company and its Restricted Subsidiaries as a whole; provided, however, that there shall not be required to be paid or discharged any such tax, assessment or charge, the amount, applicability or validity of which is being contested in good faith by appropriate proceedings and for which adequate provision has been made or where the failure to effect such payment or discharge is not adverse in any material respect to the Holders.

SECTION 4.06.                                              Maintenance of Properties and Insurance.

(a)                                  The Company shall, and shall cause each of its Restricted Subsidiaries to, make all reasonable efforts to maintain its material properties in normal condition (subject to ordinary wear and tear) and make all reasonably necessary repairs, renewals or replacements thereto as in the judgment of the Company may be reasonably necessary to the conduct of the business of the Company and its Restricted Subsidiaries; except for such noncompliances as are not in the aggregate reasonably likely to have a material adverse effect on the financial condition or results of operations of the Company and its Restricted Subsidiaries taken as a whole.

(b)                                 The Company shall provide or cause to be provided, for itself and each of its Restricted Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds that, in the reasonable, good faith opinion of the Company, are reasonably adequate and appropriate for the conduct of the business of the Company and such Restricted Subsidiaries.

SECTION 4.07.                                              Compliance Certificate; Notice of Default.

(a)                                  The Company shall deliver to the Trustee, within 120 days after the end of each of the Company’s fiscal years, an Officers’ Certificate stating that a review of its activities and the activities of its Restricted Subsidiaries during the preceding fiscal year has been made under the supervision of the signing officers with a view to determining whether it has kept, observed, performed and fulfilled its obligations under this Indenture and further stating, as to each such officer signing such certificate, that to the best of his knowledge at the date of such certificate there is no Default or Event of Default that has occurred and is continuing or, if such signers do know of such Default or Event of Default, the certificate shall describe the Default or Event of Default and its status with particularity.  The Officers’ Certificate shall also notify the Trustee should the Company elect to change the manner in which it fixes its fiscal year end.

(b)                                 The annual financial statements delivered to the Trustee pursuant to Section 4.09 shall be accompanied by a written report of the Company’s independent accountants that in conducting their audit of the financial statements which are a part of such annual report or such annual financial statements nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article Four, Five or Six insofar as they relate to accounting matters or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

(c)                                  So long as any of the Notes are outstanding (i) if any Default or Event of Default has occurred and is continuing or (ii) if any Holder seeks to exercise any remedy hereunder with respect to a claimed Default under this Indenture or the Notes, the Company shall deliver to the Trustee as soon as practicable by registered or certified mail or by telegram, telex or facsimile transmission followed by hard copy by registered or certified mail an Officers’ Certificate specifying such event, notice or other action.

SECTION 4.08.                                              Compliance with Laws.

The Company shall comply, and shall cause each of its Restricted Subsidiaries to comply, with all applicable statutes, rules, regulations, orders and restrictions of the United States of America, all states and municipalities thereof, and of any governmental department, commission, board, regulatory authority, bureau, agency and instrumentality of the foregoing, in respect of the conduct of their respective businesses and the ownership of their respective properties, except for such noncompliances as are not in the aggregate reasonably likely to have a material adverse effect on the financial condition or results of operations of the Company and its Restricted Subsidiaries taken as a whole.

SECTION 4.09.                                              Reports to Holders.

Whether or not required by the Commission, so long as any Notes are outstanding, beginning with the quarter ended June 30, 2003 and until the date the Exchange Offer (as defined in the Registration Rights Agreement) is consummated and thereafter at any time not filed with the Commission, each of the Company, Huntsman LLC and HI must furnish to the Holders of Notes and the Trustee, within the time period specified in the Commission’s rules and regulations including any extension periods available under such rules and regulations and excluding any requirement and time periods applicable to “accelerated filers” (as defined in Rule 12b-2 under the Exchange Act) under such rules and regulations, and make available to securities analysts and potential investors upon request:

(i)                                     all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if such Person were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by such Person’s certified independent accountants; and

(ii)                                  all current reports that would be required to be filed with the SEC on Form 8-K if such Person were required to file such reports.

If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information of the Company, Huntsman LLC and HI required by the preceding paragraph shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management’s Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of the Company, Huntsman LLC or HI and its Restricted Subsidiaries (as applicable) separate from the financial condition and results of operations of the Unrestricted Subsidiaries.

In addition, whether or not required by the Commission, after the date the Exchange Offer (as defined in the Registration Rights Agreement) is required to be consummated, the Company will file a copy of all the information and reports referred to in clauses (i) and (ii) above (in the case of information and reports relating to Huntsman LLC and HI, to the extent not otherwise filed with the Commission by Huntsman LLC and HI) with the Commission for public availability within the time periods specified in the Commission’s rules and regulations (unless the Commission will not accept such a filing) including any extension periods available under such rules and regulations and excluding any requirement and time periods applicable to “accelerated filers” (as defined in Rule 12b-2 under the Exchange Act) under such rules and regulations, and make such information available to securities analysts and prospective investors upon request.

SECTION 4.10.                                              Waiver of Stay, Extension or Usury Laws.

Each of the Company and the Guarantor covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company or the Guarantor from paying all or any portion of the principal of, premium or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the obligations or the performance of this Indenture; and (to the extent that it may lawfully do so) each of the Company and the Guarantor hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 4.11.                                              Limitation on Incurrence of Additional Indebtedness.

(a)                                  The Company will not, directly or indirectly, create, incur, assume, guarantee, acquire, become liable, contingently or otherwise, with respect to, or otherwise become responsible for payment of (collectively, “incur”) any Indebtedness other than Permitted Indebtedness of the Company.

(b)                                 Huntsman LLC will not, and will not permit any of its Restricted Subsidiaries to, incur any Indebtedness other than Permitted Indebtedness of Huntsman LLC; provided, however, that if no Default or Event of Default shall have occurred and be continuing at the time of or as a consequence of the incurrence of any such Indebtedness, Huntsman LLC and/or its Restricted Subsidiaries may incur Indebtedness (including Acquired Indebtedness) in each case if, on the date of the incurrence of such Indebtedness, after giving effect to the incurrence thereof, the Consolidated Fixed Charge Coverage Ratio of Huntsman LLC is greater than 2.0 to 1.0.

(c)                                  HIH will not, and will not permit any of its Restricted Subsidiaries to, incur any Indebtedness other than Permitted Indebtedness of HI and Permitted Indebtedness of HIH; provided, however, that if no Default or Event of Default shall have occurred and be continuing at the time of or as a consequence of the incurrence of any such Indebtedness, HI and its Restricted Subsidiaries may incur Indebtedness (including Acquired Indebtedness) in each case if, on the date of the incurrence of such Indebtedness, after giving effect to the incurrence thereof, the Consolidated Fixed Charge Coverage Ratio of HI is greater than 2.0 to 1.0.

SECTION 4.12.                                              Limitation on Asset Sales.

(a)                                  The Company will not, and will not permit any of its Restricted Subsidiaries to, sell, transfer or otherwise dispose of any Collateral.  In addition, the Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(i)                                     the Company or the applicable Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets that are sold or otherwise disposed of, as determined in good faith by the Company’s Board of Directors;

(ii)                                  at least 75% of the consideration received by the Company or the applicable Restricted Subsidiary from the Asset Sale is in the form of cash or Cash Equivalents, and is received at the time of the Asset Sale.  For the purposes of this provision, the amount of any liabilities shown on the most recent applicable balance sheet of the Company or the applicable Restricted Subsidiary, other than liabilities that are by their terms subordinated to the Notes, that are assumed by the transferee of any such assets will be deemed to be cash for purposes of this provision; and

(iii)                               upon the consummation of an Asset Sale, the Company applies, or causes the applicable Restricted Subsidiary to apply, the Net Cash Proceeds relating to the Asset Sale within 365 days of having received the Net Cash Proceeds to:

(A)                              prepay any Indebtedness of a Restricted Subsidiary of the Company that is the seller or either the parent or a Subsidiary of the seller in such Asset Sale (other than Indebtedness of HIH that is pari passu with or subordinated to the B Notes) and, in the case of any such Indebtedness under any revolving credit facility, effect a permanent reduction in the availability under such revolving credit facility;

(B)                                make an investment in or expenditures for properties and assets (including Capital Stock of any entity) that replace the properties and assets that were the subject of the Asset Sale or in properties and assets (including Capital Stock of any entity) that will be used in the business of Huntsman LLC and its Restricted Subsidiaries or HI and its Restricted Subsidiaries, depending upon the identity of the seller in such Asset Sale, in each case on the Issue Date of the notes or in businesses reasonably related thereto (“Replacement Assets”); and/or

(C)                                make an acquisition of all the Capital Stock or assets of any Person or division conducting a business reasonably related to that of Huntsman LLC and its Restricted Subsidiaries or HI and its Restricted Subsidiaries, depending on the identity of the seller in such Asset Sale, in each case on the Issue Date, or

(D)                               a combination of prepayment, repurchase and investment permitted by foregoing clauses (A), (B) and (C).

(b)                                 Any Net Proceeds that the Company does not apply, or decides not to apply, in accordance with the preceding paragraph (a) will constitute a “Net Proceeds Offer Amount.”  The 366th day after an Asset Sale or any earlier date on which the board of the Company or board of the applicable Restricted Subsidiary determines not to apply the Net Cash Proceeds in accordance with the preceding paragraph (a) is a “Net Proceeds Offer Trigger Date”.  When the aggregate amount of the Net Proceeds Offer Amount is equal to or exceeds $30.0 million, the Company or such Restricted Subsidiary must make an offer to purchase (a “Net Proceeds Offer”) on a date that is not less than 30 nor more than 45 days following the applicable Net Proceeds Offer Trigger Date, from (i) all holders of Notes, and (ii) all holders of Indebtedness of the Company that is pari passu with the Notes, on a pro rata basis, the maximum Accreted Value of Notes or accreted value of pari passu Indebtedness that may be purchased with the Net Proceeds Offer Amount.  The offer price in any Net Proceeds Offer will be equal to 100% of the Accreted Value of the Notes to be purchased on the date of purchase.  Notwithstanding clause (iii) of paragraph (a) of this Section 4.12 or this paragraph (b), the Company shall have up to 425 days to comply with such clause (iii) and the Net Proceeds Offer Trigger Date shall be extended to the 426th day after an Asset Sale to the extent that Subsidiaries of the Company require such extra time in order to comply with their debt instruments (including, without limitation, credit agreements and indentures) that require an offer to purchase debt securities to actually be made with the proceeds of asset sales.

(c)                                  The following events will be deemed to constitute an Asset Sale and the Net Proceeds from such Asset Sale must be applied in accordance with this covenant:

(i)                                     in the event any non-cash consideration received by the Company or any Restricted Subsidiary of the Company in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration); or

(ii)                                  in the event of the transfer of substantially all, but not all, of the property and assets of the Company and its Restricted Subsidiaries as an entirety to a Person in a transaction permitted under Section 5.01, and as a result thereof the Company is no longer an obligor on the Notes, the successor corporation shall be deemed to have sold the properties and assets of the Company and its Restricted Subsidiaries not so transferred for purposes of this Section 4.12, and shall comply with the provisions of this Section 4.12 with respect to such deemed sale as if it were an Asset Sale.  In addition, the fair market value of such properties and assets of the Company or its Restricted Subsidiaries deemed to be sold shall be deemed to be Net Cash Proceeds for purposes of this Section 4.12.

(d)                                 Notwithstanding the provisions described in paragraph (a) of this Section 4.12, the Company and its Restricted Subsidiaries may consummate an Asset Sale without complying with such paragraph (a) to the extent:

(A)                              at least 80% of the consideration for such Asset Sale constitutes Replacement Assets purchased by Huntsman LLC and its Restricted Subsidiaries or HI and its Restricted Subsidiaries, depending on the identity of the seller in such Asset Sale; and

(B)                                such Asset Sale is for fair market value.

Any consideration that does not constitute Replacement Assets that is received by the Company or any of its Restricted Subsidiaries in connection with any Asset Sale permitted under this paragraph will constitute Net Cash Proceeds and will be subject to the paragraphs (a)(i), (b) and (c) of this Section 4.12.

(e)                                  Each notice of a Net Proceeds Offer pursuant to this Section 4.12 shall be mailed, by first-class mail, by the Company to Holders of Notes at their last registered address not more than 30 days following the Net Proceeds Offer Trigger Date, with a copy to the Trustee.  The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Net Proceeds Offer and shall state the following terms:

(i)                                     that the Net Proceeds Offer is being made pursuant to Section 4.12 of the Indenture, that all Notes tendered will be accepted for payment; provided, however, that if the aggregate Accreted Value of Notes tendered in a Net Proceeds Offer at the expiration of such offer and the lesser of the accreted value or aggregate principal amount of any other Indebtedness of the Company requiring an offer to purchase with Net Cash Proceeds exceeds the aggregate amount of the Net Proceeds Offer, the Company shall select the Notes and such other Indebtedness to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000 or multiples thereof shall be purchased) and that the Net Proceeds Offer shall remain open for a period of 20 Business Days or such longer periods as may be required by law;

(ii)                                  the purchase price and the payment date (which shall be not less than 30 nor more than 45 days following the applicable Net Proceeds Offer Trigger Date and which shall be at least five Business Days after the Trustee receives notice thereof from the Company) (the “Net Proceeds Offer Payment Date”);

(iii)                               that any Note not tendered will continue to accrete;

(iv)                              that, unless the Company defaults in making payment therefor, any Note accepted for payment pursuant to the Net Proceeds Offer shall cease to accrete after the Net Proceeds Offer Payment Date;

(v)                                 that Holders electing to have a Note purchased pursuant to a Net Proceeds Offer will be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day prior to the Net Proceeds Offer Payment Date;

(vi)                              that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the second Business Day prior to the Net Proceeds Offer Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount at maturity of the Notes the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased; and

(vii)                           that Holders whose Notes are purchased only in part will be issued new Notes in a principal amount at maturity equal to the unpurchased portion of the Note surrendered; provided, however, that each Note purchased and each new Note issued shall be in an original principal amount at maturity of $1,000 or integral multiples thereof.

On or before the Net Proceeds Offer Payment Date, the Company shall (i) accept for payment Notes or portions thereof (in integral multiples of $1,000) validly tendered pursuant to the Net Proceeds Offer, (ii) deposit with the Paying Agent in accordance with Section 2.14 U.S. Legal Tender sufficient to pay the purchase price plus accrued and unpaid interest, if any, of all Notes to be purchased and (iii) deliver to the Trustee Notes so accepted together with an Officers’ Certificate stating the Notes or portions thereof being purchased by the Company.  Upon receipt by the Paying Agent of the monies specified in clause (ii) above and a copy of the Officers’ Certificate specified in clause (iii) above, the Paying Agent shall promptly mail to the Holders of Notes so accepted payment in an amount equal to the purchase price out of the funds deposited with the Paying Agent in accordance with the preceding sentence.  The Trustee shall promptly authenticate and mail to such Holders new Notes equal in principal amount at maturity to any unpurchased portion of the Notes surrendered.  Upon the payment of the purchase price for the Notes accepted for purchase, the Trustee shall cancel the Notes.  Any monies remaining after the purchase of Notes pursuant to a Net Proceeds Offer shall be returned within three Business Days by the Trustee to the Company except with respect to monies owed as obligations to the Trustee pursuant to Article Seven.  For purposes of this Section 4.12, the Trustee shall act as the Paying Agent.

To the extent the Accreted Value of Notes tendered pursuant to any Net Proceeds Offer and the lesser of the accreted value or aggregate principal amount of other Indebtedness of the Company requiring an offer to purchase is less than the amount of Net Cash Proceeds subject to such Net Proceeds Offer, the Company may use any remaining portion of such Net Cash Proceeds not required to fund the repurchase of tendered Notes for general corporate purposes and such Net Proceeds Offer Amount shall be reset to zero.

(f)                                    The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Net Proceeds Offer.  To the extent that the provisions of any securities laws or regulations conflict with Section 4.12, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under Section 4.12 by virtue thereof.

SECTION 4.13.                                              Limitation on Dividend and Other Payment Restrictions Affecting Subsidiaries.

The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any of its Restricted Subsidiaries to (A) pay dividends or make any other distributions on or in respect of its Capital Stock; (B) make loans or advances or to pay any Indebtedness or other obligation owed to the Company or any of its other Restricted Subsidiaries; or (C) transfer any of its property or assets to the Company or any of its other Restricted Subsidiaries, except for such encumbrances or restrictions existing under or by reason of:

(i)                                     applicable law;

(ii)                                  this Indenture;

(iii)                               the Credit Facilities;

(iv)                              agreements and instruments existing on the Issue Date to the extent and in the manner such agreements are in effect on the Issue Date;

(v)                                 Indebtedness incurred by HI or any of its Restricted Subsidiaries or Huntsman LLC or any of its Restricted Subsidiaries after the Issue Date to the extent (x) permitted under Section 4.11 and (y) the provisions relating to such encumbrance or restriction contained in any such Indebtedness are no less favorable to the Company in any material respect as determined by the Board of Directors of the Company in their reasonable and good faith judgment then the provisions relating to such encumbrance or restriction contained in the Credit Facilities;

(vi)                              customary non-assignment provisions of any contract or any lease governing a leasehold interest of the Company or any of its Restricted Subsidiaries;

(vii)                           any agreements existing at the time of acquisition of any Person or the properties or assets of the Person so acquired (including agreements governing Acquired Indebtedness), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired;

(viii)                        restrictions imposed by any agreement to sell assets or Capital Stock permitted under this Indenture to any Person pending the closing of such sale;

(ix)                                any agreement or instrument governing Capital Stock of any Person that is acquired;

(x)                                   Indebtedness or other contractual requirements of a Securitization Entity in connection with a Qualified Securitization Transaction; provided that such restrictions apply only to such Securitization Entity;

(xi)                                Liens incurred in accordance with Section 4.15;

(xii)                             any restriction under an agreement governing Indebtedness of a Foreign Subsidiary permitted to be incurred by Section 4.11;

(xiii)                          restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(xiv)                         customary restrictions in Capitalized Lease Obligations, security agreements or mortgages securing Indebtedness of the Company or any of its Restricted Subsidiaries to the extent such restrictions restrict the transfer of the property subject to such Capitalized Lease Obligations, security agreements or mortgages;

(xv)                            customary provisions in joint venture agreements and other similar agreements (in each case relating solely to the respective joint venture or similar entity or the equity interests therein) entered into in the ordinary course of business;

(xvi)                         contracts entered into in the ordinary course of business, not relating to Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of the Company or any of its Restricted Subsidiaries in any manner material to the Company or any of its Restricted Subsidiaries; and

(xvii)                      an agreement governing Indebtedness incurred to Refinance the Indebtedness issued, assumed or incurred pursuant to an agreement referred to in clauses (ii), (iv), (v), (vii), (x), (xi) and (xiv) above; provided, however, that the provisions relating to such encumbrance or restriction contained in any such Indebtedness are no less favorable to the Company in any material respect as determined by the Board of Directors of the Company in their reasonable and good faith judgment than the provisions relating to such encumbrance or restriction contained in agreements referred to in such clauses (ii), (iv), (v), (vii), (x), (xi) and (xiv).

SECTION 4.14.                                              Limitation on Preferred Stock of Restricted Subsidiaries.

The Company will not permit any of its Restricted Subsidiaries to issue any Preferred Stock (other than to the Company or to a Wholly Owned Restricted Subsidiary of the Company) or permit any Person (other than the Company or any of its Restricted Subsidiaries) to own any Preferred Stock of any Wholly Owned Restricted Subsidiary of the Company.

SECTION 4.15.                                              Limitation on Liens.

The Company shall not create, incur or otherwise cause or suffer to exist or become effective any Liens of any kind upon any property or assets (including without limitation, the Capital Stock of any Restricted Subsidiaries owned directly by the Company, but not the Capital Stock of Restricted Subsidiaries owned by other Restricted Subsidiaries of the Company) of the Company or the Collateral, except for Permitted Liens.

SECTION 4.16.                                              Limitations on Transactions with Affiliates.

(a)                                  The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions with, or for the benefit of, any of its Affiliates (each an “Affiliate Transaction”), other than:

(i)                                     Affiliate Transactions permitted under the provision described in the last paragraph of this paragraph (a); and

(ii)                                  Affiliate Transactions on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those terms that might reasonably have been obtained in a comparable transaction by the Company or the relevant Restricted Subsidiary and a Person that is not an Affiliate of the Company or the relevant Restricted Subsidiary.

The Board of Directors of the Company and the board of the relevant Restricted Subsidiary must approve each Affiliate Transaction to which they are a party that involves aggregate payments or other property with a fair market value in excess of $5 million.  This approval must be evidenced by a Board Resolution that states that the Board of Directors has determined that the transaction complies with the foregoing provisions.

If the Company or any of its Restricted Subsidiaries enters into an Affiliate Transaction that involves an aggregate fair market value of more than $10 million, then prior to the consummation of the Affiliate Transaction, the parties to such Affiliate Transaction must obtain a favorable opinion as to the fairness of such transaction or series of related transactions to the Company or the relevant Restricted Subsidiary, as the case may be, from a financial point of view, from an Independent Financial Advisor and file the same with the trustee.

The restrictions described in the preceding paragraphs of this paragraph (a) under this Section 4.16 do not apply to:

(i)                                     reasonable fees and compensation paid to and indemnity provided on behalf of, officers, directors, managers, employees or consultants of the Company or any of its Restricted Subsidiaries as determined in good faith by the Company’s board of directors or senior management;

(ii)                                  transactions exclusively between or among the Company and any of its Restricted Subsidiaries or exclusively between or among such Restricted Subsidiaries, provided such transactions are not otherwise prohibited by this Indenture (including, without limitation, Section 4.16(b));

(iii)                               any agreement as in effect as of the Issue Date or contemplated under the Contribution Agreement or any amendment thereto or any transaction contemplated thereby or in any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the Holders in any material respect than the original agreement;

(iv)                              Permitted Investments and Restricted Payments made in compliance with Section 4.03, other than Permitted Investments that are made in Unrestricted Subsidiaries of the Company created or acquired after the Issue Date and Investments that are part of the same transaction or series of related transactions that exceed $15.0 million in the aggregate;

(v)                                 transactions between or among any of the Company, any of its Subsidiaries and any Securitization Entity in connection with a Qualified Securitization Transaction, in each case provided that such transactions are not otherwise prohibited by the indenture; and

(vi)                              transactions with distributors or other purchases or sales of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of the indenture which when taken together are fair to the Company or the Restricted Subsidiaries as applicable, in the reasonable determination of the board of directors of the Company or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party.

(b)                                 The Company will not permit Huntsman LLC and any of its Restricted Subsidiaries, on the one hand, to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions (including, without limitation, any sale, conveyance, transfer, lease or assignment of assets or properties and any Investment), or for the benefit of, HIH and any of its Restricted Subsidiaries, on the other hand, or vice versa (each, an “Intercompany Transaction”), other than:

(i)                                     Intercompany Transactions permitted under the provision described in the last paragraph of this paragraph (b); and

(ii)                                  Intercompany Transactions on terms that are no less favorable to Huntsman LLC, HIH and the relevant Restricted Subsidiary(ies) than those terms that might reasonably have been obtained in a comparable transaction by Huntsman LLC, HIH and the relevant Restricted Subsidiary(ies) and an unrelated Person.

The Board of Directors of each of Huntsman LLC, HIH and the relevant Restricted Subsidiary(ies) must approve each Intercompany Transaction to which they are a party that involves aggregate payments or other property with a fair market value in excess of $5 million.  This approval must be evidenced by a Board Resolution that states that the Board of Directors has determined that the transaction complies with the foregoing provisions.

If Huntsman LLC, HIH and any Restricted Subsidiary(ies) thereof enters into an Intercompany Transaction that involves an aggregate fair market value of more than $10 million, then prior to the consummation of the Intercompany Transaction, the parties to such Intercompany Transaction must obtain a favorable opinion as to the fairness of such transaction or series of related transactions to Huntsman LLC, HIH and any Restricted Subsidiary(ies) party thereto from a financial point of view, from an Independent Financial Advisor and file the same with trustee.

The restrictions described in the preceding paragraphs of this paragraph (b) of Section 4.16 do not apply to:

(i)                                     any agreement as in effect as of the Issue Date or contemplated under the Contribution Agreement or any amendment thereto or any transaction contemplated thereby in any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the Holders in any material respect than the original agreement; and

(ii)                                  transactions relating to the purchase or sale of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of the indenture which when taken together are fair to Huntsman LLC, HIH and the Restricted Subsidiary(ies), in the reasonable determination of the Board of Directors of the Company or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party.

SECTION 4.17.                                              Limitation of Guarantees by Restricted Subsidiaries.

The Company will not permit either Huntsman LLC and its Restricted Subsidiaries or HIH and its Restricted Subsidiaries to, directly or indirectly, by way of the pledge of any intercompany note or otherwise, to assume, guarantee or in any other manner become liable with respect to any Indebtedness of HIH and its Restricted Subsidiaries or Huntsman LLC and its Restricted Subsidiaries, respectively.  In addition, the Company will not permit any of its Restricted Subsidiaries to, directly or indirectly, by way of the pledge of any intercompany note or otherwise, assume, guarantee or in any other manner become liable with respect to any Indebtedness (other than these Notes) of the Company.

SECTION 4.18.                                              Capital Stock of Certain Subsidiaries.

The Company will at all times, directly or indirectly, hold (i) 100% of the membership interests of Huntsman LLC and (ii) at least 311.111 units of HIH.  If the Company creates or acquires a Subsidiary after the Issue Date that is not also a Subsidiary of Huntsman LLC or HIH (including, without limitation, Vantico Group S.A. or any Subsidiary that is a holding company thereof) such Subsidiary shall be required to be an Unrestricted Subsidiary under this Indenture at all times (each, a “Company Unrestricted Subsidiary”).

SECTION 4.19.                                              Excess Cash Flow.

The Company will, within 120 days after the end of each fiscal year beginning at December 31, 2003, deliver an Officers’ Certificate certifying (1) the calculation of Excess Cash Flow for such fiscal year, and (2) the amount of Excess Cash Flow (i) that has been used since the end of such fiscal year and (ii) that the Board of Directors of the Company has determined in good faith will be used to fund the Company’s business plan and/or liquidity needs for the next twelve (12) calendar months following the date of such Officers’ Certificate (the sum of the amounts in such clause (i) and (ii), the “Reserved Cash Flow Amount”).  The Company shall cause its Restricted Subsidiaries, to the extent not restricted by any encumbrances or restrictions described in any of the clauses (i) through (xvii) of Section 4.13, to pay or distribute the amount of Excess Cash Flow, if any, in excess of the Reserved Cash Flow Amount to the Company no later than the 130th day after the end of such fiscal year beginning at December 31, 2003.  Such funds will be used by the Company to (x) purchase, defease, redeem, prepay or otherwise acquire or retire for value the Notes in accordance with the provisions of this Indenture, or (y) be deposited in a cash collateral account of the Company under the Security Documents for the benefit of the Holders of the Notes.

SECTION 4.20.                                              Conduct of Business.

The Company and its Restricted Subsidiaries (other than a Securitization Entity) will not engage in any businesses which are not the same, similar or related to the businesses in which the Company and its Restricted Subsidiaries were engaged on the Issue Date, except to the extent that after engaging in any new business, the Company and its Restricted Subsidiaries, taken as a whole, remain substantially engaged in similar lines of business as were conducted by them on the Issue Date.  The Company shall not engage in any business other than holding the membership interests of Huntsman LLC and the HIH Equity Interests, the B Notes and Permitted Investments and Restricted Payments made in accordance with the terms of this Indenture.  The Guarantor shall not engage in any business other than ownership of the 300 units of HIH.

SECTION 4.21.                                              Change of Control.

(a)                                  Upon the occurrence of a Change of Control, each Holder will have the right to require that the Company purchase all or any part (equal to $1,000 principal amount at maturity or an integral multiple thereof) of such Holder’s Notes in cash pursuant to the offer described below (the “Change of Control Offer”), at a purchase price equal to 101% of the Accreted Value on the date of purchase.  If a Change of Control occurs as a result of a sale of all or substantially all of the assets of the Company and its Subsidiaries in accordance with the provisions of Section 5.01, then notwithstanding the foregoing, the provisions of this Section 4.21 requiring a Change of Control Offer shall apply to and be the obligation of solely the purchaser of such assets.

(b)                                 Within 30 days following the date on which a Change of Control occurs (the “Change of Control Date”), the Company shall send, by first class mail, postage prepaid, a notice to each Holder of Notes at their last registered address and the Trustee, which notice shall govern the terms of the Change of Control Offer.  The notice to the Holders shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Change of Control Offer.  Such notice shall state:

(i)                                     that the Change of Control Offer is being made pursuant to Section 4.21 of this Indenture and that all Notes validly tendered and not withdrawn will be accepted for payment;

(ii)                                  the purchase price and the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as may be required by law) (the “Change of Control Payment Date”);

(iii)                               that any Note not tendered will continue to accrete;

(iv)                              that, unless the Company defaults in making payment therefor, any Note accepted for payment pursuant to the Change of Control Offer shall cease to accrete after the Change of Control Payment Date;

(v)                                 that Holders electing to have a Note purchased pursuant to a Change of Control Offer will be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, to the Paying Agent and Registrar for the Notes at the address specified in the notice prior to the close of business on the third Business Day prior to the Change of Control Payment Date;

(vi)                              that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the second Business Day prior to the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount at maturity of the Notes the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

(vii)                           that Holders whose Notes are purchased only in part will be issued new Notes in a principal amount at maturity equal to the unpurchased portion of the Notes surrendered; provided, however, that each Note purchased and each new Note issued shall be in a principal amount at maturity of $1,000 or integral multiples thereof; and

(viii)                        the circumstances and relevant facts regarding such Change of Control.

(c)                                  On or before the Change of Control Payment Date, the Company shall (i) accept for payment all Notes or portions thereof (in integral multiples of $1,000) validly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent in accordance with Section 2.14 U.S. Legal Tender sufficient to pay the purchase price of all Notes to be purchased and (iii) deliver or cause to be delivered to the Trustee Notes so accepted together with an Officers’ Certificate stating the aggregate Accreted Value of the Notes or portions thereof being purchased by the Company.  Upon receipt by the Paying Agent of the monies specified in clause (ii) above and a copy of the Officers’ Certificate specified in clause (iii) above, the Paying Agent shall promptly mail to the Holders of Notes so accepted payment in an amount equal to the purchase price, out of the funds deposited with the Paying Agent in accordance with the preceding sentence.  The Trustee shall promptly authenticate and mail or cause to be transferred by book-entry to such Holders new Notes equal in principal amount at maturity to any unpurchased portion of the Notes surrendered, if any, provided that each such new Note will be in the same currency as the surrendered Note and in a principal amount at maturity of $1,000 or an integral multiple thereof.  Upon the payment of the purchase price for the Notes accepted for purchase, the Trustee shall cancel the Notes purchased by the Company.  Any monies remaining after the purchase of Notes pursuant to a Change of Control Offer shall be returned within three Business Days by the Trustee to the Company except with respect to monies owed as obligations to the Trustee pursuant to Article Seven.  For purposes of this Section 4.21, the Trustee shall act as the Paying Agent.

(d)                                 The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such rule, laws and regulations are applicable in connection with the purchase of the Notes pursuant to a Change of Control Offer.  To the extent the provisions of any securities laws and regulations conflict with the provisions of this Indenture relating to a Change of Control Offer, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations relating to such Change of Control Offer by virtue thereof.

SECTION 4.22.                                              B Notes.

The Company shall not amend or modify in any material respect or waive any material provisions under the B Notes or the B Notes Indenture without the prior written approval of Holders of the Notes representing a majority of the Accreted Value of the outstanding Notes.  The Company will not permit HIH to redeem the B Notes prior to their final maturity date unless the proceeds thereof are immediately applied by the Company to redeem all (but not less than all) of the Notes pursuant to Article III of this Indenture.

SECTION 4.23.                                              Calculation of Original Issue Discount.

The Company shall file with the Trustee promptly at the end of each calendar year (i) a written notice specifying the amount of original issue discount (including daily rates and accrual periods) accrued on outstanding Notes as of the end of such year and (ii) such other specific information relating to such original issue discount as may then be relevant under the Code.

ARTICLE FIVE

SUCCESSOR CORPORATION

SECTION 5.01.                                              Merger, Consolidation and Sale of Assets.

(a)                                  The Company will not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, transfer or otherwise dispose of (or permit any of its Restricted Subsidiaries to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the Company’s assets (determined on a consolidated basis for the Company and its Restricted Subsidiaries) unless:

(i)                                     either (A) the Company shall be the surviving or continuing Person or (B) the Person (if other than the Company) formed by such merger, consolidation or the purchaser of all or substantially all of the Company’s assets is a corporation organized and validly existing under the laws of the United States or any State thereof or the District of Columbia (the “Surviving Entity”);

(ii)                                  the Surviving Entity, if any, expressly assumes by a supplemental indenture that is in form and substance satisfactory to the Trustee all rights and obligations of the Company under the Notes and this Indenture and the Security Documents;

(iii)                               immediately after giving effect to such transaction, including the assumption of the Notes, the Company or the Surviving Entity, as the case may be, shall have a Consolidated Fixed Charge Coverage Ratio of greater than 2.0 to 1.0;

(iv)                              immediately before and after giving effect to such transaction, including the assumption of the Notes, no Default or Event of Default shall have occurred or exists; and

(v)                                 the Company or the Surviving Entity shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, stating that all requirements under this Indenture for such a transaction have been satisfied.

Notwithstanding anything in this Section 5.01(a) to the contrary,

(1)                                  the Company may merge with an Affiliate that has no material assets or liabilities and that is incorporated solely for the purpose of reincorporating the Company in another state of the United States or the District of Columbia without complying with clause (iii) of the first paragraph of this covenant; and

(2)                                  any transaction characterized as a merger under applicable state law where each of the constituent entities survives, will not be treated as a merger for purposes of this Section 5.01, but instead will be treated as (a) an Asset Sale, if the result of such transaction is the transfer of assets by the Company or a Restricted Subsidiary, or (b) an Investment, if the result of such transaction is the acquisition of assets by the Company or a Restricted Subsidiary.

(b)                                 The Guarantor will not (unless its Guarantee is to be released in accordance with the terms of this Indenture in connection with any transaction that complies with Section 4.12), and the Company will not cause or permit the Guarantor to, consolidate with or merge with or into any Person other than the Company or any other Guarantor unless: (i) the entity formed by or surviving any such consolidation or merger (if other than the Guarantor) or to which such sale, lease, conveyance or other disposition shall have been made assumes by supplemental indenture all of the obligations of the Guarantor on its Guarantee under the Indenture and the Security Documents; and (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing.  Any merger or consolidation of the Guarantor with and into the Company (with the Company being the surviving entity) need not comply with this clause (b).

SECTION 5.02.                                              Successor Corporation Substituted.

Upon any consolidation, combination or merger, or any transfer of all or substantially all of the assets of the Company or the Guarantor in accordance with Section 5.01 in which the Company or the Guarantor is not the continuing corporation, the successor Person formed by such consolidation or into which the Company or the Guarantor, as applicable, is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and the Notes and the Security Documents or the Guarantor under the Guarantee, the Indenture and the Security Documents, as applicable, with the same effect as if such surviving entity had been named as such.

ARTICLE SIX

DEFAULT AND REMEDIES

SECTION 6.01.                                              Events of Default.

Each of the following shall be an “Event of Default” under the Notes:

(i)                                     the failure to pay interest on any Notes when the same becomes due and payable and the default continues for a period of 30 days;

(ii)                                  the failure to pay the Accreted Value of any Notes when such Accreted Value becomes due and payable, at maturity, upon redemption or otherwise;

(iii)                               the failure of (a) the Company to comply with any covenant or agreement contained in this Indenture or (b) the failure of Huntsman Holdings, LLC to comply with Section 4.11 of the Pledge Agreement, in each case, for a period of 60 days after the Company, in the case of clause (a), and the Company and Huntsman Holdings, LLC, in the case of clause (b), receives a written notice specifying the default (and demanding that such default be remedied) from the Trustee or the Holders of at least 25% of the Accreted Value of the Notes (except in the case of a default with respect to Section 5.01, which will constitute an Event of Default with such notice requirement but without such passage of time requirement);

(iv)                              any default under any agreement governing Indebtedness of the Company or any of its Restricted Subsidiaries, if that default:

(A)                              is caused by the failure to pay at final maturity the principal amount of any Indebtedness after giving effect to any applicable grace periods and any extensions of time for payment of such Indebtedness; or

(B)                                results in the acceleration of the final stated maturity of any such Indebtedness;

and in each case, the aggregate principal amount of such Indebtedness unpaid or accelerated equals or exceeds $5 million and has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such final maturity or acceleration;

(v)                                 the failure of the Company or its Restricted Subsidiaries to pay or otherwise discharge or stay one or more judgments that shall be rendered against the Company or any of its Restricted Subsidiaries in an aggregate amount exceeding $25 million, which are not covered by indemnities or third party insurance as to which the Person giving such indemnity or such insurer has not disclaimed coverage, for a period of 60 days after such judgments become final and non-appealable;

(vi)                              the Company or any Restricted Subsidiary which is also a Significant Subsidiary (A) commences a voluntary case or proceeding under any Bankruptcy Law with respect to itself, (B) consents to the entry of a judgment, decree or order for relief against it in an involuntary case or proceeding under any Bankruptcy Law, (C) consents to the appointment of a custodian of it or for substantially all of its property, (D) consents to or acquiesces in the institution of a bankruptcy or an insolvency proceeding against it or (E) makes a general assignment for the benefit of its creditors;

(vii)                           a court of competent jurisdiction enters a judgment, decree or order for relief in respect of the Company or any Restricted Subsidiary which is also a Significant Subsidiary in an involuntary case or proceeding under any Bankruptcy Law, which shall (A) approve as properly filed a petition seeking reorganization, arrangement, adjustment or composition in respect of the Company or any Significant Subsidiary, (B) appoint a custodian of the Company or any Significant Subsidiary or for substantially all of its property or (C) order the winding up or liquidation of its affairs; and such judgment, decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

(viii)                        default by the Company or any Pledgor in the performance of the Security Documents which results in the unenforceability, invalidity, imperfection or lack of requisite priority of the Trustee’s lien on the Pledged Collateral, or the repudiation or disaffirmation by the Company or any Pledgor of its obligations under the Security Documents or the determination in a judicial proceeding that the Security Documents are unenforceable or invalid against the Company or any Pledgor for any reason.

SECTION 6.02.                                              Acceleration.

(a)                                  If an Event of Default (other than an Event of Default specified in Section 6.01(vi) or (vii) with respect to the Company) shall occur and be continuing, the Trustee or the Holders of at least 25% in Accreted Value of outstanding Notes may declare the Default Amount to be due and payable by notice in writing to the Company and, in the case of an acceleration notice from the Holders of at least 25% in Accreted Value of the outstanding Notes, the Trustee specifying the respective Event of Default and that it is a “notice of acceleration” (the “Acceleration Notice”), and the Default Amount shall become immediately due and payable.  If an Event of Default specified in Section 6.01(vi) or (viii) with respect to the Company occurs and is continuing, then the Default Amount will ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder of the Notes.

(b)                                 At any time after a declaration of acceleration with respect to the Notes as described in the preceding paragraph, the Holders of a majority in Accreted Value of the Notes then outstanding (by notice to the Trustee) may rescind and cancel such declaration and its consequences if (i) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction, (ii) all existing Events of Default have been cured or waived except nonpayment of Accreted Value or interest on the Notes that has become due solely by such declaration of acceleration, (iii) to the extent the payment of such interest is lawful, interest (at the same rate specified in the Notes) on overdue payments of Accreted Value, which has become due other than by such declaration of acceleration, has been paid, (iv) the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances and (v) in the event of the cure or waiver of a Default or Event of Default of the type described in Sections 6.01(vi) and (vii), the Trustee has received an Officers’ Certificate and Opinion of Counsel that such Default or Event of Default has been cured or waived and the Trustee shall be entitled to conclusively rely upon such Officers’ Certificate and Opinion of Counsel.  No such rescission shall affect any subsequent Default or Event of Default or impair any right consequent thereto.

SECTION 6.03.                                              Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of Accreted Value, premium, if any, or accrued and unpaid interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.  A delay or omission by the Trustee or any Noteholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  No remedy is exclusive of any other remedy.  All available remedies are cumulative to the extent permitted by law.

SECTION 6.04.                                              Waiver of Past Defaults.

Subject to Sections 6.07 and 9.02, the Holders of a majority in Accreted Value of the Notes by notice to the Trustee may waive any existing Default or Event of Default and its consequences, except a Default in the payment of the Accreted Value or interest on any Note as specified in clauses (i) and (ii) of Section 6.01.

SECTION 6.05.                                              Control by Majority.

Subject to Section 2.09, the Holders of a majority in Accreted Value of the then outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it, including, without limitation, any remedies provided for in Section 6.03 with respect to the Notes or under the Security Documents.  Subject to Section 7.01, however, the Trustee may, in its discretion, refuse to follow any direction that conflicts with any law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of another Holder (it being understood that the Trustee shall have no duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders) or that may involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee, in its discretion, that is not inconsistent with such direction.

SECTION 6.06.                                              Limitation on Suits.

A Holder of a Note may not pursue any remedy with respect to this Indenture or the Notes unless:

(1)                                  the Holder gives to the Trustee notice of a continuing Event of Default;

(2)                                  Holders of at least 25% in Accreted Value of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

(3)                                  such Holders offer to the Trustee indemnity or security against any loss, liability or expense to be incurred in compliance with such request which is satisfactory to the Trustee;

(4)                                  the Trustee does not comply with the request within 45 days after receipt of the request and the offer of satisfactory indemnity or security; and

(5)                                  during such 45-day period the Holders of a majority in Accreted Value of the then outstanding Notes do not give the Trustee a direction which, in the opinion of the Trustee, is inconsistent with the request.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder.

SECTION 6.07.                                              Rights of Holders To Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of Accreted Value or principal, premium and interest on a Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08.                                              Collection Suit by Trustee.

If an Event of Default in payment of Accreted Value or interest specified in clause (i) or (ii) of Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor on the Notes for the whole amount of Accreted Value and accrued interest remaining unpaid, together with interest on overdue Accreted Value at the rate set forth in the Notes and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09.                                              Trustee May File Proofs of Claim.

The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, taxes, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relating to the Company or any other obligor upon the Notes, any of their respective creditors or any of their respective property, and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any custodian in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, taxes, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07.  The Company’s payment obligations under this Section 6.09 shall be secured in accordance with the provisions of Section 7.07.  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10.                                              Priorities.

If the Trustee collects any money or property pursuant to this Article Six or Article Eleven or as proceeds from Collateral, it shall pay out the money or property in the following order:

First:  to the Trustee, its agents and attorneys for amounts due under Sections 6.09 and 7.07;

Second:  if the Holders are forced to proceed against the Company directly without the Trustee, to Holders for their collection costs;

Third:  to Holders for amounts due and unpaid on the Notes for Accreted Value, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for Accreted Value, premium, if any, and interest, respectively; and

Fourth:  to the Company or any other obligor on the Notes, as their interests may appear, or as a court of competent jurisdiction may direct.

The Trustee, upon prior notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

SECTION 6.11.                                              Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.06 or 6.07.

ARTICLE SEVEN

TRUSTEE

SECTION 7.01.                                              Duties of Trustee.

(a)                                  If a Default or an Event of Default has occurred and is continuing, the Trustee shall exercise such rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise thereof as a prudent Person would exercise or use under the circumstances in the conduct of its own affairs.

(b)                                 Except during the continuance of a Default or an Event of Default:

(1)                                  The Trustee need perform only those duties as are specifically set forth in this Indenture or the TIA and no duties, covenants, responsibilities or obligations shall be implied in this Indenture that are adverse to the Trustee.

(2)                                  In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates (including Officers’ Certificates) or opinions (including Opinions of Counsel) furnished to the Trustee and conforming to the requirements of this Indenture.  However, as to any certificates or opinions which are required by any provision of this Indenture to be delivered or provided to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

(c)                                  Notwithstanding anything to the contrary herein contained, the Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1)                                  This paragraph does not limit the effect of paragraph (b) of this Section 7.01.

(2)                                  The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

(3)                                  The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.02, 6.04 or 6.05.

(d)                                 No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(e)                                  Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (d) of this Section 7.01.

(f)                                    The Trustee shall not be liable for interest on any money or assets received by it except as the Trustee may agree with the Company.  Assets held in trust by the Trustee need not be segregated from other assets except to the extent required by law.

SECTION 7.02.                                              Rights of Trustee.

Subject to Section 7.01:

(a)                                  In the absence of bad faith, negligence or willful misconduct on the part of the Trustee, the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any document believed by it to be genuine and to have been signed or presented by the proper Person.  The Trustee need not investigate any fact or matter stated in the document.

(b)                                 Before the Trustee acts or refrains from acting, it may consult with counsel and may require an Officers’ Certificate or an Opinion of Counsel, which shall conform to Sections 12.04 and 12.05.  The Trustee shall not be liable for and shall be fully protected in respect of any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or an Opinion of Counsel or advice of counsel.

(c)                                  The Trustee shall not be liable for any action that it takes or omits to take in good faith that it reasonably believes to be authorized or within its rights or powers.

(d)                                 The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate (including any Officers’ Certificate), statement, instrument, opinion (including any Opinion of Counsel), notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, upon reasonable notice to the Company, to examine the books, records, and premises of the Company, personally or by agent or attorney.

(e)                                  The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders of the Notes pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred by it in compliance with such request, order or direction.

(f)                                    The Trustee may consult with counsel of its selection and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability with respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(g)                                 The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(h)                                 The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty.

(i)                                     The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys or independent contractors and the Trustee will not be responsible for any misconduct or negligence on the part of any agent, attorney or independent contractor appointed with due care by it hereunder.

(j)                                     The Trustee shall not be deemed to have notice of any Default of Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

(k)                                  The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

(l)                                     The Trustee may request that the Company deliver an Incumbency Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Incumbency Certificate may be signed by any person authorized to sign an Incumbency Certificate, including any person as so authorized in any such certificate previously delivered and not superseded.

SECTION 7.03.                                              Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company, any Restricted or Unrestricted Subsidiary, or their respective Affiliates, with the same rights it would have if it were not Trustee.  Any Agent may do the same with like rights.  However, the Trustee must comply with Sections 7.10 and 7.11.

SECTION 7.04.                                              Trustee’s Disclaimer.

The Trustee makes no representation as to the validity or adequacy of this Indenture or the Notes, and it shall not be accountable for the Company’s use of the proceeds from the Notes, and it shall not be responsible for any statement of the Company in this Indenture or the Notes other than the Trustee’s certificate of authentication.

SECTION 7.05.                                              Notice of Default.

If a Default or an Event of Default occurs and is continuing and if the Trustee has actual knowledge of such Default or Event of Default, the Trustee shall mail to each

Noteholder notice of the uncured Default or Event of Default within 90 days after such Default or Event of Default occurs.  Except in the case of a Default or an Event of Default in the payment of interest or Accreted Value or premium on, any Note, including an accelerated payment and the failure to make payment on the Change of Control Payment Date pursuant to a Change of Control Offer or on the Net Proceeds Offer Payment Date pursuant to a Net Proceeds Offer and, except in the case of a failure to comply with Article Five, the Trustee may withhold the notice if and so long as its Board of Directors, the executive committee of its Board of Directors or a committee of its Board of Directors and/or Responsible Officers in good faith determines that withholding the notice is in the interest of the Holders.  The Trustee shall not be deemed to have knowledge of a Default or Event of Default other than (i) any Event of Default occurring pursuant to Section 6.01(i) or 6.01(ii); or (ii) any Default or Event of Default of which a Trust Officer shall have received written notification or obtained actual knowledge.  As used herein, the term “actual knowledge” means the actual fact or statement of knowing, without any duty to make any investigation with regard thereto.  During the existence of an Event of Default, the trustee will exercise such rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

SECTION 7.06.                                              Reports by Trustee to Holders.

Within 60 days after May 1 of each year beginning with May 1, 2004, the Trustee shall, to the extent that any of the events described in TIA § 313(a) occurred within the previous twelve months, but not otherwise, mail to each Noteholder a brief report dated as of such date that complies with TIA § 313(a).  The Trustee also shall comply with TIA §§ 313(b) and 313(c).

A copy of each report at the time of its mailing to Noteholders shall be mailed to the Company and filed with the SEC and each stock exchange, if any, on which the Notes are listed.

The Company shall promptly notify the Trustee if the Notes become listed on any stock exchange, and if the Notes are so listed, the Trustee shall comply with TIA § 313(d).

SECTION 7.07.                                              Compensation and Indemnity.

The Company shall pay to the Trustee from time to time, and the Trustee shall be entitled to, such compensation as may be agreed upon by the Company and the Trustee.  The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust.  The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by it in connection with the performance of its duties and the discharge of its obligations under this Indenture.

Such expenses shall include the reasonable fees and expenses of the Trustee’s agents and counsel.

The Company shall indemnify the Trustee and its agents, employees, officers, stockholders and directors for, and hold them harmless against, any loss, liability or expense including taxes (other than taxes based on the income of the Trustee) incurred by them except for such actions to the extent caused by any negligence, bad faith or willful misconduct on their part, arising out of or in connection with the acceptance or administration of this trust including the reasonable costs and expenses of defending themselves against or investigating any claim (whether asserted by the Company, any Holder or any other Person) or liability in connection with the exercise or performance of any of the Trustee’s rights, powers or duties hereunder.  The Trustee shall notify the Company promptly of any claim asserted against the Trustee or any of its agents, employees, officers, stockholders and directors for which it may seek indemnity.  The Company shall defend the claim and the Trustee shall cooperate in the defense.  The Trustee and its agents, employees, officers, stockholders and directors subject to the claim may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel; provided, however, that the Company will not be required to pay such fees and expenses if it assumes the Trustee’s defense and there is no conflict of interest between the Company and the Trustee and its agents, employees, officers, stockholders and directors subject to the claim in connection with such defense as reasonably determined by the Trustee; provided, further, that, unless the Company otherwise agrees in writing, the Company shall not be liable to pay the fees and expenses of more than one counsel at any given time located within one particular jurisdiction.  The Company need not pay for any settlement made without its written consent.  The Company need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its negligence, bad faith or willful misconduct.

To secure the Company’s payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Notes on all assets or money held or collected by the Trustee, in its capacity as Trustee, except assets or money held in trust to pay principal of or interest on particular Notes.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(vi) or (vii) occurs, such expenses (including the reasonable charges and expenses of its counsel) and the compensation for such services shall be paid to the extent allowed under any Bankruptcy Law.

The Provisions of this Section shall survive the termination of this Indenture.

SECTION 7.08.                                              Replacement of Trustee.

The Trustee may resign by so notifying the Company in writing at least 30 days in advance.  The Holders of a majority in principal amount at maturity of the outstanding Notes may remove the Trustee by so notifying the Company and the Trustee and may appoint a successor Trustee with the Company’s consent.  A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only with the successor Trustee’s acceptance of appointment as provided in this Section.  The Company may remove the Trustee if:

(1)                                  the Trustee fails to comply with Section 7.10;

(2)                                  the Trustee is adjudged bankrupt or insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(3)                                  a receiver or other public officer takes charge of the Trustee or its property; or

(4)                                  the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall notify each Holder of such event and shall promptly appoint a successor Trustee.  Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company.  Promptly after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided in Section 7.07, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture.  A successor Trustee shall mail notice of its succession to each Holder.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in aggregate principal amount at maturity of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

SECTION 7.09.                                              Successor Trustee by Merger, Etc.

If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee; provided, however, that such corporation shall be otherwise qualified and eligible under this Article Seven.

SECTION 7.10.                                              Eligibility; Disqualification.

This Indenture shall always have a Trustee who satisfies the requirement of TIA §§ 310(a)(1) and 310(a)(2).  The Trustee (or in the case of a corporation included in a bank holding company system, the related bank holding company) shall have a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition.  In addition, if the Trustee is a corporation included in a bank holding company system, the Trustee, independently of such bank holding company, shall meet the capital requirements of TIA § 310(a)(2).  The Trustee shall comply with TIA § 310(b); provided, however, that there shall be excluded from the operation of TIA § 310(b)(1) any indenture or indentures under which other notes, or certificates of interest or participation in other notes, of the Company are outstanding, if the requirements for such exclusion set forth in TIA § 310(b)(1) are met.  The provisions of TIA § 310 shall apply to the Company and any other obligor of the Notes.

SECTION 7.11.                                              Preferential Collection of Claims Against the Company.

The Trustee shall comply with TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b).  A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.  The provisions of TIA § 311 shall apply to the Company and any other obligor of the Notes.

ARTICLE EIGHT

DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 8.01.                                              Termination of the Company’s Obligations.

The Notes and Indenture will be Discharged and will cease to be of further effect and the obligations of the Company under the Notes and this Indenture shall terminate (except that the obligations under Sections 2.03 through 2.07, 7.01, 7.02, 7.07 and 7.08 and the rights, powers, trusts, duties and immunities of the Trustee hereunder shall survive the effect of this Article Eight) when (a) either (i) all existing Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation or (ii) all Notes not theretofore delivered to the Trustee for cancellation have become due and payable (including by way of irrevocable instructions delivered by the Company to the Trustee to effect the redemption of the Notes within six months of delivery of such instructions),and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for Accreted Value, premium, if any, and interest on the Notes to the date of deposit together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be; (b) the Company has paid all other sums payable under this Indenture by the Company; and (c) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel stating that all conditions precedent under this Indenture relating to the satisfaction and discharge this Indenture have been complied with; provided, however, that such counsel may rely, as to matters of fact, on a certificate or certificates of officers of the Company.

All funds that remain unclaimed for one year will be paid to the Company, and thereafter holders of the Notes must look to the Company for payment as general creditors.

In addition, at the Company’s option, either (a) the Company shall be deemed to have been Discharged from any and all obligations with respect to the Notes (“Legal Defeasance”) after the applicable conditions set forth below have been satisfied (except for the obligations of the Company under Sections 2.03, 2.04, 2.06, 2.07, 7.01, 7.02, 7.07 and this Section 8.01) or (b) the Company shall cease to be under any obligation to comply with any term, provision or condition set forth in Sections 4.03, 4.09 and 4.11 through 4.22 and Section 5.01 and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Notes (“Covenant Defeasance”) after the applicable conditions set forth below have been satisfied:

(1)                                  The Company shall have irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust, for the benefit of the Holders of Notes cash in U.S. Legal Tender, non-callable U.S. Government Obligations or a combination thereof that, together with the payment of interest and premium thereon and principal in respect thereof in accordance with their terms, will be sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay all the Accreted Value of, premium, if any, and interest on the Notes on and as of the stated maturity date for payment thereof or on the applicable redemption date in accordance with the terms of the Notes, as well as the Trustee’s fees and expenses; provided, however, that no deposits made pursuant to this Section 8.01(1) shall cause the Trustee to have a conflicting interest as defined in and for purposes of the TIA; and provided, further, that, as confirmed by an Opinion of Counsel, no such deposit shall result in the Company, the Trustee or the trust becoming or being deemed to be an “investment company” under the Investment Company Act of 1940;

(2)                                  No Event of Default or Default with respect to the Notes shall have occurred and be continuing on the date of such deposit after giving effect to such deposit (other than a Default or Event of Default resulting from the incurrence of Indebtedness all or a portion of the proceeds of which will be used to defease the Notes pursuant to this Article Eight) or insofar as Events of Default pursuant to Section 6.01(vi) or (vii) are concerned, at any time in the period ending on the 91st day after the date of deposit;

(3)                                  The Company shall have delivered to the Trustee an Opinion of Counsel, to the effect that (A) either (i) the Company has assigned all its ownership interest in the trust funds to the Trustee or (ii) the Trustee has a valid perfected security interest in the trust funds and (B) assuming no intervening bankruptcy of the Company between the date of the deposit and the 124th day following the perfection of a security interest in the deposit and that no Holder is an insider of the Company, after the 124th day following the perfection of a security interest in the deposit, the trust funds will not be subject to avoidance as a preference under Section 547 of the Federal Bankruptcy Code.

(4)                                  The Company shall have paid or duly provided for payment of all amounts then due to the Trustee pursuant to Section 7.07;

(5)                                  No such deposit will result in a Default under this Indenture or a breach or violation of, or constitute a default under, any other instrument or material agreement to which the Company or any of its Subsidiaries is a party or by which it or its property is bound;

(6)                                  The Company shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others;

(7)                                  in the case of Legal Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of the Indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders will not recognize income, gain or loss for United States federal income tax purposes as a result of such Legal Defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(8)                                  in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the Holders will not recognize income, gain or loss for United States federal income tax purposes as a result of such Covenant Defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; and

(9)                                  The Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel to the effect that all conditions precedent to Legal Defeasance or Covenant Defeasance, as the case may be, have been complied with.

Notwithstanding the foregoing, the Opinion of Counsel required by subparagraph 7 above need not be delivered if all Notes not theretofore delivered to the Trustee for cancellation (i) have become due and payable, (ii) will become due and payable on the Maturity Date within one year, or (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company.

SECTION 8.02.                                              Acknowledgment of Discharge by Trustee.

Subject to Section 8.05, after (i) the conditions of Section 8.01 have been satisfied and (ii) the Company has delivered to the Trustee an Opinion of Counsel stating that all conditions precedent referred to in clause (i) above relating to the satisfaction and discharge of this Indenture have been complied with, the Trustee upon written request of the Company shall acknowledge in writing the discharge of the Company’s obligations under this Indenture except for those surviving obligations specified in this Article Eight.

SECTION 8.03.                                              Application of Trust Money.

The Trustee shall hold in trust funds deposited with it pursuant to Section 8.01.  It shall apply the Funds through the Paying Agent and in accordance with this Indenture to the payment of all the Accreted Value of or premium, if any, and interest on the Notes being defeased.

SECTION 8.04.                                              Repayment to the Company.

The Trustee and the Paying Agent shall promptly pay to the Company any funds held by them for the payment of all Accreted Value or premium, if any, and interest that remains unclaimed for one year; provided, however, that the Trustee or such Paying Agent may, at the expense of the Company, cause to be published once in a newspaper of general circulation in the City of New York or mailed to each Holder, notice that such funds remain unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication or mailing, any unclaimed balance of such Funds then remaining will be repaid to the Company.  After payment to the Company, Holders entitled to the funds must look to the Company for payment as general creditors unless an applicable abandoned property law designates another Person and all liability of the Trustee and Paying Agent with respect to such funds shall cease.

SECTION 8.05.                                              Reinstatement.

If the Trustee or Paying Agent is unable to apply any funds by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.01 until such time as the Trustee or Paying Agent is permitted to apply all such funds in accordance with Section 8.01; provided, however, that if the Company has made any payment of Accreted Value or premium, if any, and interest on any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of Notes to receive such payment from funds held by the Trustee or Paying Agent.

ARTICLE NINE

AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 9.01.                                              Without Consent of Holders.

The Company, when authorized by a Board Resolution, the Guarantor and the Trustee, together, may amend or supplement this Indenture or the Notes or the Security Documents without the consent of any Holders:

(1)                                  to cure any ambiguity, defect or inconsistency;

(2)                                  to comply with Article Five;

(3)                                  to provide for uncertificated Notes in addition to or in place of certificated Notes;

(4)                                  make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect in any material respect the rights under this Indenture of any such Holder; or

(5)                                  to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA.

provided, however, that the Company has delivered to the Trustee an Opinion of Counsel and an Officers’ Certificate, each stating that such amendment or supplement complies with the provisions of this Section 9.01.

SECTION 9.02.                                              With Consent of Holders.

Subject to Section 6.07, the Company, when authorized by a Board Resolution, the Guarantor and the Trustee, together, with the written consent of the Holder or Holders of at least a majority in Accreted Value of the then outstanding Notes may make all other modifications, waivers and amendments of this Indenture, the Notes, the Guarantee or the Security Documents except that, without the consent of each Holder of Notes affected thereby, no amendment or waiver may, directly or indirectly:

(1)                                  reduce the amount of Notes whose Holders must consent to an amendment;

(2)                                  change the method of calculation of or reduce the rate of or change, or have the effect of changing, the time for payment of Accreted Value or defaulted interest on any Notes;

(3)                                  reduce the principal or Accreted Value of or change the fixed maturity of any Notes, or change the date on which any Notes may be subject to redemption or repurchase, or reduce the redemption or repurchase price for the Notes;

(4)                                  make any Notes payable in money other than that stated in the Notes;

(5)                                  make any change in provisions of this Indenture relating to the rights of Holders of Notes to receive payment of Accreted Value and interest on the Notes or permitting holders of a majority in Accreted Value of Notes to waive Defaults or Events of Default;

(6)                                  amend, change or modify in any material respect the obligation of the Company to make and complete a Change of Control Offer after the occurrence of a Change of Control or make and complete a Net Proceeds Offer with respect to any Asset Sale that has been completed;

(7)                                  modify or change any provision of this Indenture affecting the ranking of the Notes in a manner which adversely affects the Holders; provided, however, that the ranking of the Notes shall not be deemed to be affected solely by virtue of (x) any change to or release of the Collateral or (y) any circumstances resulting in other Indebtedness of the Company being secured to a greater or lesser extent, or with greater or lower priority, than the Notes; or

(8)                                  release all or substantially all the Pledged Collateral.

It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section 9.02 becomes effective (as provided in Section 9.04), the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver.  Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

SECTION 9.03.                                              Compliance with TIA.

Every amendment, waiver or supplement of this Indenture or the Notes shall comply with the TIA as then in effect.

SECTION 9.04.                                              Revocation and Effect of Consents.

Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note.  Subject to the following paragraph, any such Holder or subsequent Holder may revoke the consent as to his Note or portion of his Note by notice to the Trustee or the Company received before the date on which the Trustee receives an Officers’ Certificate certifying that the Holders of the requisite Accreted Value of Notes have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver (at which time such amendment, supplement or waiver shall become effective).

The Company may, but shall not be obligated to, fix such record date as it may select for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver.  If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date.  No such consent shall be valid or effective for more than 120 days after such record date.

After an amendment, supplement or waiver becomes effective, it shall bind every Holder, unless it makes a change described in any of clauses (1) through (8) of Section 9.02, in which case, the amendment, supplement or waiver shall bind only each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as a consenting Holder’s Note; provided, however, that any such waiver shall not impair or affect the right of any Holder to receive payment of Accreted Value and interest on a Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates without the consent of such Holder.

SECTION 9.05.                                              Notation on or Exchange of Notes.

If an amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder of the Note to deliver it to the Trustee.  The Trustee may place an appropriate notation on the Note about the changed terms and return it to the Holder.  Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms.

SECTION 9.06.                                              Trustee To Sign Amendments, Etc.

The Trustee shall execute any amendment, supplement or waiver authorized pursuant to and adopted in accordance with this Article Nine; provided, however, that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee’s own rights, duties or immunities under this Indenture.  The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel and an Officers’ Certificate each stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Nine is authorized or permitted by this Indenture.  Such Opinion of Counsel shall not be an expense of the Trustee.

ARTICLE TEN

GUARANTEE OF NOTES

SECTION 10.01.                                        Unconditional Guarantee.

Subject to the provisions of this Article Ten, the Guarantor hereby unconditionally and irrevocably guarantees, on a senior basis (such guarantees to be referred to herein as the “Guarantee”) to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company to the Holders or the Trustee hereunder or thereunder, that:  (a) the aggregate Accreted Value on the Notes shall be duly and punctually paid in full when due, whether at maturity, upon redemption at the option of Holders pursuant to the provisions of the Notes relating thereto, by acceleration or otherwise, and interest on the overdue principal and (to the extent permitted by law) interest, if any, on the Notes and all other obligations of the Company or the Guarantor to the Holders or the Trustee hereunder or thereunder (including amounts due the Trustee under Section 7.07 hereof) and all other obligations shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at maturity, by acceleration or otherwise.  Failing payment when due of any amount so guaranteed, or failing performance of any other obligation of the Company to the Holders under this Indenture or under the Notes, for whatever reason, the Guarantor shall be obligated to pay, or to perform or cause the performance of, the same immediately.  An Event of Default under this Indenture or the Notes shall constitute an event of default under this Guarantee, and shall entitle the Holders of Notes to accelerate the obligations of the Guarantor hereunder in the same manner and to the same extent as the obligations of the Company.

The Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, any release of any other Guarantor, the recovery of any judgment against the Company, any action to enforce the same, whether or not a Guarantee is affixed to any particular Note, or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of the Guarantor.  The Guarantor hereby waives the benefit of diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that its Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes, this Indenture and this Guarantee.  This Guarantee is a guarantee of payment and not of collection.  If any Holder or the Trustee is required by any court or otherwise to return to the Company or to the Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or the Guarantor, any amount paid by the Company or such Guarantor to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.  The Guarantor further agrees that, as between it, on the one hand, and the Holders of Notes and the Trustee, on the other hand, (a) subject to this Article Ten, the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six hereof for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (b) in the event of any acceleration of such obligations as provided in Article Six hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purpose of this Guarantee.

No stockholder, officer, director, employee or incorporator, past, present or future, or the Guarantor, as such, shall have any personal liability under this Guarantee by reason of his, her or its status as such stockholder, officer, director, employee or incorporator.

SECTION 10.02.                                        Limitations on Guarantees.

The obligations of the Guarantor under its Guarantee are limited to the maximum amount which, after giving effect to all other contingent and fixed liabilities of the Guarantor, will result in the obligations of the Guarantor under the Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law.

SECTION 10.03.                                        Execution and Delivery of Guarantee.

To further evidence the Guarantee set forth in Section 10.01, the Guarantor hereby agrees that a notation of such Guarantee, substantially in the form of Exhibit E hereto, shall be endorsed on each Note authenticated and delivered by the Trustee.  The Guarantee shall be executed on behalf of the Guarantor by either manual or facsimile signature of one Officer of the Guarantor, who shall have been duly authorized to so execute by all requisite corporate action.  The validity and enforceability of the Guarantee shall not be affected by the fact that it is not affixed to any particular Note.

The Guarantor hereby agrees that its Guarantee set forth in Section 10.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee.

If an Officer of the Guarantor whose signature is on this Indenture or a Guarantee no longer holds that office at the time the Trustee authenticates the Note on which such Guarantee is endorsed or at any time thereafter, such Guarantor’s Guarantee of such Note shall be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Guarantor.

SECTION 10.04.                                        Waiver of Subrogation.

Until this Indenture is discharged and all of the Notes are discharged and paid in full, the Guarantor hereby irrevocably waives and agrees not to exercise any claim or other rights which it may now or hereafter acquire against the Company that arise from the existence, payment, performance or enforcement of the Company’s obligations under the Notes or this Indenture and the Guarantor’s obligations under this Guarantee and this Indenture, in any such instance including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, and any right to participate in any claim or remedy of the

Holders against the Company, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Company, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights.  If any amount shall be paid to the Guarantor in violation of the preceding sentence and any amounts owing to the Trustee or the Holders of Notes under the Notes, this Indenture, or any other document or instrument delivered under or in connection with such agreements or instruments, shall not have been paid in full, such amount shall have been deemed to have been paid to the Guarantor for the benefit of, and held in trust for the benefit of, the Trustee or the Holders and shall forthwith be paid to the Trustee for the benefit of itself or such Holders to be credited and applied to the obligations in favor of the Trustee or the Holders, as the case may be, whether matured or unmatured, in accordance with the terms of this Indenture.  The Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section 10.04 is knowingly made in contemplation of such benefits.

SECTION 10.05.                                        Immediate Payment.

The Guarantor agrees to make immediate payment to the Trustee on behalf of the Holders of all Obligations owing or payable to the respective Holders upon receipt of a demand for payment therefor by the Trustee to the Guarantor in writing.

SECTION 10.06.                                        No Set-Off.

Each payment to be made by the Guarantor hereunder in respect of the Obligations shall be payable in the currency or currencies in which such Obligations are denominated, and shall be made without set-off, counterclaim, reduction or diminution of any kind or nature.

SECTION 10.07.                                        Obligations Absolute.

The obligations of the Guarantor hereunder are and shall be absolute and unconditional and any monies or amounts expressed to be owing or payable by the Guarantor hereunder which may not be recoverable from the Guarantor on the basis of the Guarantee shall be recoverable from the Guarantor as a primary obligor and principal debtor in respect thereof.

SECTION 10.08.                                        Obligations Continuing.

The obligations of the Guarantor hereunder shall be continuing and shall remain in full force and effect until all the obligations have been paid and satisfied in full.  The Guarantor agrees with the Trustee that it will from time to time deliver to the Trustee suitable acknowledgments of this continued liability hereunder and under any other instrument or instruments in such form as counsel to the Trustee may advise and as will prevent any action brought against it in respect of any default hereunder being barred by any statute of limitations now or hereafter in force and, in the event of the failure of the Guarantor so to do, it hereby irrevocably appoints the Trustee the attorney and agent of the Guarantor to make, execute and deliver such written acknowledgment or acknowledgments or other instruments as may from time to time become necessary or advisable, in the judgment of the Trustee on the advice of counsel, to fully maintain and keep in force the liability of the Guarantor hereunder.

SECTION 10.09.                                        Obligations Not Reduced.

The obligations of the Guarantor hereunder shall not be satisfied, reduced or discharged solely by the payment of such Accreted Value, premium, if any, interest, fees and other monies or amounts as may at any time prior to discharge of this Indenture pursuant to Article Eight be or become owing or payable under or by virtue of or otherwise in connection with the Notes or this Indenture.

SECTION 10.10.                                        Obligations Reinstated.

The obligations of the Guarantor hereunder shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment which would otherwise have reduced the obligations of the Guarantor hereunder (whether such payment shall have been made by or on behalf of the Company or by or on behalf of the Guarantor) is rescinded or reclaimed from any of the Holders upon the insolvency, bankruptcy, liquidation or reorganization of the Company or the Guarantor or otherwise, all as though such payment had not been made.  If demand for, or acceleration of the time for, payment by the Company is stayed upon the insolvency, bankruptcy, liquidation or reorganization of the Company, all such Indebtedness otherwise subject to demand for payment or acceleration shall nonetheless be payable by the Guarantor as provided herein.

SECTION 10.11.                                        Obligations Not Affected.

The obligations of the Guarantor hereunder shall not be affected, impaired or diminished in any way by any act, omission, matter or thing whatsoever, occurring before, upon or after any demand for payment hereunder (and whether or not known or consented to by the Guarantor or any of the Holders) which, but for this provision, might constitute a whole or partial defense to a claim against the Guarantor hereunder or might operate to release or otherwise exonerate the Guarantor from any of its obligations hereunder or otherwise affect such obligations, whether occasioned by default of any of the Holders or otherwise, including, without limitation:

(a)                                  any limitation of status or power, disability, incapacity or other circumstance relating to the Company or any other Person, including any insolvency,

bankruptcy, liquidation, reorganization, readjustment, composition, dissolution, winding-up or other proceeding involving or affecting the Company or any other Person;

(b)                                 any irregularity, defect, unenforceability or invalidity in respect of any indebtedness or other obligation of the Company or any other Person under this Indenture, the Notes or any other document or instrument;

(c)                                  any failure of the Company, whether or not without fault on its part, to perform or comply with any of the provisions of this Indenture or the Notes, or to give notice thereof to the Guarantor;

(d)                                 the taking or enforcing or exercising or the refusal or neglect to take or enforce or exercise any right or remedy from or against the Company or any other Person or their respective assets or the release or discharge of any such right or remedy;

(e)                                  the granting of time, renewals, extensions, compromises, concessions, waivers, releases, discharges and other indulgences to the Company or any other Person;

(f)                                    any change in the time, manner or place of payment of, or in any other term of, any of the Notes, or any other amendment, variation, supplement, replacement or waiver of, or any consent to departure from, any of the Notes or this Indenture, including, without limitation, any increase or decrease in the principal amount of or premium, if any, or interest on any of the Notes;

(g)                                 any change in the ownership, control, name, objects, businesses, assets, capital structure or constitution of the Company or the Guarantor;

(h)                                 any merger or amalgamation of the Company or the Guarantor with any Person or Persons;

(i)                                     the occurrence of any change in the laws, rules, regulations or ordinances of any jurisdiction by any present or future action of any governmental authority or court amending, varying, reducing or otherwise affecting, or purporting to amend, vary, reduce or otherwise affect, any of the Obligations or the obligations of the Guarantor under its Guarantee; and

(j)                                     any other circumstance that might otherwise constitute a legal or equitable discharge or defense of the Company under this Indenture or the Notes or of the Guarantor in respect of its Guarantee hereunder.

SECTION 10.12.                                        Waiver.

Without in any way limiting the provisions of Section 10.01 hereof, the Guarantor hereby waives notice of acceptance hereof, notice of any liability of the Guarantor hereunder, notice or proof of reliance by the Holders upon the obligations of the Guarantor hereunder, and diligence, presentment, demand for payment on the Company, protest, notice of dishonor or non-payment of any of the Obligations, or other notice or formalities to the Company or the Guarantor of any kind whatsoever.

SECTION 10.13.                                        No Obligation To Take Action Against the Company.

Neither the Trustee nor any other Person shall have any obligation to enforce or exhaust any rights or remedies or to take any other steps under any security for the Obligations or against the Company or any other Person or any property of the Company or any other Person before the Trustee is entitled to demand payment and performance by the Guarantor of its liabilities and obligations under its Guarantees or under this Indenture.

SECTION 10.14.                                        Dealing with the Company and Others.

The Holders, without releasing, discharging, limiting or otherwise affecting in whole or in part the obligations and liabilities of the Guarantor hereunder and without the consent of or notice to the Guarantor, may

(a)                                  grant time, renewals, extensions, compromises, concessions, waivers, releases, discharges and other indulgences to the Company or any other Person;

(b)                                 take or abstain from taking security or Pledged Collateral from the Company or from perfecting security or Pledged Collateral of the Company;

(c)                                  accept compromises or arrangements from the Company;

(d)                                 apply all monies at any time received from the Company or from any security upon such part of the Obligations as the Holders may see fit or change any such application in whole or in part from time to time as the Holders may see fit; and

(e)                                  otherwise deal with, or waive or modify their right to deal with, the Company and all other Persons and any security as the Holders or the Trustee may see fit.

SECTION 10.15.                                        Default and Enforcement.

If the Guarantor fails to pay in accordance with Section 10.05 hereof, the Trustee may proceed in its name as trustee hereunder in the enforcement of the Guarantee of the Guarantor and the Guarantor’s obligations thereunder and hereunder by any remedy provided by law, whether by legal proceedings or otherwise, and to recover from the Guarantor the obligations.

SECTION 10.16.                                        Amendment, Etc.

No amendment, modification or waiver of any provision of this Indenture relating to the Guarantor or consent to any departure by the Guarantor or any other Person from any such provision will in any event be effective unless it is signed by the Guarantor and the Trustee.

SECTION 10.17.                                        Acknowledgment.

The Guarantor hereby acknowledges communication of the terms of this Indenture and the Notes and consents to and approves of the same.

SECTION 10.18.                                        Costs and Expenses.

The Guarantor shall pay on demand by the Trustee any and all costs, fees and expenses (including, without limitation, legal fees) incurred by the Trustee, its agents, advisors and counsel or any of the Holders in enforcing any of their rights under any Guarantee.

SECTION 10.19.                                        No Merger or Waiver; Cumulative Remedies.

No Guarantee shall operate by way of merger of any of the obligations of the Guarantor under any other agreement, including, without limitation, this Indenture.  No failure to exercise and no delay in exercising, on the part of the Trustee or the Holders, any right, remedy, power or privilege hereunder or under this Indenture or the Notes, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or under this Indenture or the Notes preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges in the Guarantee and under this Indenture, the Notes and any other document or instrument between the Guarantor and/or the Company and the Trustee are cumulative and not exclusive of any rights, remedies, powers and privilege provided by law.

SECTION 10.20.                                        Survival of Obligations.

Without prejudice to the survival of any of the other obligations of the Guarantor hereunder, the obligations of the Guarantor under Section 10.01 shall survive the payment in full of the Obligations and shall be enforceable against the Guarantor without regard to and without giving effect to any defense, right of offset or counterclaim available to or which may be asserted by the Company or the Guarantor.

SECTION 10.21.                                        Guarantee in Addition to Other Obligations.

The obligations of the Guarantor under its Guarantee and this Indenture are in addition to and not in substitution for any other obligations to the Trustee or to any of the Holders in relation to this Indenture or the Notes and any guarantees or security at any time held by or for the benefit of any of them.

SECTION 10.22.                                        Severability.

Any provision of this Article Ten which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction unless its removal would substantially defeat the basic intent, spirit and purpose of this Indenture and this Article Ten.

SECTION 10.23.                                        Successors and Assigns.

Each Guarantee shall be binding upon and inure to the benefit of the Guarantor and the Trustee and the other Holders and their respective successors and permitted assigns, except that the Guarantor may not assign any of its obligations hereunder or thereunder.

ARTICLE ELEVEN

SECURITY DOCUMENTS

SECTION 11.01.                                        Security Documents.

(a)                                  The due and punctual payment of the Accreted Value and interest on the Notes when and as the same shall be due and payable, whether at maturity, by acceleration, repurchase, redemption, special redemption or otherwise, and interest on the overdue Accreted Value of the Notes and performance of all other obligations of the Company and the Guarantor to the Holders or the Trustee under this Indenture and the Notes and the Guarantor, according to the terms hereunder or thereunder, shall be secured as provided in the Security Documents.  Each Holder, by its acceptance of the Notes, consents and agrees to the terms of the Security Documents (including, without limitation, the provisions providing for foreclosure and release of Collateral) as the same may be in effect or may be amended from time to time in accordance with their terms and authorizes and directs the Trustee to enter into such Security Documents and to perform its obligations and exercise their rights thereunder in accordance therewith.  The Company shall deliver to the Trustee copies of all documents delivered to the Trustee pursuant to the Security Documents, and shall do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the provisions of the Security Documents, to assure and confirm to the Trustee the security interest in the Collateral contemplated hereby, by the Security Documents or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes and the Guarantee secured thereby, according to the intent and purposes herein and therein expressed.  Each of the Company and the Guarantor shall take, upon reasonable request of the Trustee, any and all actions reasonably required to cause the Security Documents to create and maintain, as security for the obligations of the Company and the Guarantor hereunder, a valid and enforceable perfected lien on and security interest in all the Collateral, in favor of the Trustee for the benefit of the Holders and other Persons for whose benefit the Trustee acts pursuant to the Security Documents.

(b)                                 Additional Collateral.  Promptly upon the acquisition or receipt by the Company or any Pledgor of Additional Pledged Shares and subject to the terms of the Security Documents, the Company shall, and shall cause the applicable Pledgor, to, and the Trustee will, if necessary, (i) enter into such amendments or supplements to the Security Documents, and cause such amendments, supplements and other Security Documents to be filed and recorded in all such governmental offices as shall be necessary in order to grant and create a valid Lien on and security interest in such Additional Pledged Shares in favor of the Trustee, (ii) cause appropriate financing statements to be filed in such governmental offices as shall be reasonably necessary in order to perfect any security interest in such Additional Pledged Shares as to which a security interest may, under the UCC of the applicable jurisdiction, be perfected by the filing of a financing statement and (iii) deliver such certificates and other property, together with stock powers or assignments duly endorsed in blank, to the Trustee.

SECTION 11.02.                                        Recording and Opinions.

(a)                                  The Company and, if applicable, the Guarantor shall take or cause to be taken all action required to perfect, maintain, preserve and protect the Lien on and security interest in the Collateral granted by the Security Documents (subject only to Permitted Liens), including without limitation, the filing of financing statements, continuation statements, and any instruments of further assurance, in such manner and in such places as may be required by law fully to preserve and protect the rights of the Holders and the Trustee under this Indenture and the Security Documents to all property comprising the Collateral.  The Company and the Guarantor shall from time to time promptly pay all financing, continuation statement and mortgage recording, registration and/or filing fees, charges and taxes relating to this Indenture and the Security Documents, any amendments thereto and any other instruments of further assurance required hereunder or pursuant to the Security Documents.  The Trustee shall have no obligation to, nor shall it be responsible for any failure to, so register, file or record.

(b)                                 The Company shall at all times comply with the provisions of TIA § 314(b), whether or not the TIA is then applicable to the obligations of the Company and, if applicable, the Guarantor under this Indenture.

SECTION 11.03.                                        Release of Collateral.

(a)                                  Collateral may (and, as applicable, shall) be released or substituted only in accordance with the terms of the Security Documents.

(b)                                 The release of any Collateral from the terms of this Indenture and the Security Documents shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Collateral is released pursuant to the terms of the Security Documents.

SECTION 11.04.                                        Certificates of the Company.

To the extent applicable, the Company shall comply (or cause compliance) with TIA § 313(b), relating to reports, and TIA § 314(d), relating to the release of property or securities from the lien and security interest of the Security Documents and relating to the substitution therefor of any property or securities to be subjected to the lien and security interest of the Security Documents.  Any certificate or opinion required by TIA § 314(d) may be made by an Officer of the Company except in cases where TIA § 314(d) requires that such certificate or opinion be made by an independent Person, which Person shall be an independent engineer, appraiser or other expert selected or approved by the Collateral Agent in the exercise of reasonable care.

SECTION 11.05.                                        Certificates of the Trustee.

In the event that the Company wishes to release Collateral in accordance with the Indenture and Security Documents and have delivered the certificates and documents required by the Security Documents and Sections 11.03 and 11.04 hereof, the Trustee shall determine whether it has received all documentation required by TIA § 314(d) in connection with such release and, based on the Opinion of Counsel delivered pursuant to Section 12.04(2), shall deliver a certificate to the Trustee setting forth such determination.  The Trustee, however, shall have no duty to confirm the legality or validity of such documents, its sole duty being to certify that it has received such documentation which on their face conform to TIA § 314(d).

SECTION 11.06.                                        Authorization of Actions To Be Taken by the Trustee Under the Security Documents.

Subject to the provisions of Sections 7.01 and 7.02 hereof, the Trustee may, in its sole discretion and without the consent of the Holders of Notes, direct, on behalf of the Holders of Notes, the Collateral Trustee or the Collateral Agent, as the case may be, to take all actions it deems necessary or appropriate in order to (a) enforce any of the terms of the Security Documents and (b) collect and receive any and all amounts payable in respect of the obligations of the Company and Guarantee hereunder.  The Trustee shall have power to institute and maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Pledged Collateral by any acts that may be unlawful or in violation of the Security Documents or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders in the Pledged Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders or to the Trustee).

SECTION 11.07.                                        Authorization of Receipt of Funds by the Trustee Under the Security Documents.

The Trustee is authorized to receive any funds for the benefit of the Holders distributed under the Security Documents, and to make further distributions of such funds to the Holders according to the provisions of this Indenture and the Security Documents.

SECTION 11.08.                                        Termination of Security Interest.

Upon the payment in full of all obligations of the Company under this Indenture and the Notes, or upon Legal Defeasance, the Trustee shall, at the request of the Company, deliver a certificate to the Trustee stating that such obligations have been paid in full.

SECTION 11.09.                                        Instructions to Trustee.

The Holders of a majority in Accreted Value of the Notes may instruct the Trustee to take any action that the Trustee is permitted to take under the Security Documents.

ARTICLE TWELVE

MISCELLANEOUS

SECTION 12.01.                                        TIA Controls.

If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.  If any provision of this Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or excluded, as the case may be.

SECTION 12.02.                                        Notices.

Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telex, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

if to the Company or the Guarantor:

HMP Equity Holdings Corporation
500 Huntsman Way
Salt Lake City, UT  84108
Attention:  Office of General Counsel

with a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP
4 Times Square
New York, NY  10036
Attention:  Phyllis Korff

if to the Trustee:

Wells Fargo Bank Minnesota, National Association
Corporate Trust
Sixth Street and Marquette Avenue
MAC N9303-120
Minneapolis, MN 55479
Attention:  HMP Administrator

The Company, the Guarantor and the Trustee by written notice to each other may designate additional or different addresses for notices.  Any notice or communication to the Company, the Guarantor or the Trustee shall be deemed to have been given when received.

Any notice or communication mailed to a Holder shall be mailed to him by first class mail or other equivalent means at his address as it appears on the registration books of the Registrar and shall be sufficiently given to him if so mailed within the time prescribed.

Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Holders.  If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

SECTION 12.03.                                        Communications by Holders with Other Holders.

Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Notes.  The Company, the Trustee, the Registrar and any other Person shall have the protection of TIA § 312(c).

SECTION 12.04.                                        Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company or the Guarantor to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

(1)                                  an Officers’ Certificate, in form and substance satisfactory to the Trustee, stating that, in the opinion of the signers, all conditions precedent to be performed by the Company, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2)                                  an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent to be performed by the Company, if any, provided for in this Indenture relating to the proposed action have been complied with.

SECTION 12.05.                                        Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture, other than the Officers’ Certificate required by Section 4.07, shall include:

(1)                                  a statement that the Person making such certificate or opinion has read such covenant or condition;

(2)                                  a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)                                  a statement that, in the opinion of such Person, he has made such examination or investigation as is reasonably necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)                                  a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been complied with.

SECTION 12.06.                                        Rules by Trustee, Paying Agent, Registrar.

The Trustee may make reasonable rules in accordance with the Trustee’s customary practices for action by or at a meeting of Holders.  The Paying Agent or Registrar may make reasonable rules for its functions.

SECTION 12.07.                                        Legal Holidays.

A “Legal Holiday” used with respect to a particular place of payment is a Saturday, a Sunday or a day on which the Corporate Trust Office, banking institutions in New York, London, Salt Lake City, Utah or at such place of payment are not required to be open.  If a payment date is a Legal Holiday at such place, payment may be made at such place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

SECTION 12.08.                                        Governing Law.

THIS INDENTURE, THE NOTES, THE GUARANTEES AND THE SECURITY DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.  Each of the parties hereto agrees to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Indenture or the Notes.

SECTION 12.09.                                        No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any of its Subsidiaries.  Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 12.10.                                        No Recourse Against Others.

A past, present or future director, officer, member, manager, employee, stockholder or incorporator, as such, of the Company or the Guarantor shall not have any liability for any obligations of the Company or the Guarantor under the Notes, the Guarantees or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creations.  Each Holder by accepting a Note waives and releases all such liability.  Such waiver and release are part of the consideration for the issuance of the Notes.

SECTION 12.11.                                        Successors.

All agreements of the Company in this Indenture and the Notes shall bind its successors.  All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 12.12.                                        Duplicate Originals.

All parties may sign any number of copies of this Indenture.  Each signed copy may be an original or facsimile copy, but all of them together shall represent the same agreement.

SECTION 12.13.                                        Severability.

In case any one or more of the provisions in this Indenture or in the Notes shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

SECTION 12.14.                                        Independence of Covenants.

All covenants and agreements in this Indenture and the Notes shall be given independent effect so that if any particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

[Remainder of Page Intentionally Left Blank]

SIGNATURES

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.

HMP EQUITY HOLDINGS CORPORATION

By:	/s/ J. Kimo Esplin
Name: J. Kimo Esplin
Title: Executive Vice President and Chief Financial Officer

ICI ALTA INC. (to be renamed ALTA ONE INC.)

By:	/s/ Sean Douglas
Name: Sean Douglas
Title: Vice President and Treasurer

WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Jane Y. Schweiger
Name: Jane Y. Schweiger
Title: Vice President

S-1

EXHIBIT A-1

[FORM OF RESTRICTED NOTE]

THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM.  EACH PURCHASER OF THIS SECURITY IS NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF HMP EQUITY HOLDINGS CORPORATION THAT (a) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (i) INSIDE THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (ii) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (iii) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (iv) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (i) THROUGH (iv) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (b) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (a) ABOVE.

A-1-1

HMP EQUITY HOLDINGS CORPORATION

(FACE OF NOTE)

FOR PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, AND THE REGULATIONS THEREUNDER, THIS SECURITY IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT; FOR EACH $1,000 PRINCIPAL AMOUNT OF THIS NOTE, (1) THE ISSUE PRICE IS $474.35; (2) THE AMOUNT OF ORIGINAL ISSUE DISCOUNT IS $119.10; (3) THE ISSUE DATE IS MAY 15, 2003; AND (4) THE YIELD TO MATURITY (COMPOUNDED SEMI-ANNUALLY) IS 22%.

CUSIP No.:
ISIN No.:
Common Code:

15% Senior Secured Discount Note due 2008

No. CUSIP	$[ ]

HMP EQUITY HOLDINGS CORPORATION, a Delaware corporation (the “Company”), for value received, promises to pay to CEDE & CO. or registered assigns the aggregate principal amount at maturity of $875,000,000, on May 15, 2008.

Accretion Dates            May 15 and November 15, commencing November 15, 2003.

Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

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IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officer.

Dated:

HMP EQUITY HOLDINGS CORPORATION

By:
Name:
Title:

Trustee’s Certificate of Authentication

This is one of the 15% Senior Secured Discount Notes due 2008 referred to in the within-mentioned Indenture.

Dated:

WELLS FARGO BANK MINNESTOA, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signature

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(REVERSE OF NOTE)

15% Senior Secured Discount Note due 2008

1.                                       Note.  HMP EQUITY HOLDINGS CORPORATION, a Delaware corporation (the “Company”), promises to pay the aggregate principal amount at maturity of this Note on May 15, 2008.  This Note does not bear cash interest.  This Note accretes at a rate of 15% per annum, compounded semiannually on May 15 and November 15, beginning November 15, 2003 from the initial accreted value of $484.03 per $1,000 principal amount at maturity to $1,000 principal amount at maturity at May 15, 2008.

The Company will pay interest on overdue Accreted Value from time to time on demand at a rate equal to the Applicable Rate borne by the Notes, plus 2.00% per annum.  Interest on the Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months, and, in the case of a partial month, the actual number of days elapsed.

“Accreted Value” means, as of any date prior to May 15, 2008, an amount per $1,000 principal amount at maturity of Notes that is equal to the sum of (a) the initial accreted value of $484.03 per $1,000 principal amount at maturity of Notes) and (b) the portion of the excess of the principal amount of such Notes over such initial accreted value which shall have been amortized through such date, such amount to be so amortized on a daily basis and compounded semiannually on each May 15 and November 15, commencing November 15, 2003 at the Applicable Rate from the Issue Date of the Notes through the date of determination computed on the basis of a 360-day year of twelve 30-day months, and as of any date after May 15, 2008, the principal amount at maturity of the Notes.

The following table sets forth the approximate Accreted Value, which calculation is based on an initial accreted value of $484.03 per $1,000 principal amount at maturity of Notes at the dates set forth below (assuming no Liquidated Damages accrete under the Notes pursuant to the Registration Rights Agreement):

Date	Accreted Value
November 15, 2003	$521.55
May 15, 2004	$560.67
November 15, 2004	$602.72
May 15, 2005	$647.93
November 15, 2005	$696.53
May 15, 2006	$748.78
November 15, 2006	$804.94
May 15, 2007	$865.32
November 15, 2007	$930.23
May 15, 2008	$1,000.00

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2.                                       Method of Payment.  Holders must surrender Notes to a Paying Agent to collect principal payments.  The Company shall pay the Accreted Value in money of the United States that at the time of payment is legal tender for payment of public and private debts (“U.S. Legal Tender”).  However, the Company may pay the Accreted Value by its check payable in such U.S. Legal Tender.  The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder’s registered address.

3.                                       Paying Agent and Registrar.  Initially, Wells Fargo Bank Minnesota, National Association (the “Trustee”) will act as Paying Agent and Registrar.  The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders.  The Company or any of its Subsidiaries may, subject to certain exceptions, act as Registrar or co-Registrar.

4.                                       Indenture.  The Company issued the Notes under an Indenture, dated as of May 9, 2003 (the “Indenture”), among the Company, the Guarantor named therein and the Trustee.  This Note is one of a duly authorized issue of Notes of the Company designated as its 15% Senior Secured Discount Notes due 2008, (the “Notes”).  The Initial Notes and any Exchange Notes issued in accordance with the Indenture are treated as a single class of securities under the Indenture unless otherwise specified in the Indenture.  Capitalized terms used herein shall have the meanings assigned to them in the Indenture unless otherwise defined herein.  The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) (the “TIA”), as in effect on the date of the Indenture.  Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and the TIA for a statement of them.  The Notes are senior obligations of the Company.

5.                                       Optional Redemption. Except as set forth below, the Notes will not be redeemable by the Company prior to November 15, 2004.  Thereafter, the Notes will be redeemable, at the Company’s option, in whole or in part, at any time or from time to time, upon not less than 30 nor more than 60 days’ prior notice mailed by first class mail to each holder’s registered address, at the following redemption prices (expressed in percentages of Accreted Value as of the date of redemption ) as of the redemption date, if redeemed during the period commencing on the first day of each of the six-month periods set forth below:

Period	Redemption Price
November 15, 2004 - May 14, 2005	107.5%
May 15, 2005 - November 14, 2005	106.0%
November 15, 2005 - May 14, 2006	104.5%
May 15, 2006 - November 14, 2006	103.0%
November 15, 2006 - May 14, 2007	101.5%
May 15, 2007 and thereafter	100.0%

A-1-5

6.                                       Notice of Redemption.  Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder whose Notes are to be redeemed at such Holder’s registered address.  Notes in denominations larger than $1,000 in principal amount of maturity may be redeemed in part.

7.                                       Change of Control Offer.  In the event of a Change of Control, upon the satisfaction of the conditions set forth in the Indenture, the Company shall be required to offer to repurchase all of the then outstanding Notes pursuant to a Change of Control Offer at a purchase price equal to 101% of the Accreted Value on the date of purchase of the Notes repurchased.  Holders of Notes that are the subject of such an offer to repurchase shall receive an offer to repurchase and may elect to have such Notes repurchased in accordance with the provisions of the Indenture pursuant to and in accordance with the terms of the Indenture.

8.                                       Limitation on Asset Sales.  Under certain circumstances set forth in Section 4.12 of the Indenture, the Company is required to apply the net proceeds from Asset Sales to offer to repurchase the Notes at a price equal to 100% of the Accreted Value thereof on the date of purchase of the Notes repurchased.

9.                                       Denominations; Transfer; Exchange.  The Notes are in fully registered form only, without coupons, in denominations of $1,000 in principal amount at maturity and integral multiples of $1,000.  A Holder shall register the transfer or exchange of Notes in accordance with the Indenture.  The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture.  The Registrar need not register the transfer or exchange of any Notes during a period beginning 15 days before the mailing of a redemption notice for any Notes or portions thereof selected for redemption.

10.                                 Persons Deemed Owners.  The registered Holder of a Note shall be treated as the owner of it for all purposes.

11.                                 Unclaimed Money.  If money for the payment of principal or interest remains unclaimed for one year, the Trustee and the Paying Agent will pay the money back to the Company.  After that, all liability of the Trustee and such Paying Agent with respect to such money shall cease.

12.                                 Discharge Prior to Redemption or Maturity.  If the Company at any time deposits with the Trustee U.S. Legal Tender or non-callable U.S. Government Obligations sufficient to pay the Accreted Value on the Notes as of redemption or maturity and complies with the other provisions of this Indenture relating thereto, the Company will be discharged from certain provisions of the Indenture and the Notes (including certain covenants, but excluding its obligation to pay the principal of, premium and interest on the Notes).

13.                                 Amendment; Supplement; Waiver.  Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the written consent of the Holders of

A-1-6

at least a majority in Accreted Value of the then outstanding Notes, and any existing Default or Event of Default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in Accreted Value of the then outstanding Notes.  Without consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Notes in addition to or in place of certificated Notes, or comply with Article Five of the Indenture or make any other change that does not adversely affect in any material respect the rights of any Holder of a Note.

14.                                 Restrictive Covenants.  The Indenture imposes certain limitations on the ability of the Company and its Subsidiaries to, among other things, incur additional Indebtedness, pay dividends or make certain other restricted payments, enter into transactions with Affiliates, create dividend or other payment restrictions affecting Restricted Subsidiaries and merge or consolidate with any other Person, sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets or adopt a plan of liquidation.  Such limitations are subject to a number of important qualifications and exceptions.  The Company must annually report to the Trustee on compliance with such limitations.

15.                                 Successors.  When a successor assumes, in accordance with this Indenture, all the obligations of its predecessor under the Notes and the Indenture, the predecessor will be released from those obligations.

16.                                 Defaults and Remedies.  If an Event of Default arising from certain events of bankruptcy with respect to the Company occurs and is continuing, then the Accreted Value as of that particular date (the “Default Amount”) will become immediately due and payable without further action or notice.  If any other Event of Default occurs and is continuing, then the Trustee or the Holders of at least 25% in Accreted Value of the Notes may declare the Accreted Value as of the date of acceleration of all the Notes to be due and payable by notice in writing (the “Acceleration Notice”) to the Company and the Trustee, which notice must also specify that it is a “notice of acceleration”.  In that event, the Notes will become immediately due and payable.  Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture.  The Trustee is not obligated to enforce the Indenture or the Notes unless it has been offered indemnity or security reasonably satisfactory to it.  The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount at maturity of the Notes then outstanding to direct the Trustee in its exercise of any trust or power.  The Trustee may withhold from Holders of Notes notice of any continuing Default or Event of Default (except a Default in payment of principal or interest) if it determines in good faith that withholding notice is in their interest.

17.                                 Trustee Dealings with Company.  The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, its Restricted and Unrestricted Subsidiaries or their respective Affiliates as if it were not the Trustee.

A-1-7

18.                                 No Recourse Against Others.  No past, present or future stockholder, director, officer, employee or incorporator, as such, of the Company shall have any liability for any obligation of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation.  Each Holder of a Note by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for the issuance of the Notes.

19.                                 Authentication.  This Note shall not be valid until the Trustee or authenticating agent manually signs the certificate of authentication on this Note.

20.                                 Governing Law.  This Note shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflicts of laws to the extent that the application of the laws of another jurisdiction would be required thereby.

21.                                 Abbreviations and Defined Terms.  Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as:  TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

22.                                 CUSIP/ISIN Numbers.  The Company has caused CUSIP and/or ISIN numbers to be printed on the Notes as a convenience to the Holders of the Notes.  No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

23.                                 Registration Rights.  Pursuant to the Registration Rights Agreement, the Company and the Guarantor will be obligated upon the occurrence of certain events to consummate an exchange offer pursuant to which the Holder of this Note shall have the right to exchange this Note for a 15% Senior Secured Discount Note due 2008, of the Company (an “Unrestricted Note”) which has been registered under the Securities Act, in like principal amount at maturity and having terms identical in all material respects as this Note.  The accretion rate of the Notes shall increase in the event such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.

24.                                 Indenture.  Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.  Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture.

25.                                 Guarantees.  This Note will be entitled to the benefits of certain Guarantees, if any, made for the benefit of the Holders.  Reference is hereby made to the Indenture for a statement of the rights, limitations of rights, duties and obligations thereunder of the Guarantor, the Trustee and the Holders.

A-1-8

26.                                 Collateral.  This Notes will be entitled to the benefit of certain Collateral.  Reference is hereby made to the Indenture and the Security Documents for a statement of the rights and limitation of rights of Holders and the Trustee thereunder.

The Company will furnish to any Holder of a Note upon written request and without charge a copy of the Indenture.  Requests may be made to:  HMP EQUITY HOLDINGS CORPORATION, 500 Huntsman Way, Salt Lake City, Utah 84108, Attention: Office of General Counsel.

A-1-9

[FORM OF ASSIGNMENT]

I or we assign to

PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER

(please print or type name and address)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints attorney to transfer the Note on the books of the Company with full power of substitution in the premises.

Dated:

NOTICE:  The signature on this assignment must correspond with the name as it appears upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever and be guaranteed by the endorser’s bank or broker.

Signature Guarantee:

In connection with any transfer of this Note occurring prior to the date which is the earlier of (i) the date of the declaration by the Commission of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), covering resales of this Note (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) May 9, 2005, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer:

[Check One]

(1)                                  ☐                                    to the Company or a subsidiary thereof; or

A-1-10

(2)                                  ☐                                    pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended; or

(3)                                  ☐                                    to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended) that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter can be obtained from the Trustee); or

(4)                                  ☐                                    outside the United States to a “foreign purchaser” in compliance with Rule 904 of Regulation S under the Securities Act of 1933, as amended; or

(5)                                  ☐                                    pursuant to the exemption from registration provided by Rule 144 under the Securities Act of 1933, as amended; or

(6)                                  ☐                                    pursuant to an effective registration statement under the Securities Act of 1933, as amended; or

(7)                                  ☐                                    pursuant to another available exemption from the registration statement requirements of the Securities Act of 1933, as amended,

and unless the box below is checked, the undersigned confirms that such Note is not being transferred to an “affiliate” of the Company as defined in Rule 144 under the Securities Act of 1933, as amended (an “Affiliate”):

☐                                    The transferee is an Affiliate of the Company.

Unless one of the items is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if item (3), (4), (5) or (7) is checked, the Company or the Trustee may require, prior to registering any such transfer of the Notes, in their sole discretion, such written legal opinions, certifications (including an investment letter in the case of box (3) or (4) and other information as the Trustee or the Company have reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of l933, as amended.

If none of the foregoing items are checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.16 of the Indenture shall have been satisfied.

Dated:	Signed:
(Sign exactly as name appears on the other side of this Note)

Signature Guarantee:

A-1-11

TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
NOTICE: To be executed by an executive officer

A-1-12

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 4.12 or Section 4.21 of the Indenture, check the appropriate box:

Section 4.12 ☐                 Section 4.21 ☐

If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.12 or Section 4.21 of the Indenture, state the amount:  $

Date:	Your Signature:
(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:
Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

A-1-13

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Physical Note, or exchanges of a part of another Global Note or Physical Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Note Custodian

A-1-14

EXHIBIT A-2

HMP EQUITY HOLDINGS CORPORATION

(FACE OF NOTE)

FOR PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, AND THE REGULATIONS THEREUNDER, THIS SECURITY IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT; FOR EACH $1,000 PRINCIPAL AMOUNT OF THIS NOTE, (1) THE ISSUE PRICE IS $474.35; (2) THE AMOUNT OF ORIGINAL ISSUE DISCOUNT IS $119.10; (3) THE ISSUE DATE IS MAY 15, 2003; AND (4) THE YIELD TO MATURITY (COMPOUNDED SEMI-ANNUALLY) IS 22%.

CUSIP No.:
ISIN No.:
Common Code:

15% Senior Secured Discount Note due 2008

No. CUSIP	$[ ]

HMP EQUITY HOLDINGS CORPORATION, a Delaware corporation (the “Company”), for value received, promises to pay to CEDE & CO. or registered assigns, the aggregate principal amount at maturity of $875,000,000, on May 15, 2008.

Accretion Dates           May 15 and November 15, commencing November 15, 2003.

Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

A-2-1

IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officer.

Dated:

HMP EQUITY HOLDINGS CORPORATION

By:
Name:
Title:

Trustee’s Certificate of Authentication

This is one of the 15% Senior Secured Discount Notes due 2008 referred to in the within-mentioned Indenture.

Dated:

WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signature

A-2-2

(REVERSE OF NOTE)

15% Senior Discount Note due 2008

1.                                       Note.  HMP EQUITY HOLDINGS CORPORATION, a Delaware corporation (the “Company”), promises to pay the aggregate principal amount at maturity of this Note on May 15, 2008.  This Note does not bear cash interest.  This Note accretes at a rate of 15% per annum, compounded semiannually on May 15 and November 15, beginning November 15, 2003 from the initial accreted value of $484.03 per $1,000 principal amount at maturity to $1,000 principal amount at maturity at May 15, 2008.

The Company will pay interest on overdue Accreted Value from time to time on demand at a rate equal to the Applicable Rate borne by the Notes, plus 2.00% per annum.  Interest on the Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months, and, in the case of a partial month, the actual number of days elapsed.

“Accreted Value” means, as of any date prior to May 15, 2008, an amount per $1,000 principal amount at maturity of Notes that is equal to the sum of (a) the initial accreted value of $484.03 per $1,000 principal amount at maturity of Notes and (b) the portion of the excess of the principal amount of such Notes over such initial accreted value which shall have been amortized through such date, such amount to be so amortized on a daily basis and compounded semiannually on each May 15 and November 15, commencing on November 15, 2003 at the Applicable Rate from the Issue Date of the Notes through the date of determination computed on the basis of a 360-day year of twelve 30-day months, and as of any date after May 15, 2008, the principal amount at maturity of the Notes.

The following table sets forth the approximate Accreted Value, which calculation is based on an initial accreted value of $484.03 per $1,000 principal amount at maturity of Notes at the dates set forth below (assuming no Liquidated Damages accrete under the Notes pursuant to the Registration Rights Agreement):

Date	Accreted Value

November 15, 2003	$521.55
May 15, 2004	$560.67
November 15, 2004	$602.72
May 15, 2005	$647.93
November 15, 2005	$696.53
May 15, 2006	$748.78
November 15, 2006	$804.94
May 15, 2007	$865.32
November 15, 2007	$930.23
May 15, 2008	$1,000.00

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2.                                       Method of Payment.  Holders must surrender Notes to a Paying Agent to collect principal payments.  The Company shall pay the Accreted Value in money of the United States that at the time of payment is legal tender for payment of public and private debts (“U.S. Legal Tender”).  However, the Company may pay the Accreted Value by its check payable in such U.S. Legal Tender.  The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder’s registered address.

3.                                       Paying Agent and Registrar.  Initially, Wells Fargo Bank Minnesota, National Association (the “Trustee”) will act as Paying Agent and Registrar.  The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders.  The Company or any of its Subsidiaries may, subject to certain exceptions, act as Registrar or co-Registrar.

4.                                       Indenture.  The Company issued the Notes under an Indenture, dated as of May 9, 2003 (the “Indenture”), among the Company, the Guarantor named therein and the Trustee.  This Note is one of a duly authorized issue of Notes of the Company designated as its 15% Senior Secured Discount Notes due 2008 (the “Notes”).  The Initial Notes and any Exchange Notes issued in accordance with the Indenture are treated as a single class of securities under the Indenture unless otherwise specified in the Indenture.  Capitalized terms used herein shall have the meanings assigned to them in the Indenture unless otherwise defined herein.  The terms of this Note include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) (the “TIA”), as in effect on the date of the Indenture.  Notwithstanding anything to the contrary herein, this Note is subject to all such terms, and Holders of Notes are referred to the Indenture and the TIA for a statement of them.  The Notes are senior obligations of the Company.

5.                                       Optional Redemption. Except as set forth below, the Notes will not be redeemable by the Company prior to November 15, 2004.  Thereafter, the Notes will be redeemable, at the Company’s option, in whole or in part, at any time or from time to time, upon not less than 30 nor more than 60 days’ prior notice mailed by first class mail to each holder’s registered address, at the following redemption prices (expressed in percentages of Accreted Value as of the date of redemption) as of the redemption date, if redeemed during the period commencing on the first day of each of the six-month periods set forth below:

Period	Redemption Price
November 15, 2004 - May 14, 2005	106.0%
May 15, 2005 - November 14, 2005	103.0%
November 15, 2005 - May 14, 2006	104.5%
May 15, 2006 - November 14, 2006	103.0%
November 15, 2006 - May 14, 2007	101.5%
May 15, 2007 and thereafter	100.0%

6.                                       Notice of Redemption.  Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder whose Notes are to

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be redeemed at such Holder’s registered address.  Notes in denominations larger than $1,000 may be redeemed in part.

7.                                       Change of Control Offer.  In the event of a Change of Control, upon the satisfaction of the conditions set forth in the Indenture, the Company shall be required to offer to repurchase all of the then outstanding Notes pursuant to a Change of Control Offer at a purchase price equal to 101% of the Accreted Value on the date of purchase of the Notes repurchased.  Holders of Notes that are the subject of such an offer to repurchase shall receive an offer to repurchase and may elect to have such Notes repurchased in accordance with the provisions of the Indenture pursuant to and in accordance with the terms of the Indenture.

8.                                       Limitation on Asset Sales.  Under certain circumstances set forth in Section 4.12 of the Indenture, the Company is required to apply the net proceeds from Asset Sales to offer to repurchase the Notes at a price equal to 100% of the Accreted Value thereof on the date of purchase of the Notes repurchased.

9.                                       Denominations; Transfer; Exchange.  The Notes are in fully registered form only, without coupons, in denominations of $1,000 and integral multiples of $1,000.  A Holder shall register the transfer or exchange of Notes in accordance with the Indenture.  The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture.  The Registrar need not register the transfer or exchange of any Notes during a period beginning 15 days before the mailing of a redemption notice for any Notes or portions thereof selected for redemption.

10.                                 Persons Deemed Owners.  The registered Holder of a Note shall be treated as the owner of it for all purposes.

11.                                 Unclaimed Money.  If money for the payment of principal or interest remains unclaimed for one year, the Trustee and the Paying Agent will pay the money back to the Company.  After that, all liability of the Trustee and such Paying Agent with respect to such money shall cease.

12.                                 Discharge Prior to Redemption or Maturity.  If the Company at any time deposits with the Trustee U.S. Legal Tender or non-callable U.S. Government Obligations sufficient to pay the Accreted Value on the Notes as of redemption or maturity and complies with the other provisions of this Indenture relating thereto, the Company will be discharged from certain provisions of the Indenture and the Notes (including certain covenants, but excluding its obligation to pay the principal of, premium and interest on the Notes).

13.                                 Amendment; Supplement; Waiver.  Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in Accreted Value of the then outstanding Notes, and any existing Default or Event of Default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in Accreted Value of the then outstanding Notes.  Without consent

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of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Notes in addition to or in place of certificated Notes, or comply with Article Five of the Indenture or make any other change that does not adversely affect in any material respect the rights of any Holder of a Note.

14.                                 Restrictive Covenants.  The Indenture imposes certain limitations on the ability of the Company and its Subsidiaries to, among other things, incur additional Indebtedness, pay dividends or make certain other restricted payments, enter into transactions with Affiliates, create dividend or other payment restrictions affecting Restricted Subsidiaries and merge or consolidate with any other Person, sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets or adopt a plan of liquidation.  Such limitations are subject to a number of important qualifications and exceptions.  The Company must annually report to the Trustee on compliance with such limitations.

15.                                 Successors.  When a successor assumes, in accordance with this Indenture, all the obligations of its predecessor under the Notes and the Indenture, the predecessor will be released from those obligations.

16.                                 Defaults and Remedies.  If an Event of Default arising from certain events of bankruptcy with respect to the Company occurs and is continuing, then the Accreted Value as of that particular date (the “Default Amount”) will become immediately due and payable without further action or notice.  If any other Event of Default occurs and is continuing, then the trustee or the holders of at least 25% in Accreted Value of the Notes may declare the Accreted Value as of the date of acceleration of all the Notes to be due and payable by notice in writing (the “Acceleration Notice”) to the Company and the Trustee, which notice must also specify that it is a “notice of acceleration”.  In that event, the Notes will become immediately due and payable.  Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture.  The Trustee is not obligated to enforce the Indenture or the Notes unless it has been offered indemnity or security reasonably satisfactory to it.  The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount at maturity of the Notes then outstanding to direct the Trustee in its exercise of any trust or power.  The Trustee may withhold from Holders of Notes notice of any continuing Default or Event of Default (except a Default in payment of principal or interest) if it determines in good faith that withholding notice is in their interest.

17.                                 Trustee Dealings with Company.  The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, its Restricted and Unrestricted Subsidiaries or their respective Affiliates as if it were not the Trustee.

18.                                 No Recourse Against Others.  No past, present or future stockholder, director, officer, employee or incorporator, as such, of the Company shall have any liability for any obligation of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation.  Each Holder of a Note

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by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for the issuance of the Notes.

19.                                 Authentication.  This Note shall not be valid until the Trustee or authenticating agent manually signs the certificate of authentication on this Note.

20.                                 Governing Law.  This Note shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflicts of laws to the extent that the application of the laws of another jurisdiction would be required thereby.

21.                                 Abbreviations and Defined Terms.  Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as:  TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

22.                                 CUSIP/ISIN Numbers.  The Company has caused CUSIP and/or ISIN numbers to be printed on the Notes as a convenience to the Holders of the Notes.  No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

23.                                 Indenture.  Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.  Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture.

24.                                 Guarantees.  This Note will be entitled to the benefits of certain Guarantees, if any, made for the benefit of the Holders.  Reference is hereby made to the Indenture for a statement of the rights, limitations of rights, duties and obligations thereunder of the Guarantor, the Trustee and the Holders.

25.                                 Collateral.  The Notes will be entitled to the benefit of certain Collateral.  Reference is hereby made to the Indenture and the Security Documents for a statement of the rights and limitation of rights of Holders and the Trustee thereunder.

The Company will furnish to any Holder of a Note upon written request and without charge a copy of the Indenture.  Requests may be made to:  HMP EQUITY HOLDINGS CORPORATION, 500 Huntsman Way, Salt Lake City, Utah 84108, Attention: Office of General Counsel.

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[FORM OF ASSIGNMENT]

I or we assign to

PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER

(please print or type name and address)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints attorney to transfer the Note on the books of the Company with full power of substitution in the premises.

Dated:

NOTICE:  The signature on this assignment must correspond with the name as it appears upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever and be guaranteed by the endorser’s bank or broker.

Signature Guarantee:

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OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 4.12 or Section 4.21 of the Indenture, check the appropriate box:

Section 4.12 ☐                 Section 4.21 ☐

If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.12 or Section 4.21 of the Indenture, state the amount:  $

Date:	Your Signature:
(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:
Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

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SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Physical Note, or exchanges of a part of another Global Note or Physical Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Note Custodian

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EXHIBIT B

FORM OF LEGEND FOR GLOBAL SECURITY

Any Global Security authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Restricted Security) in substantially the following form:

THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY.  THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF THE DEPOSITORY OR A NOMINEE OF THE DEPOSITORY OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY (AND ANY PAYMENT IS MADE TO ITS NOMINEE OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, A NOMINEE OF THE DEPOSITORY, HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF THE DEPOSITORY OR ITS NOMINEE OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE.

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EXHIBIT C-1

FORM OF TRANSFER CERTIFICATE —
RESTRICTED GLOBAL SECURITY TO
REGULATION S GLOBAL SECURITY

(Transfers pursuant to Sections 2.16(a)(ii)
of the Indenture)

Wells Fargo Bank Minnesota, National Association
Corporate Trust
Sixth Street and Marquette Avenue
MAC N9303-120
Minneapolis, MN 55479

Attention:  HMP Administrator

Re:                             HMP Equity Holdings Corporation 15% Senior Discount
Notes due 2008 (the “Securities”)

Reference is hereby made to the Indenture, dated as of May 9, 2003 between the Company, the Guarantor and Wells Fargo Bank Minnesota, National Association, as trustee, (the “Indenture”).  Terms used but not defined herein and defined in Regulation S under the U.S. Securities Act of 1933 (the “Securities Act”) or in the Indenture shall have the meanings given to them in Regulation S or the Indenture, as the case may be.

This certificate relates to U.S.$               principal amount of Securities, which are evidenced by the following certificate(s) (the “Specified Securities”):

[CUSIP][CINS][ISIN] No(s).

CERTIFICATE No(s).

The person in whose name this certificate is executed below (the “Undersigned”) hereby certifies that either (i) it is the sole beneficial owner of the Specified Securities or (ii) it is acting on behalf of all the beneficial owners of the Specified Securities and is duly authorized by them to do so.  Such beneficial owner or owners are referred to herein collectively as the “Owner”.  If the Specified Securities are represented by a Global Security, they are held through the appropriate Depositary or an Agent Member in the name of the Undersigned, as or on behalf of the Owner.

The Owner has requested that the Specified Securities be transferred to a person (the “Transferee”) who will take delivery in the form of an interest in the Regulation S Global Security.  In connection with such transfer, the Owner hereby certifies that such transfer is being

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effected in accordance with Rule 904 under the Securities Act and with all applicable securities laws of the states of the United States and other jurisdictions.  Accordingly, the Owner hereby further certifies as follows:

1.                                       the Owner is not a distributor of the Specified Securities, an Affiliate of the Company or any such distributor or a person acting on behalf of any of the foregoing;

2.                                       the offer of the Specified Securities was not made to a person in the United States;

3                                          either:

(a)                                  at the time the buy order was originated, the Transferee was outside the United States or the Owner and any person acting on its behalf reasonably believed that the Transferee was outside the United States; or

(b)                                 the transaction is being executed in, on or through the facilities of the Eurobond market, as regulated by the Association of International Bond Dealers, or another designated offshore securities market and neither the Owner nor any person acting on its behalf knows that the transactions have been prearranged with a buyer in the United States;

4.                                       no directed selling efforts have been made in the United States by or on behalf of the Owner or any Affiliate thereof;

5.                                       if the Owner is a dealer in securities or has received a selling concession, fee or other remuneration in respect of the Specified Securities, and the transfer is to occur during the Restricted Period, then the requirements of Rule 904(c)(1) have been satisfied;

6.                                       the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

7.                                       upon completion of the transaction, the beneficial interest being transferred will be held through an Agent Member acting for and on behalf of Euroclear or Clearstream.

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This certificate and the statements contained herein are made for your benefit and the benefit of the Company and the Initial Purchasers under the Purchase Agreement.

Dated:

(Print the name of the Undersigned, as such term is defined in the second paragraph of this certificate.)

By:
Name:
Title:

(If the Undersigned is a corporation, partnership or fiduciary, the title of the person signing on behalf of the Undersigned must be stated.)

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EXHIBIT C-2

FORM OF TRANSFER CERTIFICATE —
RESTRICTED GLOBAL SECURITY TO UNRESTRICTED
GLOBAL SECURITY

(Transfers Pursuant to Sections 2.16(a)(iii)
and 2.16(b)(ii) of the Indenture)

Wells Fargo Bank Minnesota, National Association
Corporate Trust
Sixth Street and Marquette Avenue
MAC N9303-120
Minneapolis, MN 55479

Attention: HMP Administrator

Re:                             HMP Equity Holdings Corporation 15% Senior Secured Discount
Notes due 2008 (the “Securities”)

Reference is hereby made to the Indenture, dated as of May 9, 2003 between the Company, the Guarantor and Wells Fargo Bank Minnesota, National Association, as trustee, (the “Indenture”).  Terms used but not defined herein and defined in Regulation S under the U.S. Securities Act of 1933 (the “Securities Act”) or in the Indenture shall have the meanings given to them in Regulation S or the Indenture, as the case may be.

This certificate relates to U.S.$           principal amount of Securities, which are evidenced by the following certificate(s) (the “Specified Securities”):

[CUSIP][CINS][ISIN] No(s).

CERTIFICATE No(s).

The person in whose name this certificate is executed below (the “Undersigned”) hereby certifies that either (i) it is the sole beneficial owner of the Specified Securities or (ii) it is acting on behalf of all the beneficial owners of the Specified Securities and is duly authorized by them to do so.  Such beneficial owner or owners are referred to herein collectively as the “Owner”.  If the Specified Securities are represented by a Global Security, they are held through the appropriate Depositary or an Agent Member in the name of the Undersigned, as or on behalf of the Owner.

The Owner has requested that the Specified Securities be transferred to a person (the “Transferee”) who will take delivery in the form of an interest in the Unrestricted Global

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Security.  In connection with such transfer, the Owner hereby certifies that such transfer is being effected in accordance with Rule 904 or Rule 144 under the Securities Act and with all applicable securities laws of the states of the United States and other jurisdictions.  Accordingly, the Owner hereby further certifies as follows:

(1)                                  Rule 904 Transfers.  If the transfer is being effected in accordance with Rule 904:

(A)                              the Owner is not a distributor of the Specified Securities, an Affiliate of the Company or any such distributor or a person acting on behalf of any of the foregoing;

(B)                                the offer of the Specified Securities was not made to a person in the United States;

(C)                                either:

(i)                                     at the time the buy order was originated, the Transferee was outside the United States or the Owner and any person acting on its behalf reasonably believed that the Transferee was outside the United States; or

(ii)                                  the transaction is being executed in, on or through the facilities of the Eurobond market, as regulated by the Association of International Bond Dealers, or another designated offshore securities market and neither the Owner nor any person acting on its behalf knows that the transactions has been prearranged with a buyer in the United States;

(D)                               no directed selling efforts have been made in the United States by or on behalf of the Owner or any Affiliate thereof;

(E)                                 if the Owner is a dealer in securities or has received a selling concession, fee or other remuneration in respect of the Specified Securities, and the transfer is to occur during the Restricted Period, then the requirements of Rule 904(c)(1) have been satisfied; and

(F)                                 the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

(2)                                  Rule 144 Transfers.  If the transfer is being effected pursuant to Rule 144:

(A)                              the transfer is occurring after [date one year after the latest date of issuance of any of the Specified Securities] and is being effected in accordance with the applicable amount, manner of sale and notice requirements of Rule 144; or

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(B)                                the transfer is occurring after [date two years after the latest date of issuance of any of the Specified Securities] and the Owner is not, and during the preceding three months has not been, an Affiliate of the Company.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company and the Initial Purchasers under the Purchase Agreement.

Dated:

(Print the name of the Undersigned, as such term is defined in the second paragraph of this certificate.)

By:
Name:
Title:

(If the Undersigned is a corporation, partnership or fiduciary, the title of the person signing on behalf of the Undersigned must be stated.)

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EXHIBIT C-3

FORM OF TRANSFER CERTIFICATE —
REGULATION S GLOBAL SECURITY TO
RESTRICTED GLOBAL SECURITY

(Transfers to QIBs Pursuant to Sections 2.16(a)(iv)
of the Indenture)

Wells Fargo Bank Minnesota, National Association
Corporate Trust
Sixth Street and Marquette Avenue
MAC N9303-120
Minneapolis, MN 55479
Attention:  HMP Administrator

Re:                             HMP Equity Holdings Corporation 15% Senior Secured Discount
Notes due 2008 (the “Securities”)

Reference is hereby made to the Indenture, dated as of May 9, 2003 between the Company, the Guarantor and Wells Fargo Bank Minnesota, National Association, as trustee (the “Indenture”).  Terms used but not defined herein and defined in Regulation S under the U.S. Securities Act of 1933 (the “Securities Act”) or in the Indenture shall have the meanings given to them in Regulation S or the Indenture, as the case may be.

This certificate relates to U.S.$             principal amount of Securities, which are evidenced by the following certificate(s) (the “Specified Securities”):

[CUSIP][CINS][ISIN] No(s).

CERTIFICATE No(s).

The person in whose name this certificate is executed below (the “Undersigned”) hereby certifies that either (i) it is the sole beneficial owner of the Specified Securities or (ii) it is acting on behalf of all the beneficial owners of the Specified Securities and is duly authorized by them to do so.  Such beneficial owner or owners are referred to herein collectively as the “Owner”.  If the Specified Securities are represented by a Global Security, they are held through the appropriate Depositary or an Agent Member in the name of the Undersigned, as or on behalf of the Owner.

The Owner has requested that the Specified Securities be transferred to a person (the “Transferee”) who will take delivery in the form of an interest in the Restricted Global

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Security.  In connection with such transfer, the Owner hereby certifies that such transfer is being effected in accordance with Rule 144A under the Securities Act and with all applicable securities laws of the states of the United States and other jurisdictions.  Accordingly, the Owner hereby further certifies as follows:

(1)                                  the Specified Securities are being transferred to a person that the Owner and any person acting on its behalf reasonably believe is a “qualified institutional buyer” within the meaning of Rule 144A, acquiring for its own account or for the account of a qualified institutional buyer; and

(2)                                  the Owner and any person acting on its behalf have taken reasonable steps to ensure that the Transferee is aware that the Owner may be relying on Rule 144A in connection with the transfer.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company and the Initial Purchasers under the Purchase Agreement.

Dated:

(Print the name of the Undersigned, as such term is defined in the second paragraph of this certificate.)

By:
Name:
Title:

(If the Undersigned is a corporation, partnership or fiduciary, the title of the person signing on behalf of the Undersigned must be stated.)

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EXHIBIT D

FORM OF CERTIFICATE TO BE
DELIVERED IN CONNECTION WITH
TRANSFERS TO INSTITUTIONAL ACCREDITED INVESTORS

(Transfers Pursuant to Section 2.17(a) of the Indenture)

Wells Fargo Bank Minnesota, National Association
Corporate Trust
Sixth Street and Marquette Avenue
MAC N9303-120
Minneapolis, MN 55479

Attention:  HMP Administrator

Re:                             HMP Equity Holdings Corporation 15% Senior Secured Discount
Notes due 2008 (the “Securities”)

Ladies and Gentlemen:

Reference is hereby made to the Indenture, dated as of May 9, 2003 between the Company, the Guarantor and Wells Fargo Bank Minnesota, National Association, as trustee (the “Indenture”).  Terms used but not defined herein have the meanings given to them in the Indenture.

This certificate relates to $         principal amount of Securities, which are evidenced by the following certificate(s) (the “Securities”):

1.                                       We understand that the Securities have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be sold except as permitted in the following sentence.  We understand and agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, (x) that such Securities are being offered only in a transaction not involving any public offering within two years after the date of the original issuance of the Securities or if within three months after we cease to be an affiliate (within the meaning of Rule 144 under the Securities Act) of the Company, such Securities may be resold, pledged or transferred only (i) to the Company, (ii) so long as the Securities are eligible for resale pursuant to Rule 144A under the Securities Act (“Rule 144A”), to a person whom we reasonably believe is a “qualified institution buyer” (as defined in Rule 144A) (“QIB”) that purchases for its own account or for the account of a QIB to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A (as indicated by the box checked by the transferor on the Certificate of Transfer on the reverse of the certificate for the Securities), (iii) in an offshore transaction in accordance with Regulation S under the Securities Act (as indicated by the box checked by the transferor on the Certificate of Transfer on the reverse of the Note if the Note is not in book-entry form), and, if such transfer is being effected by certain transferors prior to the expiration of the “40-day distribution compliance period” (within the meaning of Rule 903(b)(2) of Regulation S under the Securities Act), a certificate that may be obtained from the Trustee is delivered by the transferee, (iv) to an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act (as indicated by the box checked by the transferor on the Certificate of Transfer on the reverse of the certificate for the Securities) which has certified to the Company and the Trustee for the Securities that it is such an accredited investor and is acquiring the Securities for investment purposes and not for distribution (provided that no Securities purchased from a foreign purchaser or from any person other than a QIB or an institutional accredited investor pursuant to this clause (iii) shall be permitted to transfer any Securities so purchased to an institutional accredited investor pursuant to this clause (iv) prior to the expiration of the “applicable restricted period” (within the meaning of Regulation S under the Securities Act), (v) pursuant to an exemption from registration under the Securities Act provided by Rule 144 (if applicable) under the Securities Act, or (vi) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States, and we will notify any purchaser of the Securities from us of the above resale restriction, if then applicable.  We further understand that in connection with any transfer of the Securities by us that the Company and the Trustee for the Securities may request, and if so requested we will furnish, such certificates, legal opinions and other information as they may reasonably require to confirm that any such transfer complies with the foregoing restrictions.

2.                                       We are able to fend for ourselves in the transactions contemplated by this Offering Circular, we have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment and can afford the complete loss of such investment.

3.                                       We understand that the Company and others will rely upon the truth and accuracy of the foregoing acknowledgments, representations and agreements and we agree that if any of the acknowledgments, representations and warranties deemed to have been made by us by our purchase of Securities, for our own account or of one or more accounts as to each of which we exercise sole investment discretion, are no longer accurate, we shall promptly notify the Company.

4.                                       We are acquiring the Securities purchased by us for investment purposes and not for distribution of our own account or for one or more accounts as to each of which we exercise sole investment discretion and we are or such account is an institutional “accredited investor” (as defined in rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act).

5.                                       You are entitled to rely upon this letter and you are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

(Name of Purchaser)

By:

Date:

EXHIBIT E

GUARANTEE

For value received, the undersigned hereby unconditionally guarantees, as principal obligor and not only as a surety, to the Holder of this Note the cash payments in United States dollars of Accreted Value on this Note in the amounts and at the times when due and interest on the overdue principal or premium, if any, of this Note, if lawful, and the payment or performance of all other obligations of the Company under the Indenture (as defined below) or the Notes, to the Holder of this Note and the Trustee, all in accordance with and subject to the terms and limitations of this Note, Article Ten of the Indenture and this Guarantee.  This Guarantee will become effective in accordance with Article Ten of the Indenture and its terms shall be evidenced therein.  The validity and enforceability of any Guarantee shall not be affected by the fact that it is not affixed to any particular Note.  This Guarantee is secured by the Security Documents.

Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Indenture dated as of May 9, 2003, among HMP EQUITY HOLDINGS CORPORATION as issuer (the “Company”), the Guarantor named therein and Wells Fargo Bank Minnesota, National Association, as trustee (the “Trustee”), as amended or supplemented (the “Indenture”).

The obligations of the undersigned to the Holders of Notes and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in Article Ten of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee and all of the other provisions of the Indenture to which this Guarantee relates.

THIS GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAWS.  The undersigned Guarantor hereby agrees to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Guarantee.

This Guarantee is subject to release upon the terms set forth in the Indenture.

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IN WITNESS WHEREOF, the Guarantor has caused its Guarantee to be duly executed.

Date:                    May 9, 2003

ICI ALTA INC. (to be renamed ALTA ONE INC.) as Guarantor

By:
Name:
Title:

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EXHIBIT F

[FORM OF INCUMBENCY CERTIFICATE]

The undersigned,                                   , being the                    of                              (the “Company”) does hereby certify that the individuals listed below are qualified and acting officers of the Company as set forth in the right column opposite their respective names and the signatures appearing in the extreme right column opposite the name of each such officer is a true specimen of the genuine signature of such officer and such individuals have the authority to execute documents to be delivered to, or upon the request of, Wells Fargo Bank Minnesota, National Association, as Trustee under the Indenture dated as of May 9, 2003, by and between the Company ICI Alta Inc. (to be renamed Alta One Inc.) and the Trustee.

Name	Title	Signature

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Certificate as of the 9th day of May, 2003.

Name:
Title:

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